                                                                  EXHIBIT 10.2.1

                                 LOAN AGREEMENT

                     AMONG TRIVERGENT COMMUNICATIONS, INC.;

                THE FINANCIAL INSTITUTIONS WHOSE NAMES APPEAR AS

                     LENDERS ON THE SIGNATURE PAGES HEREOF;

                            TD SECURITIES (USA), INC.

                                       AND

                        CAPITAL SYNDICATION CORPORATION,

                      AN AFFILIATE OF THE CIT GROUP, INC.,

                                       AS

                                CO-LEAD ARRANGERS

                                       AND

                                CO-BOOK RUNNERS;

                    NEWCOURT COMMERCIAL FINANCE CORPORATION,

                      AN AFFILIATE OF THE CIT GROUP, INC.,

                                       AS

                              DOCUMENTATION AGENT;

                           FIRST UNION NATIONAL BANK,

                                       AS

                               SYNDICATION AGENT;

                                       AND

                         TORONTO DOMINION (TEXAS), INC.

                                       AS

                              ADMINISTRATIVE AGENT

                                 FOR THE LENDERS


ARTICLE 1           Definitions..................................................................................1


ARTICLE 2           Loans.......................................................................................18

         Section 2.1          The Loans.........................................................................18
         Section 2.2          Manner of Borrowing and Disbursement..............................................19
         Section 2.3          Interest..........................................................................23
         Section 2.4          Scheduled Commitment Reduction and Repayment......................................24
         Section 2.5          Fees..............................................................................25
         Section 2.6          Optional Prepayments and Reductions...............................................26
         Section 2.7          Mandatory Prepayments.............................................................27
         Section 2.8          Notes; Loan Accounts..............................................................28
         Section 2.9          Manner of Payment.................................................................28
         Section 2.10         Reimbursement.....................................................................29
         Section 2.11         Pro Rata Treatment................................................................30
         Section 2.12         Capital Adequacy..................................................................30
         Section 2.13         Lender Tax Forms..................................................................31

ARTICLE 3           Conditions Precedent........................................................................31

         Section 3.1          Conditions Precedent to Initial Advance of Loans..................................31
         Section 3.2          Conditions Precedent to Each Advance..............................................35

ARTICLE 4           Representations and Warranties..............................................................36

         Section 4.1          Representations and Warranties....................................................36
         Section 4.2          Survival of Representations and Warranties, etc...................................44

ARTICLE 5           General Covenants...........................................................................44

         Section 5.1          Preservation of Existence and Similar Matters.....................................44
         Section 5.2          Business; Compliance with Applicable Law..........................................44
         Section 5.3          Maintenance of Properties.........................................................44
         Section 5.4          Accounting Methods and Financial Records..........................................45
         Section 5.5          Insurance.........................................................................45
         Section 5.6          Payment of Taxes and Claims.......................................................46
         Section 5.7          Visits and Inspections............................................................46
         Section 5.8          Payment of Indebtedness; Loans....................................................46
         Section 5.9          Use of Proceeds...................................................................46
         Section 5.10         Real Estate.......................................................................46
         Section 5.11         Indemnity.........................................................................47
         Section 5.12         Interest Rate Hedging.............................................................48
         Section 5.13         Covenants Regarding Formation of Subsidiaries and the Making of
                              Acquisitions......................................................................48
         Section 5.14         Payment of Wages..................................................................49
         Section 5.15         Year 2000 Problem.................................................................49

ARTICLE 6           Information Covenants.......................................................................49

         Section 6.1          Quarterly Financial Statements and Information....................................49


         Section 6.2          Annual Financial Statements and Information.......................................49
         Section 6.3          Performance Certificates..........................................................50
         Section 6.4          Monthly Operating Report..........................................................50
         Section 6.5          Copies of Other Items.............................................................50
         Section 6.6          Notice of Litigation and Other Matters............................................51

ARTICLE 7           Negative Covenants..........................................................................52

         Section 7.1          Indebtedness of the Borrower and its Subsidiaries.................................52
         Section 7.2          Limitation on Liens...............................................................53
         Section 7.3          Amendment and Waiver..............................................................53
         Section 7.4          Liquidation, Merger or Disposition of Assets......................................53
         Section 7.5          Limitation on Guaranties..........................................................54
         Section 7.6          Investments and Acquisitions......................................................54
         Section 7.7          Restricted Payments and Purchases.................................................54
         Section 7.8          Implementation Phase - Total Debt to Total Capital Ratio..........................54
         Section 7.9          Implementation Phase - Minimum Access Lines Installed and Billed..................54
         Section 7.10         Implementation Phase - Minimum Annualized Revenue.................................55
         Section 7.11         Implementation Phase - Minimum Annualized Operating Cash Flow.....................55
         Section 7.12         Implementation Phase - Maximum Capital Expenditures...............................55
         Section 7.13         Operating Phase - Ratio of Annualized Operating Cash Flow to Cash Interest
                              Expense...........................................................................55
         Section 7.14         Operating Phase - Fixed Charge Coverage Ratio.....................................56
         Section 7.15         Operating Phase - Total Leverage Ratio............................................56
         Section 7.16         Operating Phase - Annualized Operating Cash Flow to Pro Forma Debt Service
                              Ratio.............................................................................56
         Section 7.17         Affiliate Transactions............................................................57
         Section 7.18         Real Estate.......................................................................57
         Section 7.19         ERISA Liabilities.................................................................57

ARTICLE 8           Default.....................................................................................57

         Section 8.1          Events of Default.................................................................57
         Section 8.2          Remedies..........................................................................59
         Section 8.3          Payments Subsequent to Declaration of Event of Default............................60

ARTICLE 9           The Administrative Agent, Etc...............................................................61

         Section 9.1          Appointment and Authorization.....................................................61
         Section 9.2          Interest Holders..................................................................61
         Section 9.3          Consultation with Counsel.........................................................61
         Section 9.4          Documents.........................................................................62
         Section 9.5          Administrative Agent, Documentation Agent, Syndication Agent and
                              Affiliates........................................................................62


         Section 9.6          Responsibility of the Administrative Agent and the Documentation Agent............62
         Section 9.7          Security Documents................................................................62
         Section 9.8          Action by the Administrative Agent and the Documentation Agent....................63
         Section 9.9          Notice of Default or Event of Default.............................................63
         Section 9.10         Responsibility Disclaimed.........................................................64
         Section 9.11         Indemnification...................................................................64
         Section 9.12         Credit Decision...................................................................64
         Section 9.13         Successor Administrative Agent....................................................65
         Section 9.14         Delegation of Duties..............................................................65
         Section 9.15         Other Agents and Titles...........................................................65

ARTICLE 10          Change in Circumstances Affecting Eurodollar Advances.......................................66

         Section 10.1         Eurodollar Basis Determination Inadequate or Unfair...............................66
         Section 10.2         Illegality........................................................................66
         Section 10.3         Increased Costs...................................................................67
         Section 10.4         Effect On Other Advances..........................................................68

ARTICLE 11          Miscellaneous...............................................................................68

         Section 11.1         Notices...........................................................................68
         Section 11.2         Expenses..........................................................................70
         Section 11.3         Waivers...........................................................................70
         Section 11.4         Set-Off...........................................................................71
         Section 11.5         Assignment........................................................................71
         Section 11.6         Accounting Principles.............................................................73
         Section 11.7         Counterparts......................................................................74
         Section 11.8         Governing Law.....................................................................74
         Section 11.9         Severability......................................................................75
         Section 11.10        Interest..........................................................................75
         Section 11.11        Table of Contents and Headings....................................................75
         Section 11.12        Amendment and Waiver..............................................................75
         Section 11.13        Entire Agreement..................................................................76
         Section 11.14        Other Relationships...............................................................76
         Section 11.15        Directly or Indirectly............................................................76
         Section 11.16        Reliance on and Survival of Various Provisions....................................76
         Section 11.17        Senior Debt.......................................................................76
         Section 11.18        Obligations Several...............................................................76
         Section 11.19        Confidentiality...................................................................76

ARTICLE 12          Waiver of Jury Trial........................................................................77

         Section 12.1         Waiver of Jury Trial..............................................................77

                                    EXHIBITS

Exhibit A         -        Form of Assignment and Assumption Agreement
Exhibit B         -        Form of Borrower Pledge Agreement
Exhibit C         -        Form of Certificate of Financial Condition
Exhibit D                  Form of Collateral Assignment of Leases
Exhibit E         -        Form of Parent Guaranty
Exhibit F         -        Form of Parent Pledge Agreement
Exhibit G         -        Form of Performance Certificate
Exhibit H         -        Form of Request for Advance
Exhibit I         -        Form of Revolving Note
Exhibit J         -        Form of Security Agreement
Exhibit K         -        Form of Subsidiary Guaranty
Exhibit L         -        Form of Subsidiary Security Agreement
Exhibit M         -        Form of Term Note
Exhibit N         -        Form of Use of Proceeds Letter
Exhibit O         -        Form of Borrower's Loan Certificate
Exhibit P         -        Form of Subsidiary Loan Certificate
Exhibit Q         -        Form of Parent Loan Certificate
Exhibit R         -        Form of Monthly Operating Report

                                    SCHEDULES

Schedule 1        -        Shareholders
Schedule 2        -        Commitments of the Lenders, Commitment Ratios, and
                           Lenders' Addresses for Notice
Schedule 3        -        Interconnection Agreements
Schedule 4        -        Licenses
Schedule 5        -        Liens of Record as of the Agreement Date
Schedule 6        -        Subsidiaries
Schedule 7                 [Intentionally Omitted]
Schedule 8        -        Litigation
Schedule 9        -        Agreements with Affiliates
Schedule 10       -        Investments
Schedule 11       -        Real Estate
Schedule 12       -        Intellectual Property

                                 LOAN AGREEMENT

         This LOAN AGREEMENT (the "Agreement") is made as of this 1st day of February, 2000, by and among TRIVERGENT COMMUNICATIONS, INC., a South Carolina corporation (the "Borrower"), the financial institutions whose names appear as Lenders on the signature pages hereof (the "Lenders"), TD SECURITIES (USA), INC. and CAPITAL SYNDICATION CORPORATION, an affiliate of The CIT Group, Inc., as co-lead arrangers (collectively, the "Co-Lead Arrangers") and co-book runners (collectively, the "Co-Book Runners"), NEWCOURT COMMERCIAL FINANCE CORPORATION, an affiliate of The CIT Group, Inc., as documentation agent (the "Documentation Agent"), FIRST UNION NATIONAL BANK, as Syndication Agent (the "Syndication Agent"), and TORONTO DOMINION (TEXAS), INC., as administrative agent for the Lenders (the "Administrative Agent"). The parties to this Agreement agree as follows:


                                   ARTICLE 1

                                   Definitions

         For the purposes of this Agreement:

         "Access Lines" shall mean the total number of business or residential lines that provide service to a business or residential customer of the Borrower including "resale," "on-net" and "unbundled network element."

         "Acquisition" shall mean (whether by purchase, exchange, issuance of stock or other equity or debt securities, contribution, merger, reorganization or any other method) (i) any acquisition by the Parent or any of its Restricted Subsidiaries of any other Person or (ii) any purchase by the Parent or any of its Restricted Subsidiaries of all or a substantial portion of the assets of any other Person or any division or other business unit of any Person.

         "Administrative Agent" shall mean Toronto Dominion (Texas), Inc., as Administrative Agent for the Lenders, together with any successor Administrative Agent hereunder.

         "Administrative Agent's Office" shall mean the office of Toronto Dominion (Texas), Inc., as Administrative Agent hereunder, located at 909 Fannin Street, Suite 1700, Houston, Texas 77010, or such other office as may be designated pursuant to the provisions of Section 11.1 of this Agreement.

         "Advance" or "Advances" shall mean amounts advanced by the Lenders to the Borrower pursuant to Article 2 hereof on the occasion of any borrowing.

         "Affiliate" shall mean, with respect to a Person, any other Person directly or indirectly controlling, controlled by, or under common control with, such first Person. For purposes of this definition, "control" when used with respect to any Person includes, without limitation, the direct or indirect beneficial ownership of more than ten percent (10%) of the voting securities or voting equity of such Person or the power to direct or cause the direction of the management and policies of such Person whether by contract or otherwise. Unless otherwise specified, "Affiliate" shall mean an Affiliate of the Parent. In no event shall any Lender be deemed an Affiliate of the Parent or the Borrower.

         "Agreement" shall mean this Loan Agreement.

         "Agreement Date" shall mean the date as of which this Agreement is dated.

         "Anniversary Date" shall mean February 1, 2001.

         "Annualized Operating Cash Flow" shall mean, as of any calculation date, the product of (a) consolidated Operating Cash Flow of the Borrower and its Subsidiaries for the most recently completed two-fiscal quarter period, (b) multiplied by two (2).

         "Applicable Law" shall mean, in respect of any Person, all provisions of constitutions, statutes, rules, regulations, ordinances, and orders of governmental bodies or regulatory agencies applicable to such Person, including, without limiting the foregoing, the Licenses, the Communications Act and all Environmental Laws, and all orders, decisions, judgments and decrees of all courts and arbitrators in proceedings or actions to which the Person in question is a party or by which it is bound.

         "Applicable Margin" shall mean the interest rate margin applicable to Advances hereunder as determined in accordance with Section 2.3(f) hereof.

         "Approved Fund" shall mean, with respect to any Lender that is a fund that invests in commercial loans, any other fund that invests in commercial loans and is managed or advised by the same investment advisor as such Lender or by an affiliate of such investment advisor.

          "Assignment and Assumption Agreement" shall mean an agreement for the assignment and assumption of Loans and Commitments hereunder, in substantially the form of Exhibit A.

         "Authorized Signatory" shall mean such senior personnel of the Borrower as may be duly authorized and designated in writing by the Borrower to execute documents, agreements and instruments on behalf of the Borrower.

         "Base Rate" shall mean, at any time, the higher of (a) the rate of interest adopted by The Toronto-Dominion Bank, New York Branch as the reference rate for the determination of interest rates for loans of varying maturities in United States dollars to United States residents of varying degrees of creditworthiness and being quoted at such time by the Administrative Agent or any of its Affiliates as its "base rate" or "prime rate," and (b) the Federal Funds Rate plus one-half of one percent (1/2%). The Base Rate is not necessarily the lowest rate of interest charged to borrowers of the Administrative Agent or its Affiliates.

         "Base Rate Advance" shall mean an Advance which the Borrower requests to be made as a Base Rate Advance or which is reborrowed as a Base Rate Advance, and which bears interest at the Base Rate Basis in accordance with the provisions of Section 2.2 hereof.

         "Base Rate Basis" shall mean a simple interest rate equal to the sum of
(i) the Base Rate and (ii) the Applicable Margin. The Base Rate Basis shall be adjusted automatically as of the opening of business on the effective date of each change in the Base Rate to account for such change, and shall also be changed to reflect adjustments in the Applicable Margin.

         "Borrower" shall mean TriVergent Communications, Inc., a South Carolina corporation.

         "Borrower Pledge Agreement" shall mean that certain Borrower Pledge Agreement dated as of the Agreement Date, between the Borrower and the Administrative Agent, substantially in the form of Exhibit B.

         "Borrowing Base" shall have the meaning set forth in the definition of Request for Advance.

         "Business Day" shall mean a day on which banks and foreign exchange markets are open for the transaction of business required for this Agreement in London, England, Houston, Texas and New York, New York, as relevant to the determination to be made or the action to be taken.

         "Capital Expenditures" shall mean, in respect of any Person, expenditures for the purchase of assets of long-term use (other than an Acquisition) which should be capitalized in accordance with GAAP, including all Capitalized Lease Obligations.

         "Capitalized Lease Obligation" shall mean that portion of any obligation of a Person as lessee under a lease that at the time would be required to be capitalized on the balance sheet of such lessee in accordance with GAAP.

         "Cash Interest Expense" shall mean, for any period, the sum of (i) for the Borrower and its Subsidiaries on a consolidated basis, cash interest payments for such period accrued in respect of Total Debt, after giving effect to any Interest Hedge Agreements, and shall include the interest component of payments for such period in respect of Capitalized Lease Obligations, all as determined in accordance with GAAP, plus (ii) any Restricted Payment made to the Parent, by the Borrower, to the extent permitted or consented to under Section 7.7, to permit the Parent to make cash interest payments on its Indebtedness for Money Borrowed.

         "Certificate of Financial Condition" shall mean a certificate, substantially in the form of Exhibit C attached hereto, signed by an Authorized Signatory, together with any schedules, exhibits or annexes appended thereto.

         "Change of Control" shall mean (a) the Parent no longer owns directly one hundred percent (100%) of the stock of the Borrower, (b) other than with respect to any issuance of equity securities by the Parent (which does not result in the issuance of equity securities holding more than forty-nine percent (49%) of the voting control of the Parent) in order to capitalize the Unrestricted Subsidiaries as permitted under the Parent Guaranty, any "person" or "group" as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable, other than certain specified shareholders of the Parent as of the Agreement Date, as shown on Schedule 1, is or becomes the "beneficial owner" (as that term is used in Rules 13d-3 and 13d-5 under the Exchange Act, whether or not applicable, except that a Person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than twenty percent (20%) of the aggregate number of votes of all classes of stock of the Parent which ordinarily have voting power for the election of the directors of the Parent,
(c) during any period of twenty-four (24) consecutive months, individuals who at the beginning of such period constituted the board of directors of the Parent (together with any new directors whose election by such board or whose nomination for election by the shareholders of the Parent was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved), cease for any reason to constitute a majority of the board of directors of the Parent then in office or (d) the exercise by the preferred shareholders of the Parent at any time prior to the fifth (5th) anniversary of the Agreement Date of their right to control the Parent's board of directors, or the exercise of such right after such anniversary if a majority of the preferred shareholders at the time of such exercise were not preferred shareholders as of the Agreement Date.

         "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

         "Collateral" shall mean any property of any kind constituting collateral for the Obligations under any of the Security Documents.

         "Collateral Assignment of Leases" shall mean that certain Collateral Assignment of Leases executed and delivered by the Borrower and its Subsidiaries in favor of the Administrative Agent, in the form of Exhibit D.

         "Commitment Ratios" shall mean the percentages in which the Lenders are severally bound from time to time (giving effect to assignments made as permitted under Section 11.5(b) hereof) to make Advances to the Borrower under the Commitments which, as of the Agreement Date, are set forth (together with dollar amounts) on Schedule 2 attached hereto, and after the Agreement Date, shall be maintained by the Administrative Agent in the Register.

         "Commitment Letter" shall mean that certain Commitment Letter dated as of December 22, 1999, among the Borrower, the Administrative Agent, the Syndication Agent and the Documentation Agent, and certain of their Affiliates.

         "Commitments" shall mean, collectively, the Revolving Loan Commitment and the Term Loan Commitment.

         "Communications Law" shall mean the Communications Act of 1934, as amended, and all rules and regulations thereunder, or any successor statute or statutes thereto (including, without limitation, the Telecommunications Act of 1996) and all rules and regulations thereunder, and all rules and regulations of the FCC, any applicable PUC or any other applicable governmental authority related to the provision of telecommunication or broadcast services, each as amended or supplemented from time to time.

         "Conduit Lender" shall mean any special purpose corporation organized and administered by any Lender for the purpose of making Loans hereunder otherwise required to be made by such Lender and designated by such Lender in a written instrument, subject to the consent of the Administrative Agent; provided that the designation by any Lender of a Conduit Lender shall not relieve the designating Lender of any of its obligations to fund an Advance under the Agreement if, for any reason, its Conduit Lender fails to fund any such Loan, and the designating Lender (and not the Conduit Lender) shall have the full right and responsibility to deliver all consents and waivers required or requested under this Agreement with respect to its Conduit Lender, and provided further that no Conduit Lender shall (a) be entitled to receive any greater amount pursuant to Section 2.10, 2.12, or 9.11 or Article 10 than the designating Lender would have been entitled to receive in respect of the extensions of credit made by such Conduit Lender or (b) be deemed to have any Commitment hereunder.

         "Debt Service" shall mean, for any period, the amount of all principal and Cash Interest Expense, together with fees associated therewith, of the Borrower and its Subsidiaries on a consolidated basis in respect of Indebtedness for Money Borrowed (for both the Borrower and its Subsidiaries and, to the extent permitted to be serviced by Restricted Payments made by the Borrower to the Parent, for the Parent) required to be paid during such period. For purposes of this definition, `principal' shall include the principal component of payments for such period in respect of Capitalized Lease Obligations.

         "Default" shall mean any Event of Default, and any of the events specified in Section 8.1, regardless of whether there shall have occurred any passage of time or giving of notice, or both, that would be necessary in order to constitute such event an Event of Default.

         "Default Rate" shall mean a simple per annum interest rate equal to the sum of the otherwise applicable interest rate for advances set forth under
Section 2.3(f) plus two percent (2%).

         "Dollars" or "$" shall mean lawful money of the United States of America.

         "Eligible Assignee" shall mean (i) any Lender, any Affiliate of any Lender and (ii) any commercial bank, insurance company, investment or mutual fund, finance company or other entity that (A) with respect to any assignment of any Term Loans, or portion thereof, is an institutional "accredited investor" (as defined in Regulation D promulgated under the Securities Act of 1933, as amended), and (B) with respect to any assignment of any Revolving Loan, Revolving Loan Commitment or any portion thereof, has capital and surplus on a combined basis with its Affiliates of at least $250,000,000 and which extends credit or buys loans as one of its businesses; provided, no affiliate of the Borrower shall be an Eligible Assignee.

         "Environmental Laws" shall mean all applicable federal, state or local laws, statutes, rules, regulations or ordinances, codes, common law, consent agreements, orders, decrees, judgments or injunctions issued, promulgated approved or entered thereunder relating to public health, safety or the pollution or protection of the environment, including, without limitation, those relating to releases, discharges, emissions, spills, leaching, or disposals to air, water, land or ground water, to the withdrawal or use of ground water, to the use, handling or disposal of polychlorinated biphenyls, asbestos or urea formaldehyde, to the treatment, storage, disposal or management of hazardous substances (including, without limitation, petroleum, crude oil or any fraction thereof, or other hydrocarbons), pollutants or contaminants, to exposure to toxic, hazardous or other controlled, prohibited, or regulated substances, including, without limitation, any such provisions under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. ss. 9601 et seq.), or the Resource Conservation and Recovery Act of 1976, as amended (42 U.S.C. ss. 6901 et seq.).

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as in effect from time to time.

         "ERISA Affiliate" shall mean any Person, including a Subsidiary or an Affiliate of the Parent, that is a member of any group of organizations (within the meaning of Code Section 414(b), 414(c), 414(m), or 414(o)) of which the Borrower is a member.

         "Eurodollar Advance" shall mean an Advance which the Borrower requests to be made as a Eurodollar Advance or which is reborrowed as a Eurodollar Advance, and which bears interest at the Eurodollar Basis in accordance with the provisions of Section 2.2 hereof.

         "Eurodollar Basis" shall mean a simple per annum interest rate (rounded upward, if necessary, to the nearest one-sixteenth (1/16th) of one percent) equal to the sum of (a) the quotient of (i) the Eurodollar Rate divided by (ii) one minus the Eurodollar Reserve Percentage, stated as a decimal, plus (b) the Applicable Margin. The Eurodollar Basis shall apply to Interest Periods of one
(1), two (2), three (3) or six (6) months, and, once determined, shall remain unchanged during the applicable Interest Period, except for changes to reflect adjustments in the Eurodollar Reserve Percentage and the Applicable Margin.

         "Eurodollar Rate" shall mean, for any Interest Period, the average of the interest rates per annum (rounded upward to the nearest one-sixteenth of one percent (1/16%)) which appear on Telerate Page 3750 (or, if unavailable, any generally accepted successor rate reasonably selected by the Administrative Agent), as of 11:00 a.m. (London time) two (2) Business Days before the first day of such Interest Period, in an amount approximately equal to the principal amount of, and for a length of time approximately equal to the Interest Period for, the Eurodollar Advance sought by the Borrower.

         "Eurodollar Reserve Percentage" shall mean the percentage which is in effect from time to time under Regulation D of the Board of Governors of the Federal Reserve System, as such regulation may be amended from time to time, as the maximum reserve requirement applicable with respect to Eurocurrency liabilities (as that term is defined in Regulation D), whether or not any Lender has any such Eurocurrency liabilities subject to such reserve requirement at that time. The Eurodollar Basis for any Eurodollar Advance shall be adjusted as of the effective date of any change in the Eurodollar Reserve Percentage.

         "Event of Default" shall mean any of the events specified in Section 8.1, provided that any requirement for notice or lapse of time or both has been satisfied.

         "Excess Cash Flow" shall mean, with respect to the Borrower and its Subsidiaries on a consolidated basis, as of the end of any fiscal year of the Parent and based on the audited financial statements required to be provided under Section 6.2 hereof, the remainder of (a) Operating Cash Flow for such fiscal year minus (b) the sum, without duplication, of the following items for such fiscal year: (i) Capital Expenditures actually made for such fiscal year to the extent permitted hereunder; (ii) Restricted Payments permitted to be made and actually made notwithstanding Section 7.7 hereof during such fiscal year;
(iii) Debt Service permitted hereunder; and (iv) cash taxes paid.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and any successor act thereto.

         "Facilities" shall mean the credit facilities made available to the Borrower hereunder pursuant to the Revolving Loan Commitment and the Term Loan Commitment.

         "FCC" shall mean the Federal Communications Commission, or any other similar or successor agency of the federal government administering the Communications Act.

         "Federal Funds Rate" shall mean, as of any date, the weighted average of the rates on overnight federal funds transactions with the members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent or its Affiliate from three (3) federal funds brokers of recognized standing selected by the Administrative Agent or its Affiliate.

         "Fee Letters" shall mean, collectively, those certain letter agreements dated as of December 22, 1999 setting forth the applicable facility fee for the Administrative Agent and each of the Lenders relating to this Agreement and the Loans and Commitments created hereunder.

         "Financial Covenants" shall mean the financial covenants contained in Sections 7.8 through 7.16 hereof.

         "First Pay" shall mean THE FIRST PAY DIVISION of the Borrower as identified in the Borrower's internal financial statements.

         "Fixed Charge Coverage Ratio" shall mean, for any calculation date, for the Borrower and its Subsidiaries on a consolidated basis, the ratio of (a) Annualized Operating Cash Flow to (b) Fixed Charges.

         "Fixed Charges" shall mean for the Borrower and its Subsidiaries on a consolidated basis with respect to the most recently completed fiscal four-quarter period the sum of (a) Debt Service, plus (b) Capital Expenditures, plus (c) taxes.

         "GAAP" shall mean generally accepted accounting principles in the United States, consistently applied and as in effect from time to time.

         "Guaranty" or "Guaranteed," as applied to an obligation, shall mean (a) a guaranty, direct or indirect, in any manner, of all or any part of such obligation, and (b) any agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of non-performance) of all or any part of such obligation, including, without limiting the foregoing, any reimbursement obligations as to amounts drawn down by beneficiaries of outstanding letters of credit.

         "ICP Business" shall mean the Borrower's full-service integrated communications provider business, providing residential consumer and small business customers with local exchange, long distance, internet, and high speed services for both voice and data.

         "Indebtedness" shall mean, with respect to any Person, and without duplication, (a) all items, except items of partners' equity or capital stock or surplus or general contingency or deferred tax reserves, which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet of such Person, including, without limitation, secured non-recourse obligations of such Person, (b) all direct or indirect obligations of any other Person secured by any Lien to which any property or asset owned by such Person is subject, but only to the extent of the higher of the fair market value or the book value of the property or asset subject to such Lien if the obligation secured thereby shall not have been assumed, (c) to the extent not otherwise included, all Capitalized Lease Obligations of such Person and all obligations of such

Person with respect to leases constituting part of a sale and lease-back arrangement, and (d) all Guaranties and all reimbursement obligations with respect to outstanding letters of credit.

         "Indebtedness for Money Borrowed" shall mean, without duplication with respect to any Person, Indebtedness for money borrowed and Indebtedness represented by notes payable and drafts accepted representing extensions of credit, all obligations evidenced by bonds, debentures, notes or other similar instruments, all Indebtedness upon which interest charges are customarily paid, all Capitalized Lease Obligations, all reimbursement obligations with respect to outstanding letters of credit, all Indebtedness issued or assumed as full or partial payment for property or services (other than accrued expenses and trade payables arising in the ordinary course of business, but only if and so long as such accounts are payable on trade terms customary in the industry), whether or not any such notes, drafts, obligations or Indebtedness represent Indebtedness for money borrowed, and, without duplication, Guaranties of any of the foregoing. For purposes of this definition, interest which is accrued but not paid on the scheduled due date for such interest shall be deemed Indebtedness for Money Borrowed.

         "Indemnitee" shall have the meaning ascribed to it in Section 5.11 hereof.

         "Interconnection Agreements" means each of the interconnection agreements between the applicable incumbent local exchange carrier and the Borrower. The Interconnection Agreements in effect as of the Agreement Date are listed on Schedule 3 hereto.

         "Interest Hedge Agreements" shall mean any interest rate swap, cap, collar, floor, caption or swaption agreements, or any similar arrangements designed to hedge the risk of variable interest rate volatility or to reduce interest costs, arising at any time (including prior to the Agreement Date) between the Borrower, on the one hand, and any of the Administrative Agent or one or more of the Lenders, or any other Person (other than an Affiliate of the Borrower), on the other hand, as such agreement or arrangement may be modified, supplemented and in effect from time to time.

         "Interest Period" shall mean (a) in connection with any Base Rate Advance, the period beginning on the date such Advance is made and ending on the last day of the calendar quarter in which such Advance is made; provided, however, that if a Base Rate Advance is made on the last day of any calendar quarter, it shall have an Interest Period ending on, and its Payment Date shall be, the last day of the following calendar quarter, and (b) in connection with any Eurodollar Advance, the term of such Advance selected by the Borrower or otherwise determined in accordance with this Agreement. Notwithstanding the foregoing, however, (i) any applicable Interest Period which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day unless, with respect to Eurodollar Advances only, such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day, (ii) any applicable Interest Period, with respect to Eurodollar Advances only, which begins on a day for which there is no numerically corresponding day in the calendar month during which such Interest Period is to end shall

(subject to clause (i) above) end on the last day of such calendar month, and
(iii) no Interest Period shall extend beyond the applicable scheduled Maturity Date. Interest shall be due and payable with respect to any Advance as provided in Section 2.3 hereof.

         "Interest Rate Basis" shall mean the Base Rate Basis or the Eurodollar Basis, as appropriate.

         "Investment" shall mean, with respect to any Person, any loan, advance or extension of credit (other than to customers and employees in the ordinary course of business) by such Person to, or any Guaranty or other contingent liability with respect to the capital stock, Indebtedness or other obligations of, or any contributions to the capital of, any other Person, or any ownership, purchase or other acquisition by such Person of any interest in any capital stock, limited partnership interest, general partnership interest, membership interest, or other securities of any such other Person, other than an Acquisition. "Investment" shall also include the total cost of any future commitment or other obligation binding on any Person to make an Investment or any subsequent Investment.

         "Lenders" shall mean the financial institutions whose names appear as "Lenders" on the signature pages hereof and any other Person which becomes a "Lender" hereunder after the Agreement Date; and "Lender" shall mean any one of the foregoing Lenders.

         "Licenses" shall mean any government license, authorization, certificate of compliance, franchise, approval or permit, for the provision of competitive local exchange carrier telephony service, data transport, internet access and other related services and any other license, permit, consent, certificate of compliance, franchise, approval, waiver, or authorization granted or issued by the FCC or other applicable state, federal or local governmental authority, including, without limitation, any applicable PUC Authorization and any of the foregoing authorizing or permitting the acquisition, construction or operation of any Network Facility or any other system for the provision of competitive local exchange carrier telephony service, data transfer, internet connectivity and other related services, required to be obtained in order to conduct the ICP Business of the Borrower and its Subsidiaries, all of which are listed as of the Agreement Date on Schedule 4.

         "Lien" shall mean, with respect to any property, any mortgage, lien, pledge, negative pledge or other agreement not to pledge, assignment, charge, security interest, title retention agreement, levy, execution, seizure, attachment, garnishment or other encumbrance of any kind in respect of such property, whether created by statute, contract, the common law or otherwise, and whether or not choate, vested or perfected.

         "Loan Documents" shall mean this Agreement, the Notes, the Security Documents, the Fee Letters, all Requests for Advance, all Interest Hedge Agreements between the Borrower or any Subsidiaries, on the one hand, and the Administrative Agent or its Affiliate (acting in the capacity of a lender or depository institution) or the Lenders, or any of them or their respective Affiliates, on the other hand, and all other documents, certificates and agreements executed and delivered to the Administrative

Agent or the Lenders by or on behalf of the Borrower in connection with or contemplated by this Agreement, in each case as amended, supplemented or otherwise modified from time to time as permitted hereunder.

         "Loans" shall mean, collectively, the Revolving Loans and the Term
Loans.

         "Majority Lenders" shall mean (i) prior to the occurrence of an Event of Default and the termination of unfunded Commitments, Lenders the sum of whose Revolving Loan Commitment amount plus Term Loan Commitment equals or exceeds two-thirds (66.67%) of the sum of such items, or (ii) at any time that there exists an Event of Default hereunder, Lenders the total of whose Loans outstanding equals or exceeds two-thirds (66.67%) total principal amount of the Loans then outstanding hereunder.

         "Materially Adverse Effect" shall mean (i) any materially adverse effect upon the business, assets, liabilities, condition (financial or otherwise), prospects, results of operations, or properties of the Parent, the Borrower and its Subsidiaries, taken as a whole, or (ii) a material adverse effect upon (x) the binding nature, validity, or enforceability of this Agreement, or (y) the ability of the Borrower and its Subsidiaries (including the Borrower) to perform the payment obligations or other material obligations under this Agreement or any other Loan Document, or (z) a material portion (by value) of the Collateral or material diminution of the remedies, rights, benefits or interests of the Lenders in and to the Loans or the rights of the Administrative Agent and the Lenders in the Collateral; in any case, whether resulting from any single act, omission, situation, status, event or undertaking, or taken together with other such acts, omissions, situations, statuses, events or undertakings.

         "Maturity Date" shall mean the earlier of (a) December 31, 2007, or (b) any date on which all outstanding Obligations shall be due (whether by acceleration or otherwise).

          "Mortgage" shall mean any mortgage, deed of trust or other similar instrument or agreement, between the Borrower or any of its Subsidiaries and the Administrative Agent, pursuant to which the Borrower or such Subsidiary grants to the Administrative Agent, for its benefit and for the ratable benefit of the Lenders, a Lien on any real property owned or leased by the Borrower or such Subsidiary, as amended, supplemented or otherwise modified from time to time.

         "Multiemployer Plan" shall have the meaning set forth in Section 4001(a)(3) of ERISA.

         "Necessary Authorizations" shall mean all grants, approvals, and licenses from, and all filings and registrations with, any governmental or other regulatory authority, local, state or federal, including, without limiting the foregoing, the Licenses and all grants, approvals, licenses, filings and registrations under the Communications Act, necessary in order to enable the Borrower and its Subsidiaries to own, construct, maintain, and operate its ICP Business.

         "Net Income" shall mean, for the Borrower and its Subsidiaries on a consolidated basis, for any period, net income determined in accordance with GAAP.

         "Net Proceeds" shall mean, with respect to any sale, lease, transfer or other disposition of assets by the Borrower or any of its Subsidiaries or any issuance by the Parent or any of its Restricted Subsidiaries (including the Borrower) of any capital stock or other equity or debt securities permitted hereunder, the aggregate amount of cash received for such assets or securities (including, without limitation, any payments received by such Person for non-competition covenants, consulting or management fees, and any portion of the amount received evidenced by a buyer promissory note or other evidence of Indebtedness), net of (i) amounts reserved, if any, for taxes payable with respect to any such sale or payment (after application of any available losses, credits or other offsets), (ii) reasonable and customary transaction costs properly attributable to such transaction and payable by such Person (other than to an Affiliate) in connection with such sale, lease, transfer or other disposition of assets or issuance of any capital stock or other securities, including, without limitation, commissions and underwriting discounts, and (iii) until actually received by such Person, any portion of the amount received held in escrow or evidenced by a buyer promissory note or non-compete agreement or covenant for which compensation is paid over time. Upon release of any reserves held under item (i) of the preceding sentence, or receipt by such Person of amounts referred to in item (iii) of the preceding sentence, such amounts shall then be deemed to be "Net Proceeds."

         "Network Agreement" shall mean any document or agreement entered into by the Borrower or any of its Subsidiaries regarding the use, operation or maintenance of, or otherwise concerning, any of the Network Facilities.

         "Network Facilities" shall mean the switches and network of digital and analog facilities owned or leased by the Borrower or any of its Subsidiaries for use in its ICP Business.

         "Notes" shall mean, collectively, the Revolving Notes and the Term
Notes.

         "Obligations" shall mean (i) all payment and performance obligations of every kind, nature and description of the Parent and its Restricted Subsidiaries (including the Borrower) owed or owing to the Lenders, the Administrative Agent or its Affiliate, or any of them, under this Agreement (or their respective Affiliates in the case of Interest Hedge Agreements entered into with any such Affiliates) and the other Loan Documents (including any interest, fees and other charges on the Loans or otherwise under the Loan Documents that would accrue but for the filing of a bankruptcy action with respect to the Parent, any such Restricted Subsidiary (including the Borrower) or any such other obligor whether or not such claim is allowed in such bankruptcy action), as they may be amended from time to time, or as a result of making the Loans, whether such obligations are direct or indirect, absolute or contingent, due or not due, contractual or tortious, liquidated or unliquidated, arising by operation of law or otherwise, now existing or hereafter arising, and (ii) the obligation to pay an amount equal to the amount of any and all damage which the Lenders, the Administrative Agent, or any of them, may suffer by reason of a breach by the Parent, any of its Restricted Subsidiaries, or any other obligor, of any obligation, covenant or undertaking with respect to this Agreement or any other Loan Document.

         "Operating Cash Flow" shall mean, for any period, for the Borrower and its Subsidiaries on a consolidated basis, Net Income for such period (after eliminating any extraordinary gains and losses, including gains and losses from the sale of assets), plus, to the extent deducted in determining Net Income, the sum of the following for such period: (i) depreciation and amortization allowances, (ii) interest charges paid and accrued, and (iii) reserves for deferred taxes not payable currently and income taxes paid by the Borrower and its Restricted Subsidiaries, and (iv) other non-cash charges.

         "Parent" shall mean State Communications, Inc., a South Carolina corporation.

         "Parent Guaranty" shall mean that certain Parent Guaranty dated as of the Agreement Date, in favor of the Administrative Agent, for itself and for the ratable benefit of the Lenders, given by Parent, in substantially the form of Exhibit E.

         "Parent Pledge Agreement" shall mean that certain Parent Pledge Agreement dated as of the Agreement Date, between Parent and the Administrative Agent, substantially in the form of Exhibit F attached hereto.

         "Payment Date" shall mean the last day of any Interest Period.

         "PBGC" shall mean the Pension Benefit Guaranty Corporation, or any successor thereto.

         "Performance Certificate" shall mean a certificate of an Authorized Signatory as to the Borrower's financial performance and compliance with this Agreement, in substantially the form of Exhibit G.

          "Permitted Liens" shall mean, as applied to any Person:

         (a) Any Lien in favor of the Administrative Agent given to secure the Obligations;

         (b) (i) Liens on real estate for real estate taxes not yet delinquent and (ii) Liens for taxes, assessments, judgments, governmental charges or levies or claims, in each case the non-payment of which is being diligently contested in good faith by appropriate proceedings and for which reserves (if any) required in accordance with GAAP have been set aside on such Person's books, but only so long as no foreclosure, distraint, sale or similar proceedings have been commenced with respect thereto and remain unstayed for a period of thirty (30) days after their commencement;

         (c) Liens of landlords, carriers, warehousemen, mechanics, laborers and materialmen incurred in the ordinary course of business for sums not yet due or being diligently contested in good faith, if reserves (if any) required in accordance with GAAP or appropriate provisions shall have been made therefor;

         (d) Liens incurred in the ordinary course of business in connection with worker's compensation and unemployment insurance (other than Liens to secure obligations created under ERISA;

         (e) Restrictions on the transfer of assets imposed by any of the Licenses or by the Communications Act, any applicable state laws, and any regulations thereunder;

         (f) elements, rights-of-way, restrictions and other similar encumbrances on the use of real property which do not interfere with the ordinary conduct of the business of such Person, or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not incurred in connection with Indebtedness or other extensions of credit and which do not in the aggregate detract from the value of such properties or impair their use in the operation of the business of such Person;

         (g) Purchase money security interests, which are perfected automatically by operation of law (and as to which no Uniform Commercial Code financing statement is filed) only for the period (not to exceed twenty (20)
days) of automatic perfection under the law of the applicable jurisdiction, and limited to Liens on assets so purchased;

         (h) Liens reflected by Uniform Commercial Code financing statements filed in respect of Capitalized Lease Obligations permitted under Section 7.1(c) hereof or in respect of true leases of the Borrower or any of its Subsidiaries; and

         (i) Any other Liens, including Liens existing as of the Agreement Date and listed on Schedule 5 attached hereto, which Liens secure Indebtedness permitted under Section 7.1.

         "Person" shall mean an individual, corporation, limited liability company, association, partnership, joint venture, trust or estate, an unincorporated organization, a government or any agency or political subdivision thereof, or any other entity.

         "Plan" shall mean, with respect to any Person, an employee benefit plan within the meaning of Section 3(3) of ERISA or any other employee benefit plan maintained for employees of such Person or any Affiliate of such Person.

         "Pro Forma Debt Service" shall mean Debt Service for the Parent and its Restricted Subsidiaries on a consolidated basis projected to be paid during the next succeeding complete fiscal four-quarter period following the calculation date, and after giving effect to any Interest Hedge Agreements and to existing Eurodollar Advances. For purposes of this definition, where interest payments on Indebtedness for Money Borrowed for such period are not fixed by way of Interest Hedge Agreements, Eurodollar Advances, or otherwise for the entire period, such interest shall be calculated at the Base Rate Basis in effect on the calculation date, based on the Applicable Margin also in effect on such calculation date.

         "PUC" shall mean any state, provincial or other local regulatory agency or body that exercises jurisdiction over the rates or services or the ownership, construction or operation of any Network Facilities or competitive local exchange carrier telephony system or over Persons who own, construct or operate Network Facilities or any such system, in each case by reason of the nature or type of the business subject to regulation and not pursuant to laws and regulations of general applicability to Persons conducting business in any such jurisdiction.

         "PUC Authorizations" shall mean all applications, filings, reports, documents, recordings and registrations with, and all validations, exemptions, franchises, waivers, approvals, orders or authorizations, consents, licenses, certificates and permits from, any PUC.

         "Register" shall have the meaning ascribed to it in Section 11.5(c) hereof.

         "Reportable Event" shall have the meaning set forth in Title IV of ERISA.

         "Request for Advance" shall mean a certificate designated as a "Request for Advance," signed by an Authorized Signatory requesting an Advance hereunder, which shall be in substantially the form of Exhibit H attached hereto and shall, among other things, and as more fully set forth therein, (i) specify the date of the Advance, which shall be a Business Day prior to the Maturity Date, the amount of the Advance, the type of Advance, the Commitment under which the Advance is being requested, and, with respect to Eurodollar Advances, the Interest Period selected by the Borrower, (ii) state that there shall not exist, on the date of the requested Advance and after giving effect thereto, a Default and (iii) as to Advances which will increase the principal amount of the Loans then outstanding, demonstrate that (through the use of (x) invoices for Telecommunications Equipment purchases, (y) invoices or other documentary support for Capital Expenditures involving Telecommunications Equipment, and (z) invoices or other documentary support for equipment, third-party labor, permits, other third-party costs and all capitalized internal costs of the Borrower pertaining to the acquisition and installation of Telecommunications Equipment, as permitted under GAAP (the dollar sum of items (x), (y) and (z) constituting the "Borrowing Base")), the outstanding principal balance of the Loans, after giving effect to the requested Advance, does not exceed the Borrowing Base.

         "Restricted Payment" shall mean any direct or indirect distribution, dividend or other cash payment to any Person on account of any general or limited partnership interest in, or membership interest in, or shares of capital stock (including any preferred stock) or other securities of, the Parent or any of its Subsidiaries (other than stock dividends and stock splits), including, without limitation, any warrants or other rights or options to acquire shares of capital stock or partnership interests or membership interests of the Parent or any of its Subsidiaries and shall include any type of payment or payment-in-kind by the Parent or any of its Restricted Subsidiaries to any of the Unrestricted Subsidiaries.

         "Restricted Purchase" shall mean any payment on account of the purchase, redemption or other acquisition or retirement of any general or limited partnership interest in, or membership interest in, or shares of capital stock or other securities of, the Parent or any of its Subsidiaries, including, without limitation, any warrants or other rights or options to acquire shares of capital stock or partnership interests or membership interests of the Parent or any of its Subsidiaries.

         "Restricted Subsidiary" shall mean any Subsidiary of the Borrower other than an Unrestricted Subsidiary.

         "Revolving Loans" shall mean, collectively, the amounts advanced from time to time by the Lenders participating in the Revolving Loan Commitment to the Borrower under the Revolving Loan Commitment, not to exceed in the aggregate the amount of the Revolving Loan Commitment, and evidenced by the Revolving Loan Notes.

         "Revolving Loan Commitment" shall mean the several obligations of the Lenders participating in the Revolving Loan Commitment to advance the sum of up to $40,000,000 to the Borrower, in accordance with their respective Commitment Ratios relating to the Revolving Loan, pursuant to the terms hereof, as such amount may be reduced from time to time pursuant to the terms hereof.

         "Revolving Notes" shall mean those certain promissory notes in the aggregate original principal amount of $40,000,000, one issued by the Borrower to each of the Lenders participating in the Revolving Loan Commitment hereunder, each one substantially in the form of Exhibit I, and any extensions, modifications, renewals or replacements of or amendments to any of the foregoing.

         "Security Agreement" shall mean that certain Security Agreement dated as of the Agreement Date, between the Borrower and the Administrative Agent, substantially in the form of Exhibit J.

         "Security Documents" shall mean the Borrower Pledge Agreement, the Parent Pledge Agreement, the Parent Guaranty, the Subsidiary Guaranty, the Security Agreement, the Subsidiary Security Agreement, the Mortgages, any other agreement or instrument providing collateral for the Obligations whether now or hereafter in existence, and any filings, instruments, agreements, and documents related thereto or to this Agreement, and providing the Administrative Agent, for itself and for the ratable benefit of the Lenders, with Collateral for the Obligations.

         "Security Interest" shall mean all Liens in favor of the Administrative Agent, for itself and for the ratable benefit of the Lenders, created hereunder or under any of the Security Documents to secure the Obligations.

         "Solvent" shall mean, at any time of determination, with respect to any Person, that: (i) the assets of such Person, at a fair valuation, are in excess of the total amount of its debts (including, without limitation, contingent liabilities); (ii) the present fair saleable value of its assets is greater than its probable liability on its existing debts as such debts become absolute and matured; (iii) it is then able and expected to be able to pay its debts (including without limitation, contingent debts and other commitments) as they mature; and (iv) it has sufficient capital to carry on its business as conducted. For purposes of determining whether a Person is Solvent, the amount of any contingent liability shall be computed as the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

         "Subsidiary" shall mean, as applied to any Person, (a) any corporation of which more than fifty percent (50%) of the outstanding securities (other than directors' qualifying shares) having ordinary voting power to elect a majority of its board of directors, regardless of the existence at the time of a right of the holders of any class or classes of securities of such corporation to exercise such voting power by reason of the happening of any contingency, or any partnership of which more than fifty percent (50%) of the outstanding partnership interests, is at the time owned directly or indirectly by such Person, or by one or more Subsidiaries of such Person, or by such Person and one or more Subsidiaries of such Person, or (b) any other entity which is directly or indirectly controlled (other than solely by virtue of a management agreement) by such Person, or by one or more Subsidiaries of such Person, or by such Person and one or more Subsidiaries of such Person. The Subsidiaries of the Parent are listed, as of the Agreement Date, on Schedule 6.

         "Subsidiary Guaranty" shall mean that certain Subsidiary Guaranty dated as of the Agreement Date, in favor of the Administrative Agent, for itself and for the ratable benefit of the Lenders, given by the each Subsidiary of the Borrower, in substantially the form of Exhibit K.

         "Subsidiary Security Agreement" shall mean that certain Subsidiary Security Agreement dated as of the Agreement Date, between each Subsidiary of the Borrower, on the one hand, and the Administrative Agent, on the other hand, substantially in the form of Exhibit L.

         "Telecommunications Equipment" shall mean fiber optic cable, telecommunications switches or other comparable switches, transmission equipment, and other ancillary hardware necessary for the installation and operation of a switch room or central office and co-location with other telecommunications providers which will enable the Borrower and its Subsidiaries to offer telephony data transport, internet access and other related services, as well as all software and hardware associated with the network operating center and back office systems (including without limitation OSS, billing systems, customer service and data services), and other related software and hardware products integral to developing viable telephony, data transport, internet access and related businesses, together with all related support and installation costs associated with an operational system (including, without limitation, costs to co-locate with other telecommunications providers), provided that such costs are capitalized according to GAAP (generally accepted accounting principles).

         "Term Loan Commitment" shall mean the several obligations of certain of the Lenders to advance the sum of up to $80,000,000 to the Borrower on or after the Agreement Date in accordance with their respective Commitment Ratios for the Term Loans, all pursuant to the terms hereof, as such amount may reduced from time to time pursuant to the terms hereof.

         "Term Loans" shall mean, collectively, the amounts advanced by certain of the Lenders to the Borrower in an aggregate amount of up to $80,000,000, and evidenced by the Term Notes.

         "Term Notes" shall mean those certain term notes in the aggregate original principal amount of $80,000,000, one issued by the Borrower to each of the Lenders issuing a Term Loan Commitment in accordance with each such Lender's Commitment Ratio for the Term Loan Commitment, each one substantially in the form of Exhibit M attached hereto, and any extensions, modifications, renewals or replacements of or amendments to any of the foregoing.

         "Total Capital" shall mean, at any date of determination, the sum of
(i) aggregate amount of cash contributed as common equity capital to the Borrower (determined in accordance with GAAP as of such date), plus (ii) Total Debt.

         "Total Debt" shall mean, for the Borrower and its Subsidiaries on a consolidated basis as of any calculation date, the sum (without duplication) of
(i) the outstanding principal amount of the Loans, and (ii) all other Indebtedness for Money Borrowed.

         "Total Debt to Total Capital Ratio" shall mean as of any calculation date the ratio of Total Debt to Total Capital.

         "Total Leverage Ratio" shall mean, as of any calculation date, the ratio of Total Debt to Annualized Operating Cash Flow.

         "Unrestricted Subsidiary" shall mean any subsidiaries of the Parent (but not of the Borrower) designated as Unrestricted Subsidiaries on Schedule 6.

         "Use of Proceeds Letter" shall mean that certain Use of Proceeds Letter, substantially in the form of Exhibit N, delivered to the Administrative Agent and the Lenders on the Agreement Date pursuant to Article 3 hereof.

   * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * *

         Each definition of an agreement or instrument in this Article 1 shall include such agreement or instrument as amended, restated, supplemented or otherwise modified from time to time in accordance herewith. Each reference to Section, Article, Exhibit or Schedule shall refer, unless otherwise expressly stated, to a Section or Article of this Agreement, or an Exhibit or Schedule to this Agreement.


                                   ARTICLE 2

                                      Loans

         Section 2.1 The Loans.

                  (a) Revolving Loans. The Lenders who participate in the Revolving Loan Commitment agree, severally in accordance with their respective Commitment Ratios relating to the Revolving Loan Commitment and not jointly, upon the terms and subject to the conditions of this Agreement, to lend and re-lend to the Borrower, at any time on and after the Agreement Date through but excluding the Maturity Date, subject to Section 2.1(d) an amount not to exceed, in the aggregate, the amount of the Revolving Loan Commitment as in effect from time to time. Advances under the Revolving Loan Commitment may be repaid and reborrowed as provided in
Section 2.2 hereof in order to reborrow Eurodollar Advances for new Interest Periods, to effect changes in the Interest Rate Bases applicable to the Advances hereunder, or otherwise. Revolving Loans will bear interest at the Eurodollar Basis or the Base Rate Basis as provided in Section 2.3 hereof.

                  (b) Term Loans. The Lenders who have agreed to make Term Loans agree, severally in accordance with their respective Commitment Ratios for the Term Loan Commitment and not jointly, upon the terms and subject to the conditions of this Agreement, to lend to the Borrower, at any time on or after the Agreement Date, through and including December 31, 2000, an amount not to exceed, in the aggregate, the amount of the Term Loan Commitment as in effect from time to time. Term Loans will bear interest at the Eurodollar Basis or the Base Rate Basis as provided in Section 2.3 hereof.

                  (c) Expiration and Availability of Term Loan Commitment. The Term Loan Commitment shall be permanently reduced as follows:

                           (i) If, prior to April 1, 2000, the Lenders shall not
have made Term Loans to the Borrower in an aggregate amount in excess of $20,000,000, the Term Loan Commitment shall be permanently reduced on such date by an amount equal to (i) $20,000,000 less (ii) the principal amount of the Term Loans advanced prior to April 1, 2000;

                           (ii) If, prior to July 1, 2000, the Lenders shall not
have made Term Loans to the Borrower in an aggregate amount in excess of $50,000,000, the Term Loan Commitment shall be permanently reduced on that date by an amount equal to (i) $50,000,000 less (ii) the principal amount of the Term Loans advanced prior to July 1, 2000; and

                           (iii) The remaining $30,000,000 of Term Loan
Commitment shall expire if not drawn on or prior to December 31, 2000.

                  (d) Expiration and Availability of Revolving Loan Commitment. $20,000,000 of the Revolving Loan Commitment shall not be available to the Borrower until the Borrower provides the Lenders with its quarterly financial statements and Performance Certificate demonstrating compliance with the Financial Covenants for the quarter ended September 30, 2000, and shall thereafter be available for borrowing in whole or in part hereunder.

         Section 2.2 Manner of Borrowing and Disbursement.

                  (a) Choice of Interest Rate, Etc. Any Advance (i) under the Revolving Loan Commitment shall, at the option of the Borrower, be made as a Base Rate Advance or a Eurodollar Advance, and (ii) under the Term Loans shall be made as a Base Rate Advance or a Eurodollar Advance; provided, however, that at such time as there shall have occurred and be continuing a Default hereunder, the Borrower shall not have the right to rollover any Eurodollar Advances, and all subsequent Advances during the period such Default continues, whether under the Revolving Loan Commitment or the Term Loans, shall be made as Base Rate Advances. Any notice given to the Administrative Agent in connection with a requested Advance hereunder shall be given to the Administrative Agent prior to 10:00 a.m. (Houston time) in order for such Business Day to count toward the minimum number of Business Days required.

                  (b) Base Rate Advances.

                           (i) Initial Advances. The Borrower shall give the
Administrative Agent in the case of Base Rate Advances at least one (1) Business Day's prior written notice in the form of a Request for Advance, or telephonic notice followed immediately by a Request for Advance; provided, however, that the Borrower's failure to confirm any telephonic notice with a Request for Advance shall not invalidate any notice so given.

                           (ii) Continuations. Upon at least one (1), with
respect to items (B) and (C) of this sentence, or three (3), with respect to item (A) of this sentence, Business Days' prior written notice to the Administrative Agent, the Borrower may (A) designate all or a portion (meeting the minimum Advance requirement) of the principal amount of any Base Rate Advance as a Eurodollar Advance, or (B) continue all or a portion of the principal amount thereof as one or more Base Rate Advances, or (C) repay all or any portion of such Base Rate Advance. On such Payment Date or the date indicated by the Borrower, as the case may be, such Base Rate Advance shall be so designated, continued or paid. If the Borrower shall give no such written notice before the applicable Payment Date, the principal portion of such Base Rate Advance shall be continued for one additional thirty (30) day Interest Period.

                           (iii) Failure to Borrow. If the Borrower shall fail
or refuse to borrow on the date and in the manner set forth in a Request for Advance under subsection (i) above, or if the Borrower shall fail to repay any Advance on the date identified in writing by the Borrower in the manner set forth under subsection (ii) above, the Borrower shall pay the Lender's losses and expenses in the manner and to the extent set forth in Section 2.10 of this Agreement.

                           (iv) Minimum Amount. Each Base Rate Advance shall be
in a minimum principal amount of $500,000, and in integral multiples of $250,000.

                  (c) Eurodollar Advances.

                           (i) Initial Advances. The Borrower shall give the
Administrative Agent in the case of Eurodollar Advances at least three (3) Business Days' prior written notice in the form of a Request for Advance, or telephonic notice followed immediately by a Request for Advance; provided, however, that the Borrower's failure to confirm any telephonic notice with a Request for Advance shall not invalidate any notice so given. The Administrative Agent, whose determination shall be conclusive absent manifest error, shall determine the available Eurodollar Bases and shall notify the Borrower of such Eurodollar Bases. The Borrower shall promptly notify the Administrative Agent by telephone or telecopy, and shall immediately confirm any such telephonic notice in writing, of its selection of a Eurodollar Basis and Interest Period for such Advance; provided, however, that the Borrower's failure to confirm any such telephonic notice in writing shall not invalidate any notice so given.

                           (ii) Rollovers. Upon at least one (1), with respect
to items (B) and (C) of this sentence or three (3), with respect to item (A) of this sentence, Business Days' prior written notice to the Administrative Agent, the Borrower shall specify whether all or a portion of such Eurodollar Advance outstanding on the Payment Date (A) is to be rolled over as a Eurodollar Advance (specifying the applicable Interest Period), (B) is to be continued in whole or in part as a Base Rate Advance, or (C) is to be repaid. Upon such Payment Date such Eurodollar Advance will, subject to the provisions hereof, be so designated, continued, rolled over, or repaid. If the Borrower shall give no such written notice before the applicable Payment Date, or shall be unable to rollover a Eurodollar Advance, the principal portion of such Eurodollar Advance shall be converted into and continued as a Base Rate Advance.

                           (iii) Failure to Borrow. If the Borrower shall fail
or refuse to borrow on the date and in the manner set forth in a Request for Advance under subsection (i) above, or if the Borrower shall fail to repay any Advance on the date identified in writing by the Borrower in the manner set forth under subsection (ii) above, the Borrower shall pay the Lenders' losses and reasonable out-of-pocket expenses in the manner and to the extent set forth in Section 2.10 of this Agreement.

                           (iv) Minimum Amount. Each Eurodollar Advance shall be
in a minimum principal amount of $2,000,000, and in integral multiples of $500,000.

                  (d) Notification of Lenders. Upon receipt of a Request for Advance, or a notice from the Borrower with respect to a selection of an Interest Period, or a notice from the Borrower with respect to any outstanding Advance prior to the Payment Date for such Advance, the Administrative Agent shall promptly notify each Lender by telephone and telecopy of the contents thereof and the amount of such Lender's portion of the Advance. Each Lender shall, not later than 12:00 noon (Houston time) on the date of borrowing specified in such notice, make available to the Administrative Agent at the Administrative Agent's Office, or at such account as the Administrative Agent shall designate, the amount of its portion of any Advance which represents an additional borrowing hereunder in immediately available funds.

                  (e) Disbursement.

                           (i) Prior to 2:00 p.m. (Houston time) on the date of
an Advance hereunder, the Administrative Agent shall, subject to the satisfaction of the conditions set forth in Article 3, disburse the amounts made available to it by the Lenders in like funds by (a) transferring the amounts so made available by wire transfer pursuant to the Borrower's instructions, or (b) in the absence of such instructions, crediting the amounts so made available to the account of the Borrower maintained with the Administrative Agent.

                           (ii) Unless the Administrative Agent shall have
received notice from a Lender prior to 12:00 noon (Houston time) on the date of any Advance that such Lender will not make available to the Administrative Agent such Lender's ratable portion of such Advance, the Administrative Agent may assume that such Lender has made or will make such portion available to the Administrative Agent on the date of such Advance, and the Administrative Agent may in its sole discretion and in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent the Lender does not make such ratable portion available to the Administrative Agent, such Lender agrees to repay to the Administrative Agent on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent, (A) for the first three (3) days following such date at the Federal Funds Rate and (B) from and after the fourth (4th) day following such date at the Federal Funds Rate plus one percent (1%).

                           (iii) If such Lender shall repay to the
Administrative Agent such corresponding amount, such amount so repaid shall constitute such Lender's portion of the applicable Advance for purposes of this Agreement. If such Lender does not repay such corresponding amount immediately upon the Administrative Agent's demand therefor, the Administrative Agent shall notify the Borrower and the Borrower shall immediately pay such corresponding amount to the Administrative Agent, together with interest thereon at the otherwise applicable Interest Rate Basis. The failure of any Lender to fund its portion of any Advance shall not relieve any other Lender of its obligation hereunder to fund its respective portion of the Advance on the date of such borrowing, but no Lender shall be responsible for any such failure of any other Lender.

                           (iv) In the event that, at any time when the Borrower
is not in Default and has otherwise satisfied any necessary conditions under
Article 3, a Lender for any reason fails or refuses to fund its portion of an Advance, then, until such time as such Lender has funded its portion of such Advance, or all other Lenders have received payment in full (whether by repayment or prepayment) of the principal and interest due in respect of such Advance, such non-funding Lender shall not have the right (i) to vote regarding any issue on which voting is required or advisable under this Agreement or any other Loan Document and the amount of the Loans of such Lender shall not be counted as outstanding for purposes of determining "Lenders" or "Majority Lenders" hereunder, except that, at any time when there exists an Event of Default hereunder, such Lender's vote shall count and be required for any all-Lender action under Section 11.12 hereof, and (ii) to receive payments of principal, interest or fees from the Borrower in respect of its unfunded Advances (the commitment fee portion of which shall be forfeited by the applicable Lender for each day for which such Lender has not funded a portion of an Advance).

         Section 2.3 Interest.

                  (a) On Base Rate Advances. Interest on each Base Rate Advance shall be computed on the basis of a year of 365/366 days for the actual number of days elapsed and shall be payable at the Base Rate Basis for such Advance, in arrears on the applicable Payment Date for the period through the date immediately preceding such Payment Date. Interest on Base Rate Advances then outstanding shall also be due and payable on the Maturity Date.

                  (b) On Eurodollar Advances. Interest on each Eurodollar Advance shall be computed on the basis of a 360-day year for the actual number of days elapsed and shall be payable at the Eurodollar Basis for such Advance, in arrears on the applicable Payment Date for the period through the day immediately preceding such Payment Date, and, in addition, if the Interest Period for a Eurodollar Advance exceeds three (3) months, interest on such Eurodollar Advance shall also be due and payable in arrears on every three-month anniversary of the beginning of such Interest Period. Interest on Eurodollar Advances then outstanding shall also be due and payable on the Maturity Date.

                  (c) Interest if no Notice of Selection of Interest Rate Basis. If the Borrower fails to give the Administrative Agent timely notice of its selection of a Eurodollar Basis for any Advance, or if for any reason a determination of a Eurodollar Basis for any Advance is not timely concluded, the Base Rate Basis shall apply to such Advance.

                  (d) Interest Upon Default. Immediately upon the occurrence of a Default hereunder (whether or not declared) the outstanding principal balance of the Loans shall bear interest at the Default Rate. Such interest shall be payable on the earlier of demand or the Maturity Date and shall accrue until the earlier of (a) waiver (to the satisfaction of the Lenders required under Section
11.12 hereof to waive) of the applicable Event of Default, or (b) agreement by the Majority Lenders to rescind the charging of interest at the Default Rate, or
(c) payment in full of the Obligations.

                  (e) Eurodollar Advances. At no time may the number of outstanding Eurodollar Advances exceed six (6).

                  (f) Applicable Margin.

                           (i) Prior to the Anniversary Date. Prior to the
Anniversary Date, (1) the Applicable Margin for Base Rate Advances shall be 3.50% and (2) the Applicable Margin for Eurodollar Advances shall be 4.50%.

                           (ii) After the Anniversary Date.

                                    (1) After the Anniversary Date and when (i)
         the Total Debt to Total Capital Ratio for the most recent fiscal quarter end equals or exceeds 45.0%, and (ii) the Total Leverage Ratio for the most recent fiscal quarter end is a positive number that equals or exceeds 10.00:1.00, the Applicable Margin for Base Rate Advances shall be 3.50% and the Applicable Margin for Eurodollar Advances shall be 4.50%.

                                    (2) After the Anniversary Date and when (i)
         the Total Debt to Total Capital Ratio for the most recent fiscal quarter end is less than 45.0%, or (ii) the Total Leverage Ratio for the most recent fiscal quarter end is less than 10.00:1.00 but equals or exceeds 6.00:1.00, the Applicable Margin for Base Rate Advances shall be 3.00% and the Applicable Margin for Eurodollar Advances shall be 4.00%.

                                    (3) After the Anniversary Date and when the
         Total Leverage Ratio for the most recent fiscal quarter end is less than 6.00:1.00, the Applicable Margin for Base Rate Advances and the Applicable Margin for Eurodollar Advances shall be as set forth on the grid below:

                                       Base Rate Advance      Eurodollar Advance
    Total Leverage Ratio               Applicable Margin       Applicable Margin
    --------------------               -----------------      ------------------

Greater than or equal to 5.00                2.500%                3.500%
but less than 6.00

Greater than or equal to 4.00                2.250%                3.250%
but less than 5.00

Greater than or equal to 3.00                2.000%                3.000%
but less than 4.00

Less than 3.00                               1.750%                2.750%

Any adjustments to the Applicable Margin shall be effective on second Business Day after the financial statements referred to in and complying with Section 6.1 hereof are required to be furnished and have been furnished by the Borrower to the Administrative Agent and each Lender, for the fiscal quarter most recently ended.

         Section 2.4 Scheduled Commitment Reduction and Repayment. Commencing March 31, 2003, and at the end of each calendar quarter thereafter, the Revolving Loan shall be reduced by an amount equal to the percentages and amounts (for such quarter and year) set forth below, and the outstanding principal balance of the Term Loans shall be repaid by an amount equal to the percentages and amounts (for such quarter and year) set forth below:

                                                                          Percentage and Amount of
                                           Percentage and Amount of       Revolving Loan Commitment to be
                                           Revolving Loan Commitment to   Reduced Each Twelve-Month Period
Quarters Ending                            be Reduced Each Quarter:       Ending December 31:
---------------                            ----------------------------   --------------------------------

March 31, 2003 through and including            3.125% /$1,250,000               12.500% /$5,000,000
December 31, 2003

March 31, 2004 through and including            4.375% /$1,750,000               17.500% /$7,000,000
December 31, 2004
March 31, 2005 through and including            5.000% /$2,000,000               20.000% /$8,000,000
December 31, 2005
March 31, 2006 through and including            6.250% /$2,500,000               25.000% /$10,000,000
December 31, 2006
March 31, 2007 through and including            6.250% /$2,500,000               25.000% /$10,000,000
December 31, 2007

                                                                          Percentage and Amount of Term
                                           Percentage and Amount of       Loans Outstanding as of December
                                           Term Loans Outstanding as of   31, 2002 to be Reduced Each
                                           December 31, 2002 to be        Twelve-Month Period Ending
Quarters Ending                            Reduced Each Quarter:          December 31:
---------------                            ----------------------------   -------------------------------

March 31, 2003 through and including            3.125% /$2,500,000               12.500% /$10,000,000
December 31, 2003]
March 31, 2004 through and including            4.375% /$3,500,000               17.500% /$14,000,000
December 31, 2004
March 31, 2005 through and including            5.000% /$4,000,000               20.000% /$16,000,000
December 31, 2005
March 31, 2006 through and including            6.250% /$5,000,000               25.000% /$20,000,000
December 31, 2006
March 31, 2007 through and including            6.250% /$5,000,000               25.000% /$20,000,000
December 31, 2007

On the date of each reduction of the Revolving Loan Commitment as shown above, the Borrower shall pay to the Administrative Agent, for the ratable benefit of the Lenders, the amount necessary to reduce the principal amount of the then outstanding Revolving Loans to not more than the amount of the Revolving Loan Commitment, as so reduced, together with the accrued interest on the amount so repaid. Any remaining unpaid principal and interest of the Revolving Loan shall be due and payable in full on the Maturity Date. In addition, any unpaid principal and interest of the Term Loans and any other outstanding Obligations under the Term Loan Commitment shall be due and payable in full on the Maturity Date.

         Section 2.5 Fees.

                  (a) Fees Payable Under the Fee Letters. The Borrower agrees to pay (i) to the Administrative Agent, for the benefit of itself and the Lenders, such fees as are mutually agreed upon and as are described in the Fee Letters, and (ii) to the Administrative Agent for its services hereunder such fees as may be mutually agreed upon.

                  (b) Commitment Fee. In addition, the Borrower agrees to pay to the Administrative Agent, for the benefit of each of the Lenders participating in the

Commitments hereunder, in accordance with their respective Commitment Ratios, a commitment fee on the aggregate unborrowed balance of the Commitments, for each day from the Agreement Date until the Maturity Date, as follows:

                           (i) If the aggregate outstanding principal amount of the Loans equals or exceeds 67% of the Commitments, an amount equal to 0.625% per annum of the Commitments;

                           (ii) If the aggregate outstanding principal amount of the Loans equals or exceeds 33%, but is less than 67%, of the Commitments, an amount equal to 1.000% per annum of the Commitments; and

                           (iii) If the aggregate outstanding principal amount of the Loans is less than 33% of the Commitments, an amount equal to 1.500% per annum.

Such commitment fee shall be payable quarterly in arrears on the last day of each calendar quarter, commencing on the last day of the calendar quarter in which the Agreement Date occurs, and on the Maturity Date, shall be fully earned when due, and shall be non-refundable when paid.

         Section 2.6 Optional Prepayments and Reductions.

                  (a) Prepayment of Advances. The principal amount of any Base Rate Advance may be prepaid in full or in part at any time, without penalty and without regard to the Payment Date for such Advance, upon one (1) Business Days' prior written notice to the Administrative Agent of such prepayment. Eurodollar Advances may be prepaid prior to the applicable Payment Date, upon three (3) Business Days' prior written notice to the Administrative Agent, provided that the Borrower shall reimburse the Lenders and the Administrative Agent, on the earlier of demand (accompanied by a certificate of the Administrative Agent or the Lender or Lenders seeking reimbursement) or the Maturity Date, for any loss or expense incurred by any Lender or the Administrative Agent in connection with such prepayment, in the manner and to the extent set forth in Section 2.10 hereof. Partial prepayments shall be in a principal amount of not less than $2,000,000, and in an integral multiple of $500,000. A notice of prepayment shall be irrevocable unless the Majority Lenders shall otherwise agree upon the written request of the Borrower to cancel such a notice of prepayment. Upon receipt of any notice of prepayment, the Administrative Agent shall promptly notify each Lender of the contents thereof by telephone and telecopy and of such Lender's portion of the prepayment.

                  (b) Reduction of Commitment. The Borrower may, by giving at least five (5) Business Days' prior written notice to the Administrative Agent, permanently terminate or reduce either the Revolving Loan Commitment or the Term Loan Commitment, at any time in a minimum amount of $2,000,000 and in $500,000 increments thereafter. The Borrower shall also make any required repayment or prepayment of the Loans outstanding under the Commitment being so terminated or reduced, plus accrued interest on such outstanding Loans and any amounts due under Section 2.10 hereof, on or before the effective date of the reduction or termination of the affected Commitment, so that the principal amount of Loans outstanding under such affected Commitment does not exceed the amount of the affected Commitment as so reduced. The Borrower shall not have any right to rescind any notice of termination or reduction pursuant to this Section 2.6(b). Upon receipt of any notice of prepayment or reduction, the Administrative Agent shall promptly notify each Lender by telephone and telecopy of the contents thereof and of such Lender's portion of the anticipated prepayment.

         Section 2.7 Mandatory Prepayments. In addition to the scheduled repayments and Commitment reductions provided for in Section 2.4 hereof, the Borrower shall prepay the Loans as follows:

                  (a) Repayment From Excess Cash Flow. On or prior to April 30, 2002, the Borrower shall make a prepayment of the outstanding principal amount of the Loans in an amount equal to seventy-five percent (75%) of Excess Cash Flow (for the fiscal year then most recently ended) and on or prior to each April 30th thereafter during the term of this Agreement, the Borrower shall make an additional prepayment of the outstanding principal amount of the Loans in an amount equal to fifty percent (50%) of Excess Cash Flow for the fiscal year then most recently ended. Amounts so prepaid shall be applied to the Revolving Loan Commitment and the outstanding Term Loans on a pro rata basis and shall reduce the remaining Revolving Loan Commitment reductions and the remaining Term Loan required repayments due under Section 2.4, in reverse order of maturity. Accrued interest on the principal amount of the Loans being prepaid pursuant to this
Section 2.7(a) to the date of such prepayment, together with any amounts owing under Section 2.10 hereof, will be paid by the Borrower concurrently with such principal prepayment.

                  (b) From Permitted Asset Sales. The Net Proceeds from any sale of assets together with any proceeds of insurance under Section 5.5, collectively in excess of $500,000 in the aggregate in any calendar year, or securities as permitted hereunder or consented to by the Lenders, shall be applied, on the Business Day of receipt thereof by the Borrower or the affected Subsidiary, as follows:

                           (i) Except as otherwise provided in Section
         2.7(b)(ii) hereof, to permanently reduce the Revolving Loan Commitment and the outstanding Term Loans, on a pro rata basis, and shall reduce the remaining Revolving Loan Commitment reductions and the remaining Term Loan required repayments due under Section 2.4, in inverse order of maturity; or

                           (ii) Net Proceeds from the sale of Borrower's First Pay division in excess of $4,000,000 only shall be required to be used to prepay the Loans and reduce the Commitments outstanding hereunder.

                  (c) From Net Proceeds. Fifty percent (50%) of any Net Proceeds from the issuance of equity securities, and one hundred percent (100%) of the Net Proceeds from the issuance of Indebtedness for Money Borrowed, by the Borrower or the Parent (other than up to $100,000,000 to be raised by the Parent for the benefit of its

Unrestricted Subsidiaries, of which no more than $67,000,000 may be Indebtedness for Money Borrowed) shall be applied, on the Business Day of receipt thereof by the Parent or the Borrower to permanently reduce the Revolving Loan Commitment and the outstanding Term Loans, on a pro rata basis, and shall reduce the remaining Revolving Loan Commitment reductions and the remaining Term Loan required repayments due under Section 2.4 in inverse order of maturity.

         Section 2.8 Notes; Loan Accounts.

                  (a) The Loans shall be repayable in accordance with the terms and provisions set forth herein and shall be evidenced by the Notes. Term Notes shall be issued by the Borrower and payable to the order of each Lender listed on Schedule 2 as making a Term Loan, and one Revolving Note shall be issued by the Borrower and payable to the order of each such Lender issuing a Revolving Loan Commitment. The Notes shall be issued by the Borrower to the Lenders and shall be duly executed and delivered by one or more Authorized Signatories.

                  (b) Each Lender may open and maintain on its books in the name of the Borrower a loan account with respect to the Loans and interest thereon. Each Lender which opens such a loan account shall debit such loan account for the portion of the principal amount of each Advance made by it and accrued interest thereon and shall credit such loan account for each payment on account of principal of or interest on its Loans. The records of a Lender with respect to the loan account maintained by it shall be prima facie evidence of the Loans and accrued interest thereon, but the failure of any Lender to make any such notations or any error or mistake in such notations shall not affect the Borrower's repayment obligations with respect to such Loans.

         Section 2.9 Manner of Payment.

                  (a) Each payment (including any prepayment) by the Borrower on account of the principal of or interest on the Loans, commitment fees and any other amount owed to the Lenders and the Administrative Agent or any of them under this Agreement or the Notes shall be made not later than 1:00 p.m. (Houston time) on the date specified for payment under this Agreement to the Administrative Agent at the Administrative Agent's Office, for the account of the Lenders or the Administrative Agent, as the case may be, in Dollars in immediately available funds. Any payment received by the Administrative Agent after 1:00 p.m. (Houston time) shall be deemed received on the next Business Day. Receipt by the Administrative Agent of any payment intended for any Lender or Lenders hereunder prior to 1:00 p.m. (Houston time) on any Business Day shall be deemed to constitute receipt by such Lender or Lenders on such Business Day. In the case of a payment for the account of a Lender, the Administrative Agent will promptly thereafter (and, if such amount is received before 1:00 p.m. (Houston time), on the same day) distribute the amount so received in like funds to such Lender. If the Administrative Agent shall not have received any payment from the Borrower as and when due, the Administrative Agent will promptly notify the Lenders accordingly.

                  (b) The Borrower agrees to pay principal, interest, fees and all other amounts then due and payable hereunder, under the Fee Letters, or under the Notes, without set-off or counterclaim or any deduction whatsoever other than any amount properly withheld in accordance with Section 2.13 in respect of income taxes payable by such Lender.

                  (c) Prior to the acceleration of the Loans under Section 8.2 hereof, if some but less than all amounts due from the Borrower are received by the Administrative Agent with respect to the Obligations, the Administrative Agent shall distribute such amounts in the following order of priority, all on a pro rata basis to the Lenders: (i) to the payment on a pro rata basis of any fees or expenses then due and payable to the Administrative Agent, the Lenders, or any of them; (ii) to the payment of interest then due and payable on the Loans; (iii) to the payment of all other amounts not otherwise referred to in this Section 2.9(c) then due and payable to the Administrative Agent or the Lenders, or any of them, hereunder or under the Notes; and (iv) to the payment of principal then due and payable on the Notes.

                  (d) Subject to any contrary provisions in the definition of Interest Period, if any payment under this Agreement or any of the other Loan Documents is specified to be made on a day which is not a Business Day, it shall be made on the next Business Day, and such extension of time shall in such case be included in computing interest and fees, if any, in connection with such payment.

         Section 2.10 Reimbursement.

                  (a) Whenever any Lender shall sustain or incur any losses or expenses in connection with (i) failure by the Borrower to borrow or convert into a Eurodollar Advance after having given notice of its intention to borrow in accordance with Section 2.2 hereof (whether by reason of the Borrower's election not to proceed or the non-fulfillment of any of the conditions set forth in Article 3 or otherwise), or (ii) prepayment of any Eurodollar Advance in whole or in part for any reason, the Borrower agrees to pay to such Lender, so long as notice as described below is provided, upon the earlier of such Lender's demand or the Maturity Date, an amount sufficient to compensate such Lender for all such losses and expenses. Such Lender's good faith determination of the amount of such losses or expenses, set forth in writing and accompanied by calculations in reasonable detail demonstrating the basis for its demand, set forth in a certificate and delivered after the occurrence of the event giving rise to such Lender's losses or expenses, shall be conclusive, absent manifest error.

                  (b) Losses subject to reimbursement hereunder shall be the excess, if any, of (i) the interest or other costs to such Lender of the deposit or other source of funding used to make such Eurodollar Advance, for the remainder of its putative Interest Period, over (ii) the interest earned (or to be earned) by such Lender upon the re-lending or re-deployment of the amount of such Eurodollar Advance for the remainder of its putative Interest Period.

         Section 2.11 Pro Rata Treatment.

                  (a) Advances. Each Advance of the Revolving Loans or the Term Loans from the Lenders shall be made pro rata on the basis of the respective Commitment Ratios of the Lenders issuing and holding Commitments for such Loans, as set forth as of the Agreement Date on Schedule 2 hereof.

                  (b) Payments. Except as provided in Section 2.2(e)(iv) or
Article 10 hereof, each payment and prepayment of principal of the Loans, and each payment of interest on the Loans, shall be made to the Lenders pro rata on the basis of their respective unpaid principal amounts outstanding under the applicable Facility immediately prior to such payment or prepayment. If any Lender shall obtain any payment (whether involuntary, through the exercise of any right of set-off, or otherwise) on account of the Loans made by it in excess of its ratable share of the Loans under the applicable Facility, such Lender shall forthwith purchase from the other Lenders for such Facility such participations in the Loans made by them under such Facility as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and each such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 2.11(b) may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

         Section 2.12 Capital Adequacy. If, after the date hereof, the adoption of any Applicable Law regarding the capital adequacy of banks or bank holding companies, or any change in Applicable Law (whether adopted before or after the Agreement Date), other than in connection with income taxes, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by such Lender with any directive regarding capital adequacy (whether or not having the force of law) of any such governmental authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on any Lender's capital as a consequence of its obligations hereunder with respect to the Loans and the Commitments to a level below that which it could have achieved but for such adoption, change or compliance (taking into consideration such Lender's policies with respect to capital adequacy immediately before such adoption, change or compliance and assuming that such Lender's capital was fully utilized prior to such adoption, change or compliance) by an amount deemed by such Lender to be material, then, so long as notice as described below is timely provided, upon the earlier of demand by such Lender or the Maturity Date, the Borrower shall promptly pay to such Lender such additional amounts as shall be sufficient to compensate such Lender for such reduced return, together with interest on such amount from the date of demand until payment in full thereof at the Default Rate. A certificate of such Lender setting forth the amount to be paid to such Lender by the Borrower as a result of any event referred to in this paragraph and supporting calculations in reasonable detail demonstrating the basis therefor shall be delivered by such Lender to the Borrower (with a copy to the Administrative Agent) after such Lender's learning of the existence of such claim and (ii) shall be conclusive, absent manifest error.

         Section 2.13 Lender Tax Forms. On or prior to the date such party becomes a "Lender" party to this Agreement and on or prior to the first Business Day of each calendar year thereafter, each Lender that is organized in a jurisdiction other than the United States or any state thereof shall provide each of the Administrative Agent and the Borrower with either (a) two (2) properly executed originals of Form 4224 or Form 1001 (or any successor forms) prescribed by the Internal Revenue Service or other documents satisfactory to the Borrower and the Administrative Agent, and properly executed Internal Revenue service Form W-8 or Form W-9, as the case may be, certifying (i) as to such Lender's status for purposes of determining exemption from United States withholding taxes with respect to all payments to be made to such Lender hereunder and under the Notes or (ii) that all payments to be made to such Lender hereunder and under the Notes are subject to such taxes at a rate reduced to zero by an applicable tax treaty, or (b) (i) a certificate executed by such Lender certifying that such Lender is not a "bank" and that such Lender qualifies for the portfolio interest exemption under 881(c) of the Internal Revenue Code of 1986, as amended, and (ii) two (2) properly executed originals of Internal Revenue Service Form W-8 (or any successor form) prescribed certifying such Lender's entitlement to an exemption from United States withholding tax with respect to payments of interest to be made under this Agreement and under any Note. Each such Lender agrees to provide the Administrative Agent and the Borrower with new forms to the same effect prescribed by the Internal Revenue Service upon the expiration or obsolescence of any previously delivered form, or after the occurrence of any event requiring a change in the most recent forms delivered by it to the Administrative Agent and the Borrower.


                                   ARTICLE 3

                              Conditions Precedent

         Section 3.1 Conditions Precedent to Initial Advance of Loans. The obligations of the Lenders to undertake the Commitments and to make the initial Advances of the Loans hereunder are subject to the prior fulfillment of each of the following conditions:

                  (a) The Administrative Agent shall have received each of the following (with sufficient copies for each of the Lenders), in form and substance satisfactory to the Administrative Agent and each of the Lenders:

                           (i) the loan certificate of the Borrower, in
substantially the form attached hereto as Exhibit O, including a certificate of incumbency with respect to each Authorized Signatory, together with appropriate attachments which shall include without limitation, the following items: (A) a certified copy of the Articles of Incorporation of the Borrower, certified as of a recent date to be true, complete and correct by the Secretary of State of the State of South Carolina, (B) a certificate of good standing as of a recent date for each other state in which the Borrower is required to qualify or has qualified to do business, (C) a certificate of the secretary of the Borrower, certifying to the accuracy of the Borrower's (i) certificate or articles of incorporation, (ii) by-laws, (iii) shareholders agreement, if any, (iv) incumbency of officers and (v) authorizing resolutions, and (D) a true, complete and correct copy of any agreement in effect with respect to the voting rights, ownership interests, or management of the Borrower;

                           (ii) the duly executed Notes;

                           (iii) the duly executed Security Agreement, together
with appropriate UCC-1 financing statement forms for filing;

                           (iv) the duly executed Subsidiary Security Agreement,
executed and delivered by each Subsidiary of the Borrower, together with appropriate UCC-1 financing statement forms for filing;

                           (v) the duly executed Parent Pledge Agreement,
together with the certificates representing all of the capital stock of the Borrower and Parent's Restricted Subsidiaries and stock powers duly endorsed in blank, together with any intercompany notes held by the Parent;

                           (vi) the duly executed Borrower Pledge Agreement,
together with the certificates representing all of the capital stock of each of the Borrower's Subsidiaries and stock powers duly endorsed in blank, together with any intercompany notes held by the Borrower;

                           (vii) duly executed Collateral Assignment of Leases,
together with appropriate landlord waivers and consents and UCC financing statement forms to be filed in connection therewith;

                           (viii) Copies of insurance binders or certificates
covering the assets of the Borrower and its Subsidiaries, and otherwise meeting the requirements of Section 5.5 hereof;

                           (ix) Legal opinions of (i) Wyche, Burgess, Freeman &
Parham, P.A., general counsel to the Borrower, and (ii) Nowalsky & Bronston, regulatory counsel to the Borrower; each as counsel to the Parent, the Borrower and the Restricted Subsidiaries, addressed to each Lender and the Administrative Agent, in form and substance satisfactory to the Documentation Agent and the Administrative Agent and counsel, and dated as of the Agreement Date;

                           (x) duly executed Request for Advance for the initial
Advance of the Loans;

                           (xi) duly executed Use of Proceeds Letter;

                           (xii) duly executed Certificate of Financial
Condition for the Parent and its Restricted Subsidiaries on a consolidated basis, given by the chief financial officer of the Parent;

                           (xiii) any Necessary Authorizations or other required
consents to the closing of this Agreement or to the execution, delivery and performance of this Agreement and the other Loan Documents, each of which shall be in form and substance satisfactory to the Administrative Agent and the Lenders;

                           (xiv) duly executed Parent Guaranty;

                           (xv) duly executed Subsidiary Guaranty executed and
delivered by each Subsidiary of the Borrower;

                           (xvi) a loan certificate from each Subsidiary of the
Borrower, in substantially the form attached hereto as Exhibit P, including a certificate of incumbency with respect to each officer authorized to execute Loan Documents on behalf of such Subsidiary, together with appropriate attachments which shall include, without limitation, the following items, if a corporation, and the analogous items, if a partnership or a limited liability company: (A) a copy of the Certificate or Articles of Incorporation of such Subsidiary, certified as of a recent date to be true, complete and correct by the Secretary of State from the jurisdiction of incorporation of such Subsidiary, (B) certificates of good standing as of a recent date for such Subsidiary as of a recent date issued by the Secretary of State or similar state official for each state in which such Subsidiary is incorporated or required to qualify to do business, (C) a true, complete and correct copy of the by-laws of such Subsidiary, as in effect on the Agreement Date, (D) a true, complete and correct copy of the resolutions of the Board of Directors or general partners, as applicable, of such Subsidiary authorizing it to execute, deliver and perform the Loan Documents to which it is a party, (E) a true, complete and correct copy of any shareholders' agreements or voting trust agreements in effect with respect to the stock of such Subsidiary, (F) a true, complete and correct description of all Liens of record on the Agreement Date with respect to the assets of such Subsidiary, and (G) a true, complete and correct description of all litigation pending or threatened against such Subsidiary;

                           (xvii) a loan certificate from the Parent, in
substantially the form attached hereto as Exhibit Q, including a certificate of incumbency with respect to each officer authorized to execute Loan Documents on behalf of the Parent, together with appropriate attachments which shall include, without limitation, the following items: (A) a copy of the Certificate or Articles of Incorporation of the Parent, certified as of a recent date to be true, complete and correct by the Secretary of State of the State of South Carolina, (B) certificates of good standing as of a recent date for the Parent issued by the Secretary of State or similar state official for each state in which the Parent is incorporated or required to qualify to do business, (C) a true, complete and correct copy of the by-laws of the Parent, as in effect on the Agreement Date, (D) a true, complete and correct copy of the resolutions of the Board of Directors of the Parent authorizing it to execute, deliver and perform the Loan Documents to which it is a party, (E) a true, complete and correct copy of any shareholders' agreements or voting trust agreements in effect with respect to the stock of the Parent, (F) a true, complete and correct description of all Liens of record on the Agreement Date with respect to the assets of the Parent, and (G) a true, complete and correct description of all litigation pending or threatened against the Parent;

                           (xviii) UCC-11 title search results with respect to
the Parent and its Restricted Subsidiaries, together with payoff letters and appropriate UCC-3 termination statements relating to Liens in favor of Nortel and Carolina First Bank, and relating to other Liens which are not Permitted Liens; and

                           (xix) all such other documents as either the
Administrative Agent or the Documentation Agent may request, certified by an appropriate governmental official or an Authorized Signatory if so requested.

                  (b) The Administrative Agent and the Lenders shall have received evidence satisfactory to them that all Necessary Authorizations, including all necessary consents to the closing of this Agreement, have been obtained or made, are in full force and effect and are not subject to any pending or threatened reversal or cancellation, and the Administrative Agent shall have received (with sufficient copies for the Lenders) a certificate of an Authorized Signatory so stating.

                  (c) The Lenders, the Administrative Agent, and Paul, Hastings, Janofsky & Walker LLP, special counsel to the Documentation Agent and the Administrative Agent, shall have received payment of all fees due and payable on the Agreement Date pursuant to the terms hereof and pursuant to the terms of the Fee Letters in respect of the closing of the transaction contemplated hereby.

                  (d) The chief financial officer of the Parent shall have presented the Administrative Agent and the Lenders with a certificate to the effect that the (i) there has occurred no event having a Materially Adverse Effect since December 31, 1998, (ii) the Parent and, to the extent applicable, its Restricted Subsidiaries are in compliance with all of the terms and conditions of all of the conditions and covenants under their existing agreements with respect to any outstanding Indebtedness incurred by the Parent or its Restricted Subsidiaries, and (iii) upon consummation of this transaction and the other transactions contemplated hereby, the Parent or the Borrower, as the case may be, shall be in compliance on a pro forma basis with the Financial Covenants hereof. Such certificate shall contain as attachments the calculations required to demonstrate to such compliance with such Financial Covenants.

                  (e) Senior management of the Borrower shall have provided the Lenders with eight (8) year operating and financial projections, in form and substance acceptable to the Lenders, indicating future compliance with all Financial Covenants contained herein during the term of the Facilities.

                  (f) The Borrower will have received, on a cumulative basis, a minimum of $100,000,000 of Net Proceeds from equity issued by the Parent, including, without limitation, preferred stock issued by the Parent to an Affiliate of the

Administrative Agent and to the Documentation Agent or an Affiliate thereof as shown on the Parent's financial statements or otherwise to the satisfaction of the Administrative Agent, the Syndication Agent, and the Documentation Agent;

                  (g) The Lenders shall have reviewed and approved the terms (including the elimination or extension beyond the Maturity Date of any right to put) of the Parent's existing and new Series C preferred stock.

                  (h) There shall have occurred, or shall occur simultaneously with the closing of this Agreement, the repayment and cancellation of any existing Indebtedness for Money Borrowed of the Parent and any of its Subsidiaries.

                  (i) The review and approval by the Lenders of environmental audits, questionnaires and Phase I environmental assessments for all properties owned by the Borrower and its Subsidiaries shall have been satisfactory.

                  (j) The Borrower shall have delivered copies of all material contracts (including those with Nortel Networks and its Affiliates, which shall be in form and substance satisfactory to the Administrative Agent, the Documentation Agent and the Syndication Agent) and related consents to collateral assignment of such contracts, duly executed by the parties thereto.

         Section 3.2 Conditions Precedent to Each Advance. The obligation of the Lenders to make each Advance is subject to the fulfillment of each of the following conditions immediately prior to or contemporaneously with such
Advance:

                  (a) All of the representations and warranties of the Borrower under this Agreement (including, without limitation, all representations and warranties with respect to Restricted Subsidiaries), which, pursuant to Section
4.2 hereof, are made at and as of the time of such Advance, shall be true and correct at such time in all respects, both before and after giving effect to the application of the proceeds of such Advance, and after giving effect to any updates to information provided to the Lenders in accordance with the terms of such representations and warranties, and no Default hereunder shall then exist or be caused thereby;

                  (b) With respect to Advances which, if funded, would increase the aggregate principal amount of Loans outstanding hereunder, the Administrative Agent and the Lenders shall have received a duly executed Request for Advance;

                  (c) The Administrative Agent shall have received, in form satisfactory to the Administrative Agent and each of the Lenders:

                           (i) A certificate of the chief financial officer of the Borrower to the effect that (1) there has occurred no event having a Materially Adverse Effect since December 31, 1998, the date as of which the Parent's financial statements were most recently audited and given an unqualified opinion by the Parent's certified public accounting firm, (2) the Borrower and its Subsidiaries, are in compliance with all of the terms and conditions of all of the conditions and covenants under their existing agreements with respect to any Indebtedness incurred by the Borrower or its Subsidiaries, and (3) upon consummation of this transaction and the other transactions contemplated hereby, the Borrower, as the case may be, shall be in compliance on a pro forma basis with the Financial Covenants hereof. Such certificate shall contain as attachments the calculations required to demonstrate to such compliance with such Financial Covenants; and

                           (ii) A duly executed Use of Proceeds Letter.


                                   ARTICLE 4

                         Representations and Warranties

         Section 4.1 Representations and Warranties. The Borrower hereby agrees, represents and warrants in favor of the Administrative Agent and each Lender that:

                  (a) Organization; Ownership; Power; Qualification. The Borrower is a corporation duly organized and validly existing under the laws of the State of South Carolina. The Borrower has the corporate power and authority to own its properties and to carry on its business as now being and hereafter proposed to be conducted. Each Subsidiary of the Borrower is a corporation, limited liability company or a partnership duly organized, validly existing and in good standing under the laws of the state of its incorporation or formation, and has the corporate or partnership or other power and authority, as the case may be, to own its properties and to carry on its business as now being and hereafter proposed to be conducted. The Borrower and each of its Subsidiaries are duly qualified, in good standing and authorized in all respects to do business in each jurisdiction in which the character of their respective properties or the nature of their respective businesses requires such qualification or authorization.

                  (b) Authorization; Enforceability. The Borrower has the corporate power and has taken all necessary action to authorize it to borrow hereunder, to execute, deliver and perform this Agreement and each of the other Loan Documents to which it is a party in accordance with their respective terms, and to consummate the transactions contemplated hereby and thereby. This Agreement has been duly executed and delivered by the Borrower and each of the other Loan Documents to which the Borrower is a party have been duly executed and delivered by the Borrower, and each of the foregoing is a legal, valid and binding obligation of the Borrower enforceable against it in accordance with its terms, subject, as to enforcement of remedies, to the following qualifications:
(i) an order of specific performance, an injunction, and other equitable remedies are discretionary remedies and, in particular, may not be available where damages are considered an adequate remedy at law, and (ii) enforcement may be limited by bankruptcy, insolvency, liquidation, reorganization, reconstruction and other similar laws affecting enforcement of creditors' rights generally (insofar as any such law relates to the bankruptcy, insolvency or similar event of the Borrower).

                  (c) Subsidiaries; Authorization; Enforceability. The Parent's Subsidiaries, including the Unrestricted Subsidiaries, if any, and its direct and indirect ownership thereof are set forth as of the Agreement Date on
Schedule 6 attached hereto, and the Parent has the unrestricted right to vote the issued and outstanding shares of the corporate Subsidiaries, and the right to vote its partnership or limited liability company interests, as applicable, in the partnership or limited liability company Subsidiaries in accordance with the terms of the applicable partnership or limited liability company agreement, shown thereon; such shares of such corporate Subsidiaries, and such interests of such partnership or limited liability company Subsidiaries, have been duly authorized and issued and are fully paid and nonassessable and are free and clear of Liens, other than Liens granted to the Administrative Agent to secure the Obligations. Each Subsidiary of the Parent has the corporate, partnership or limited liability company power and authority, as the case may be, and has taken all necessary corporate, partnership or limited liability company action to authorize it to execute, deliver and perform each of the Loan Documents to which it is a party in accordance with their respective terms and to consummate the transactions contemplated by this Agreement and by such Loan Documents. Each of the Loan Documents to which any Subsidiary of the Borrower is a party is a legal, valid and binding obligation of such Subsidiary enforceable against such Subsidiary in accordance with its terms, subject, as to enforcement of remedies, to the following qualifications: (i) an order of specific performance, an injunction and other equitable remedies are discretionary remedies and, in particular, may not be available where damages are considered an adequate remedy at law, and (ii) enforcement may be limited by bankruptcy, insolvency, liquidation, reorganization, reconstruction and other similar laws affecting enforcement of creditors' rights generally (insofar as any such law relates to the bankruptcy, insolvency or similar event of such Subsidiary).

                  (d) Compliance with Other Loan Documents and Contemplated Transactions. The execution, delivery and performance, in accordance with their respective terms, by the Borrower of this Agreement and the Notes, and by the Borrower and its Subsidiaries of each of the other Loan Documents to which they are respectively party, and the consummation of the transactions contemplated hereby and thereby, do not and will not (i) require any consent or approval, governmental or otherwise, not already obtained, (ii) violate, in any respect, any Applicable Law respecting the Borrower or any Subsidiary of the Borrower,
(iii) conflict with, result in a breach of, or constitute a default under the certificate or articles of incorporation or by-laws, or the partnership agreement, or the operating agreement, as the case may be, as such documents are amended, of the Borrower or of any Subsidiary of the Borrower, (iv) conflict with, result in a breach of, or constitute a default, in any respect, under any indenture, agreement, or other instrument, including, without limitation, the Licenses, to which the Borrower or any of its Subsidiaries is a party or by which any of them or their respective properties may be bound, or (v) result in or require the creation or imposition of any Lien upon or with respect to any asset now owned or hereafter acquired by the Borrower or any of its Subsidiaries, except for Permitted Liens.

                  (e) Business. The Borrower, together with its Subsidiaries, is engaged in the ICP Business, servicing residential consumer and small business markets for local exchange, long distance, internet and high-speed data services and other business activities incidental thereto.

                  (f) Licenses, Etc. Each of the Licenses of the Borrower and its Subsidiaries is listed on Schedule 4 attached hereto. After the Agreement Date, Licenses acquired by the Borrower or any Subsidiary shall be added to such
Schedule 4 upon the effective date of such Acquisition after written notice thereof has been given to the Administrative Agent and the Lenders. The Licenses have been duly authorized by the grantors thereof and are in full force and effect. The Borrower and its Subsidiaries are in compliance in all respects with all of the provisions thereof. The Borrower and its Subsidiaries have secured all Necessary Authorizations and all such Necessary Authorizations are in full force and effect. Neither any License nor any Necessary Authorization is the subject of any pending or, to the best of the Borrower's knowledge, threatened revocation except as may be disclosed in writing to the Administrative Agent and the Lenders.

                  (g) Compliance with Law. The Borrower and its Subsidiaries are in substantial compliance with all Applicable Law.

                  (h) Title to Assets. The Borrower has good and legal title to, or a valid leasehold or licensee interest in, all of its assets and each of its Subsidiaries has good and legal title to, or a valid leasehold or licensee interest in, all of its assets. None of such properties or assets is subject to any Liens, except for Permitted Liens. Except for financing statements evidencing Permitted Liens, no financing statement under the Uniform Commercial Code as in effect in any jurisdiction and no other filing which names the Borrower or any of its Subsidiaries as debtor or which covers or purports to cover any of the assets of the Borrower or any of its Subsidiaries is currently effective and on file in any state or other jurisdiction, and neither the Borrower nor any of its Subsidiaries has signed any such financing statement or filing or any security agreement authorizing any secured party thereunder to file any such financing statement or filing.

                  (i) Litigation. There is no action, suit, proceeding or, to the best of the Borrower's knowledge, investigation pending against or threatened against or in any other manner relating adversely to, the Borrower or any of its Subsidiaries or any of their respective properties, in any court or before any arbitrator of any kind or before or by any governmental body (including without limitation the FCC), except (x) as described on Schedule 8 attached hereto as of the Agreement Date or (y) as subsequently disclosed to the Administrative Agent and the Lenders pursuant to Section 6.5 hereof or (z) with respect to any action, suit, proceeding or investigation commenced subsequent to the Agreement Date, which seeks damages of less than $500,000; and no such action, suit, proceeding or investigation (i) calls into question the validity of this Agreement or any other Loan Document, (ii) challenges the continued possession and use of any License by the Borrower or any of its Subsidiaries, or
(iii) could be expected to result in an adverse decision to the Borrower or any of its Subsidiaries, which adverse decision could be expected to have a Materially Adverse Effect.

                  (j) Taxes. All federal, state and other tax returns (including information returns) of the Borrower and each of its Subsidiaries required by law to be filed have been duly filed and all federal, state and other taxes, including, without limitation, withholding taxes, assessments and other governmental charges or levies required to be paid by the Borrower or any of its Subsidiaries or imposed upon the Borrower or any of its Subsidiaries or any of their respective properties, income, profits or assets, which are due and payable, have, prior to the date on which penalties attach, been paid, except any such taxes (i) the payment of which the Borrower or any of its Subsidiaries is diligently contesting in good faith by appropriate proceedings, (ii) the payment of which is not yet due because of any extension the Borrower or its Subsidiaries may have duly received by the applicable governmental authority,
(iii) for which reserves (if any) required in accordance with GAAP have been provided on the books of the Borrower or the Subsidiary of the Borrower involved, and (iv) as to which no Lien other than a Permitted Lien has attached and no foreclosure, distraint, sale or similar proceedings have been commenced. The charges, accruals and reserves on the books of Borrower and each of its Subsidiaries in respect of taxes are, in the judgment of Borrower, adequate.

                  (k) Financial Statements. The Borrower has furnished or caused to be furnished to the Administrative Agent and the Lenders copies of the audited financial statements of the Borrower for the fiscal year ended December 31, 1998, and unaudited financial statements for the Borrower and its Subsidiaries on a consolidated basis for the quarter ended September 30, 1999, which, together with other financial statements furnished to the Administrative Agent and the Lenders subsequent to the Agreement Date, are to the best knowledge of the Borrower, complete and correct in all respects and present fairly in accordance with GAAP the financial position of such Persons on and as at such dates and the results of operations for the periods then ended. Neither the Borrower nor any of its Subsidiaries has any liabilities, contingent or otherwise, other than as disclosed in the financial statements referred to in the preceding sentence, as otherwise disclosed in writing to the Administrative Agent and the Lenders or as set forth or referred to in this Agreement, and, as of the Agreement Date, there are no unrealized losses of Borrower or any of its Subsidiaries and no anticipated losses of Borrower or any of its Subsidiaries other than those which have been disclosed in writing prior to the Agreement Date to the Administrative Agent and the Lenders and identified as such.

                  (l) No Adverse Change. Since December 31, 1998, there has occurred no event which has had or which could be expected to have a Materially Adverse Effect.

                  (m) ERISA. Borrower and each Subsidiary of the Borrower and each of their respective Plans are in compliance with ERISA and the Code and neither the Borrower nor any of its Subsidiaries has incurred any accumulated funding deficiency with respect to any such Plan within the meaning of ERISA or the Code. The Borrower, each of its Subsidiaries, and each other ERISA Affiliate has complied in all respects with all requirements of Section 4980B of the Code. Neither the Borrower nor any of its Subsidiaries has made any promises of retirement or other benefits to employees, except as set forth in the Plans, in written agreements with such employees, or in the Borrower's employee handbook and memoranda to employees. Neither the Borrower nor any of its Subsidiaries has incurred any liability to PBGC in connection with any such Plan. The assets of each such Plan which is subject to Title IV of ERISA are sufficient to provide the benefits under such Plan, the payment of which PBGC would guarantee if such Plan were terminated, and such assets are also sufficient to provide all other "benefit liabilities" (as defined in Section 4001(a)(16) of ERISA) due under the Plan upon termination. No Reportable Event (other than a Reportable Event waived by regulation) has occurred and is continuing with respect to any such Plan other than any Reportable Event that has been disclosed in writing to the Lenders and determined by the Majority Lenders not to be material. No such Plan or trust created thereunder, or party in interest (as defined in Section 3(14) of ERISA), or any fiduciary (as defined in Section 3(21) of ERISA), has engaged in a "prohibited transaction" (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) which would subject such Plan or any other Plan of the Borrower or any of its Subsidiaries, any trust created thereunder, or any such party in interest or fiduciary, or any party dealing with any such Plan or any such trust, to the tax or penalty on "prohibited transactions" imposed by Section 502 of ERISA or Section 4975 of the Code.

                  (n) Compliance with Regulations T, U, and X. Neither the Borrower nor any of its Subsidiaries is engaged principally in or has as one of its important activities the business of purchasing or carrying, or extending credit for the purpose of purchasing or carrying, any margin stock within the meaning of Regulations T, U, and X of the Board of Governors of the Federal Reserve System; nor will any proceeds of the Loans be used for such purpose.

                  (o) Investment Company Act. Neither the Borrower nor any of its Subsidiaries is required to register under the provisions of the Investment Company Act of 1940, as amended, and neither the entering into or performance by the Borrower and its Subsidiaries of this Agreement and the Loan Documents violates any provision of such Act or requires any consent, approval or authorization of, or registration with, the Securities and Exchange Commission or any other governmental or public body or authority pursuant to any provisions of such Act.

                  (p) Governmental Regulation. Neither the Borrower nor any of its Subsidiaries is required to obtain any consent, approval, authorization, permit or license which has not already been obtained from, or effect any filing or registration which has not already been effected with, any federal, state or local regulatory authority in connection with the execution, delivery, and performance of this Agreement and the other Loan Documents and in connection with the operation of the business of the Borrower and its Subsidiaries.

                  (q) Absence of Default, Etc. The Borrower and its Subsidiaries are in compliance in all respects with all of the provisions of their respective certificates or articles of incorporation and by-laws, or their partnership agreements, or their operating agreements, as the case may be, and no event has occurred or failed to occur (including, without limitation, any matter which could create a Default hereunder by cross-default) which has not been remedied or waived, the occurrence or non-occurrence of which constitutes, or with the passage of time or giving of notice or both would constitute, a default by the Borrower or any of its Subsidiaries under any indenture, agreement or other instrument relating to Indebtedness of the Borrower or any of its Subsidiaries, or any judgment, decree or order to which the Borrower or any of its Subsidiaries is a party or by which the Borrower or any of its Subsidiaries or any of their respective properties may be bound or affected.

                  (r) Accuracy and Completeness of Information. All information, reports, prospectuses and other papers and data relating to the Borrower or any of its Subsidiaries produced by or on behalf of the Borrower and its Subsidiaries to the Administrative Agent or the Lenders were, at the time furnished, true, complete and correct in all material respects to the extent necessary to give a true and accurate presentation of the subject matter; and such information does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not misleading. The Borrower is not aware of any facts having a Materially Adverse Effect, or insofar as the Borrower can now foresee, that could reasonably be expected to have a Materially Adverse Effect.

                  (s) Agreements with Affiliates and Management Agreements. Except as set forth on Schedule 9 attached hereto as of the Agreement Date and, after the Agreement Date, except as permitted by Section 7.12 of this Agreement, neither the Borrower nor any of its Subsidiaries has (i) any written agreements or binding arrangements of any kind with any Affiliate or (ii) any management or consulting agreements of any kind with any Affiliate.

                  (t) Payment of Wages. The Borrower and each of its Subsidiaries are in compliance with the Fair Labor Standards Act, as amended, in all respects, and the Borrower and each of its Subsidiaries have paid all minimum and overtime wages required by law to be paid to their respective employees.

                  (u) Priority. The Security Interest is a valid security interest in the Collateral in favor of the Administrative Agent, for itself and for the ratable benefit of the Lenders, securing, in accordance with the terms of the Security Documents, the outstanding Obligations, and the Collateral is subject to no Liens other than Permitted Liens. With respect to Collateral as to which the filing of UCC-1 financing statements is an appropriate method of perfection, subject to the filing of such UCC-1 financing statements, the Security Interest is a perfected and, other than with respect to any prior Permitted Liens, first priority security interest in such Collateral. With respect to Collateral as to which the filing of a UCC-1 financing statement is not an appropriate method of perfection, and with respect to which the taking of certain ministerial actions described in the applicable Security Document is the appropriate method of perfection, upon the taking of such ministerial action, the Security Interest is a perfected and, other than with respect to any prior Permitted Liens, first priority security interest in such Collateral. The Liens created by the Security Documents are enforceable as security for the outstanding Obligations in accordance with their terms with respect to the Collateral subject, as to enforcement of remedies, to the following qualifications: (i) an order of specific performance, an injunction, and other equitable remedies are discretionary remedies and, in particular, may not be available where damages are considered an adequate remedy at law, and (ii) enforcement may be limited by bankruptcy, insolvency, liquidation, reorganization, reconstruction and other similar laws affecting enforcement of creditors' rights generally (insofar as any such law relates to the bankruptcy, insolvency or similar event of the Borrower or any of its Subsidiaries, as the case may be).

                  (v) Indebtedness; Solvency. Except as permitted pursuant to
Section 7.1 hereof, neither the Borrower nor any of its Subsidiaries has outstanding any Indebtedness for Money Borrowed. The Borrower is, and each of its Subsidiaries is, Solvent.

                  (w) Investments. All Investments of the Borrower and its Subsidiaries as of the Agreement Date are shown on Schedule 10.

                  (x) Real Estate. As of the Agreement Date neither the Borrower nor any of its Subsidiaries owns any real property, other than as listed and described on Schedule 11 attached hereto. No single parcel of such real estate owned by the Borrower or any of its Subsidiaries has a fair market value in excess of $250,000.

                  (y) Intellectual Property; etc. The rights of the Borrower and its Subsidiaries with respect to the ownership and use of intellectual property, including without limitation all patents, trademarks, trademark rights, tradenames, tradename rights, service marks and copyrights, and any other form of intellectual property, are set forth on Schedule 12. Except as disclosed on
Schedule 12, the Borrower and each of its Subsidiaries owns, possesses or has the right to use all licenses and rights to all patents, trademarks, trademark rights, trade names, trade name rights, service marks and copyrights, and rights with respect thereto, necessary to conduct its business in all respects as presently being conducted, without any known conflict with any patent, trademark, trade name, trade name right, service mark, license or copyright of any other Person, and in each case, with respect to patents, trademarks, trademark rights, trade names, trade name rights, service marks and copyrights, and licenses with respect thereto, owned by the Borrower and its Subsidiaries, such items are subject to no Lien, other than as otherwise permitted hereunder. Such licenses and rights with respect to patents, trademarks, trademark rights, trade names, trade name rights, service marks and copyrights are in full force and effect, and to the extent applicable, the Borrower and its Subsidiaries are in full compliance in all respects of all the provisions thereof. Except as set forth in Schedule 12, no such patent, trademark, trademark right, trade name, trade name right, service mark, copyright or license is subject to any pending, or to the best of the Borrower's knowledge, threatened, attack or revocation. Except as set forth in Schedule 12, neither the Borrower nor any of its Subsidiaries owns any registered patents or trademarks.

                  (z) Year 2000 Problem. The Borrower (i) assessed all areas within its and each of its Subsidiaries' business and operations (including those affected by suppliers, vendors and customers) that could be adversely affected by the "Year 2000 Problem" (that is, the risk that computer applications used by the Borrower or any of its

Subsidiaries (or suppliers, vendors and customers) may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999), (ii) developed a plan and timeline for addressing the Year 2000 Problem on a timely basis, and (iii) implemented that plan in accordance with that timetable. Based on the foregoing, all computer applications of the Borrower and its Subsidiaries, and, to the best of the Borrower's knowledge, those of its suppliers, vendors and customers that are material to its or any of its Subsidiaries' business and operations, are expected on a timely basis to be able to perform properly date-sensitive functions for all dates before and after January 1, 2000.

         (aa) Communications Regulatory Matters.

                  (i) Each Network Agreement has been duly executed and delivered by the respective parties thereto, is in full force and effect and neither the Borrower, any Subsidiary thereof nor, to the best knowledge of the Borrower, any of the other parties thereto, is in default of any of the provisions thereof in any material respect.

                  (ii) Schedule 4 hereto sets forth, as of the date hereof, a true and complete list of the following information for each License issued to the Borrower or any its Subsidiaries: (A) for all Licenses other than PUC Authorizations, the name of the licensee, the type of service and the expiration dates; and (B) for each PUC Authorization only, the geographic area covered by such PUC Authorization, the services that may be provided thereunder and the expiration date, if any.

                  (iii) Neither the Borrower nor any of its Subsidiaries is in violation of any Communications Law applicable thereto. The Licenses specified on Schedule 4 hereto are valid and in full force and effect without conditions except for such conditions as are generally applicable to holders of such Licenses and except as set forth on such Schedule. No event has occurred and is continuing which could reasonably be expected to (A) result in the imposition of a material forfeiture or the revocation, termination or adverse modification of any such License or (B) materially and adversely affect any rights of the Borrower or any of its Subsidiaries thereunder. The Borrower has no reason to believe and has no knowledge that Licenses will not be approved or renewed, as applicable, in the ordinary course.

                  (iv) All of the Network Facilities and other material properties, equipment and systems owned, leased or managed by the Borrower and its Subsidiaries are, and all such property, equipment and systems to be acquired or added in connection with any contemplated system expansion or construction will be, in good repair, working order and condition (reasonable wear and tear excepted) and are and will be in compliance with all terms and conditions of the Licenses and all standards or rules imposed by applicable Communications Law and any governmental authority or as imposed under any agreements with telephone companies and customers.

                  (v) The Borrower and its Subsidiaries have paid all franchise, license or other fees and charges which have become due pursuant to any governmental approval in respect of their business and have made appropriate provision as is required by GAAP for any such fees and charges which have accrued.

                  (vi) Each Interconnection Agreement has been duly executed and delivered by the respective parties thereto, is in full force and effect and neither the Borrower nor any of its Subsidiaries is in default of any of the provisions thereof in any material respect.

         Section 4.2 Survival of Representations and Warranties, etc. All representations and warranties made under this Agreement shall be deemed to be made, and shall be true and correct in all respects, at and as of the Agreement Date and on the date of each Advance, except to the extent any representation or warranty is made solely as of the Agreement Date, in accordance with the terms hereof. All representations and warranties made under this Agreement shall survive, and not be waived by, the execution hereof by the Lenders and the Administrative Agent, any investigation or inquiry by any Lender or the Administrative Agent, or the making of any Advance under this Agreement.

                                   ARTICLE 5

                                General Covenants

         So long as the Borrower has the right to borrow hereunder (whether or not the conditions to borrowing have been or can be fulfilled), or any Loans are outstanding hereunder, and unless the Majority Lenders, or such greater number of Lenders as may be expressly provided herein, shall otherwise consent in writing:

         Section 5.1 Preservation of Existence and Similar Matters. The Borrower will, and will cause each of its Subsidiaries to:

                  (a) except as otherwise permitted by this Agreement, preserve and maintain its existence, rights, franchises, licenses and privileges in the state of its incorporation or organization, including, without limiting the foregoing, the Licenses and all other Necessary Authorizations; and

                  (b) qualify and remain qualified and authorized to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification or authorization.

         Section 5.2 Business; Compliance with Applicable Law. The Borrower will, and will cause each of its Subsidiaries to, (a) engage solely in the ICP Business and other business activities incidental thereto, and (b) comply in all respects with the requirements of all Applicable Law.

         Section 5.3 Maintenance of Properties. The Borrower will, and will cause each of its Subsidiaries to, maintain, repair or replace or cause to be maintained, repaired or replaced in the ordinary course of business in good repair, working order and condition

(reasonable wear and tear excepted) all properties used in its businesses (whether owned or held under lease), and from time to time make or cause to be made all needed and appropriate repairs, renewals, replacements, additions, betterments and improvements thereto.

         Section 5.4 Accounting Methods and Financial Records. The Borrower will, and will cause each of its Subsidiaries on a consolidated basis to, maintain a system of accounting established and administered in accordance with GAAP, keep adequate records and books of account in which complete entries will be made in accordance with GAAP and reflecting all transactions required to be reflected by GAAP and keep accurate and complete records of its properties and assets. The Borrower and its Subsidiaries will maintain a fiscal year ending on December 31.

         Section 5.5 Insurance. The Borrower will, and will cause each of its Subsidiaries to:

                  (a) Maintain insurance including, but not limited to, all risk physical damage and business interruption coverage and commercial general liability coverage insurance from responsible companies in such amounts and against such risks to the Borrower and each of its Subsidiaries as are prudent for the telecommunications industry and acceptable to the Administrative Agent, the Syndication Agent and the Documentation Agent (including, without limitation, larceny, embezzlement, employee fidelity, or other criminal misappropriation insurance), all premiums thereon to be paid by the Borrower and its Subsidiaries.

                  (b) Keep their assets insured by insurers on terms and in a manner acceptable to the Administrative Agent, the Syndication Agent and the Documentation Agent against loss or damage by fire, theft, burglary, pilferage, loss in transit, explosions and hazards insured against by extended coverage, on a replacement cost basis, in amounts that are prudent for the telecommunications industry and reasonably satisfactory to the Administrative Agent, all premiums thereon to be paid by the Borrower and its Subsidiaries.

                  (c) Require that each insurance policy, as to the interests of the Administrative Agent shall not be invalidated by any act of the Borrower or others and shall provide for at least thirty (30) days' prior written notice to the Administrative Agent, the Syndication Agent and the Documentation Agent of any termination of or proposed cancellation or nonrenewal of such policy, or reduction in the amount of coverage, and name the Administrative Agent as additional named loss payee and each Lender as an additional insured to the extent of the Obligations.

                  (d) Proceeds of insurance paid to the Administrative Agent shall be applied to the payment or prepayment of the Obligations as provided under Section 2.7(b) or Section 8.3 hereof, as applicable. Any balance thereof remaining after payment in full of the Obligations shall be paid to the Borrower or as otherwise required by law.

         Section 5.6 Payment of Taxes and Claims. The Borrower will, and will cause each of its Subsidiaries to, pay and discharge all taxes, including, without limitation, withholding taxes, assessments and governmental charges or levies required to be paid by it or imposed upon its or their income or profits or upon any properties belonging to it, prior to the date on which penalties attach thereto, and all lawful claims for labor, materials and supplies which, if unpaid, might become a Lien or charge upon any of its properties; except that no such tax, assessment, charge, levy or claim need be paid which is being diligently contested in good faith by appropriate proceedings and for which reserves (if any) required in accordance with GAAP shall have been set aside on the appropriate books, but only so long as such tax, assessment, charge, levy or claim does not become a Lien or charge other than a Permitted Lien and no foreclosure, distraint, sale or similar proceedings shall have been commenced. The Borrower will, and will cause each of its Subsidiaries to, timely file or obtain permitted extensions to file all information returns required by federal, state or local tax authorities.

         Section 5.7 Visits and Inspections. The Borrower will, and will cause each of its Subsidiaries to permit representatives of the Administrative Agent and any of the Lenders, at Borrower's expense, to (i) visit and inspect the properties of the Borrower or any of its Subsidiaries, (ii) inspect and make extracts from and copies of its books and records, and (iii) discuss with their respective principal officers, their respective businesses, assets, liabilities, financial positions, results of operations and business prospects. The Borrower and each of its Subsidiaries will also permit representatives of the Administrative Agent and any of the Lenders to discuss with its auditors its businesses, assets, liabilities, financial positions, results of operations and business prospects.

         Section 5.8 Payment of Indebtedness; Loans. Subject to any provisions regarding subordination herein or in any other Loan Document, the Borrower will, and will cause each of its Subsidiaries to, pay any and all of its Indebtedness when and as it becomes due, other than amounts diligently disputed in good faith and for which adequate reserves, if any, required by GAAP have been set aside.

         Section 5.9 Use of Proceeds. The Borrower will use the aggregate proceeds of all Advances under the Revolving Loan and the Term Loans (i) to fund the Telecommunications Equipment Capital Expenditure requirements of the ICP Business, (ii) to fund interest payments hereunder, and (iii) for transaction expenses, and other general corporate purposes; provided, however, that the outstanding principal balance of all Loans outstanding hereunder shall in no event exceed the Borrowing Base. No proceeds of Advances hereunder shall be used for the purchase or carrying, or the extension of credit for the purpose of purchasing or carrying, any margin stock within the meaning of Regulations T, U, and X of the Board of Governors of the Federal Reserve System. No proceeds of Advances hereof shall be used, directly or indirectly, for the benefit of the Unrestricted Subsidiaries of the Parent.

         Section 5.10 Real Estate. The Borrower will, and will cause each of its Subsidiaries to, grant to the Administrative Agent, for its benefit and for the ratable benefit of the Lenders, a mortgage (or collateral assignment of leasehold, as applicable, securing the Obligations in form and substance reasonably satisfactory to the Administrative Agent and the Documentation Agent, covering any parcel of real estate (or leasehold interest) having an estimated fair market value (as of the later of the Agreement Date or the date of acquisition), exclusive of equipment, in excess of $250,000, whether now owned (or leased) or hereafter acquired by the Borrower or any of its Restricted Subsidiaries after the Agreement Date and landlord or mortgagee waivers or consents, in form and substance reasonably satisfactory to the Administrative Agent and the Documentation Agent with respect to any leasehold interests of the Borrower or any of its Restricted Subsidiaries, whether now leased or hereafter acquired by the Borrower on any of its Restricted Subsidiaries. The Borrower will, and will cause its Subsidiaries to, deliver to the Administrative Agent all documentation, including, without limitation, UCC financing statements (including without limitation, fixture filings), opinions of counsel, policies of title insurance or current surveys, which in the reasonable opinion of the Administrative Agent and the Documentation Agent is appropriate with each such grant, and any Phase I environmental audit requested by the Administrative Agent or any of the Lenders.

         Section 5.11 Indemnity. The Borrower, for itself and on behalf of each of its Subsidiaries, agrees to indemnify and hold harmless each Lender and the Administrative Agent, the Documentation Agent, the Syndication Agent, the Co-Lead Arrangers and the Co-Book Runners, and each of their respective affiliates, employees, representatives, officers and directors (any of the foregoing shall be an "Indemnitee") from and against any and all claims, liabilities, losses, damages, actions, attorneys' fees and expenses (as such fees and expenses are incurred) and demands by any third party, including the costs of investigating and defending such claims and the costs of responding to any discovery served on such Indemnitee, whether or not the Borrower, any of its Subsidiaries, or the Person seeking indemnification is a party to any such action or is the prevailing party (a) resulting from any breach or alleged breach by the Borrower or any Subsidiary of the Borrower of any representation or warranty made hereunder; or (b) arising out of (i) the Commitments or otherwise under this Agreement, including the use of the proceeds of Loans hereunder in any fashion by the Borrower or the performance of its obligations under the Loan Documents by the Parent or any of its Restricted Subsidiaries (other than disputes among the Lenders and the Agents), (ii) allegations of any participation by the Lenders, the Administrative Agent, the Documentation Agent, the Syndication Agent, the Co-Lead Arrangers and the Co-Book Runners, or any of them, in the affairs of the Borrower or any of its Subsidiaries, or allegations that any of them has any joint liability with the Borrower or any of its Subsidiaries for any reason, or (iii) any claims against the Lenders, the Administrative Agent, the Documentation Agent, the Syndication Agent, the Co-Lead Arrangers and the Co-Book Runners, or any of them, by any shareholder, partner, member or other investor in or lender to the Borrower or any of its Subsidiaries, by any brokers or finders or investment advisers or investment bankers retained by the Borrower or by any other third party, arising out of the Commitments or otherwise under this Agreement; unless the Indemnitee or another Indemnitee hereunder is determined in such case by a final, non-appealable judicial order to have acted with gross negligence or willful misconduct. The obligations of the Borrower and its Subsidiaries under this Section 5.11 are in addition to, and shall not otherwise limit, any liabilities which the Borrower or its Subsidiaries might otherwise have in connection with any warranties or similar obligations of the Borrower or such Subsidiary in any other agreement or instrument or for any other reason.

         Section 5.12 Interest Rate Hedging. Within one hundred eighty (180) days of the Agreement Date, and at all times thereafter within ninety (90) days from the date of any new borrowing, the Borrower shall have entered into one or more Interest Hedge Agreements which result in the fixing of a limit on the Borrower's interest obligations on an aggregate principal amount of not less than fifty percent (50%) of the principal amount of the Facilities from time to time outstanding. Such Interest Hedge Agreements shall provide interest rate protection on terms reasonably acceptable to the Documentation Agent, the Syndication Agent and the Administrative Agent for an initial period of at least three (3) years from the date of such Interest Hedge Agreement or Agreements, such terms to include consideration of the creditworthiness of the other party to the proposed Interest Hedge Agreement; provided, however, that during the last three (3) years during which the Facilities are outstanding, the required duration of such Interest Hedge Agreements shall be the remaining term of the Facilities. All obligations of the Borrower to any of the Lenders (or any of their Affiliates) pursuant to any Interest Hedge Agreement shall rank pari passu with all other Obligations.

         Section 5.13 Covenants Regarding Formation of Subsidiaries and the Making of Acquisitions. At the time of any Acquisition permitted or consented to hereunder, or the formation of any new Subsidiary of the Borrower or of any of the Borrower's Subsidiaries which is permitted (or consented to) under this Agreement, the Borrower will, and will cause its Subsidiaries, as appropriate, to (a) in the case of the formation or Acquisition of a new Subsidiary, provide to the Administrative Agent an executed Subsidiary Security Agreement for such new Subsidiary, in substantially the form of Exhibit L attached hereto, together with appropriate UCC-1 financing statements, as well as an executed Subsidiary Guaranty for such new Subsidiary, in substantially the form of Exhibit K attached hereto, which shall constitute both Security Documents and Loan Documents for purposes of this Agreement, as well as a loan certificate for such new Subsidiary, substantially in the form of Exhibit P attached hereto, together with appropriate attachments; (b) in the case of any Acquisition or the formation of any new Subsidiary, provide to the Administrative Agent an executed pledge agreement, in form and substance satisfactory to the Administrative Agent and the Documentation Agent, pledging to the Administrative Agent all of the stock (or other instruments or securities evidencing ownership) of such Subsidiary or Person which is acquired or formed, beneficially owned by the Borrower or any of the Borrower or any of its Subsidiaries, as the case may be, as additional Collateral for the Obligations, and execute and deliver to the Administrative Agent all such additional documentation for such pledge as, in the reasonable opinion of the Administrative Agent and the Documentation Agent, is appropriate; and (c) in any case, provide all other documentation, including, without limitation, one or more opinions of counsel reasonably satisfactory to the Administrative Agent and the Documentation Agent which in its opinion is appropriate with respect to such Acquisition or the formation of such Subsidiary. Investments made by the Borrower or any of its Subsidiaries after the Agreement Date shall also be treated as additional Collateral and shall be subject to the provisions of appropriate Security Documents. Any document, agreement or instrument executed or issued pursuant to this Section
5.13 shall be a "Security Document" and a "Loan Document" for purposes of this Agreement.

         Section 5.14 Payment of Wages. The Borrower and each of its Subsidiaries shall at all times comply, in all respects, with the requirements of the Fair Labor Standards Act, as amended, including, without limitation, the provisions of such Act relating to the payment of minimum and overtime wages as the same may become due from time to time.

         Section 5.15 Year 2000 Problem. The Borrower agrees to remain substantially in compliance with the plan dealing with the "Year 2000 Problem" described in Section 4.1(z).

                                   ARTICLE 6

                              Information Covenants

         So long as the Borrower has the right to borrow hereunder (whether or not the conditions to borrowing have been or can be fulfilled), or any Loans are outstanding hereunder, and unless the Majority Lenders, or such greater number of Lenders as may be expressly provided herein, shall otherwise consent in writing, the Borrower will furnish, or cause to be furnished, to each Lender and the Administrative Agent, at their respective offices:

         Section 6.1 Quarterly Financial Statements and Information. Within forty-five (45) days after the last day of each quarter of each fiscal year of the Borrower, the balance sheet of the Borrower on a consolidated basis with its Subsidiaries as at the end of such quarter and as of the end of the preceding fiscal year, and the related statement of operations and the related statement of cash flows of the Borrower on a consolidated basis with its Subsidiaries for such quarter and for the elapsed portion of the year ended with the last day of such quarter, which shall set forth in comparative form such figures as at the end of and for such quarter and the appropriate prior period and shall be certified by the chief financial officer of the Borrower, to be, in his or her opinion on behalf of the Borrower, complete and correct in all respects and to present fairly, in accordance with GAAP, the financial position of the Borrower on a consolidated basis with its Subsidiaries as at the end of such period and the results of operations for such period, and for the elapsed portion of the year ended with the last day of such period, subject only to normal year-end adjustments and the absence of footnotes.

         Section 6.2 Annual Financial Statements and Information. Within ninety
(90) days after the end of each fiscal year of the Borrower, the audited consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such fiscal year and the related audited consolidated statements of operations for such fiscal year and for the previous two (2) fiscal years, the related audited consolidated statements of changes in shareholders' equity for such fiscal year and for the previous two (2) fiscal years, and related audited consolidated statements of cash flows of such fiscal year and for the previous two (2) fiscal years, which shall be accompanied by an unqualified opinion of independent certified public accountants of recognized national standing acceptable to the Administrative Agent, together with a statement of such accountants that in connection with their audit, nothing came to their attention that caused them to believe that the Borrower was not in compliance with the terms, covenants, provisions or conditions of Section 7.1, Section 7.5 or the Financial Covenants hereof.

         Section 6.3 Performance Certificates. At each time financial statements are furnished pursuant to Sections 6.1 and 6.2, a certificate of the president or chief financial officer of the Borrower as to its financial performance, in substantially the form attached hereto as Exhibit G:

                  (a) setting forth as at the end of such quarterly period or fiscal year, as the case may be, the arithmetical calculations required to establish (i) the Applicable Margin as provided for in Section 2.3(f), and (ii) whether or not the Borrower was in compliance with the requirements of the Financial Covenants hereof;

                  (b) stating that, to the best of his or her knowledge, no Default or Event of Default has occurred and is continuing as at the end of such quarterly period or year, as the case may be, or, if a Default or an Event of Default has occurred, disclosing each such Default or Event of Default and its nature, when it occurred, whether it is continuing and the steps being taken by the Borrower (or the Parent) with respect to such Default or Event of Default.

         Section 6.4 Monthly Operating Report. The Borrower agrees to provide the Administrative Agent and the Lenders, within thirty (30) days from the end of each calendar month, a monthly operating report in substantially the form of Exhibit R, such report to provide revenues, expenses, new access lines added, existing access lines disconnected, and gross additions or losses for such month.

         Section 6.5 Copies of Other Items.

                  (a) Promptly upon receipt thereof, copies of all reports, if any, submitted to the Borrower by the Borrower's independent public accountants regarding the Borrower, including, without limitation, any management report prepared in connection with the annual audit referred to in Section 6.2.

                  (b) Promptly upon receipt thereof, copies of any adverse notice or report regarding any License from the FCC.

                  (c) From time to time and promptly upon each request such data, certificates, reports, statements, opinions of counsel prepared for the Administrative Agent and the Lenders, or any of them, documents or further information regarding the business, assets, liabilities, financial position, projections, results of operations, business prospects, or the "Year 2000 Problem" described in Section 4.1(z) hereof, of the Borrower or any of its Subsidiaries, as the Administrative Agent or any Lender may reasonably request.

                  (d) Annually, a certificate of insurance indicating that the requirements of Section 5.5 hereof remain satisfied for such fiscal year.

                  (e) As soon as practicable and in any event within five (5) Business Days after its approval by the board of directors of the Borrower, each annual budget, in each case accompanied by a certificate from an Authorized Signatory to the effect that, to the best of such person's knowledge, the projections contained therein are good faith estimates of the expected financial condition and results of operations of the Borrower and its Subsidiaries for such period prepared on a monthly basis and displaying anticipated statements of income and cash flows and balance sheets and budgeted Capital Expenditures in form and substance satisfactory to the Majority Lenders.

         Section 6.6 Notice of Litigation and Other Matters. Notice specifying the nature and status of any of the following events, promptly, but in any event not later than five (5) Business Days after the Borrower becomes aware of the occurrence of any of the following events:

                  (a) the commencement of all proceedings and investigations by or before any governmental body and all actions and proceedings in any court or before any arbitrator against, or to the extent known to the Borrower, in any other way relating materially adversely to the Borrower or any of its Subsidiaries, or any of their respective properties, assets or businesses or any License;

                  (b) any adverse change with respect to the business, assets, liabilities, financial position, prospects or results of operations of the Borrower or any of its Subsidiaries;

                  (c) any amendment or change to the financial projections provided to the Lenders by the Borrower prior to the Agreement Date;

                  (d) any Default or the occurrence or non-occurrence of any event (A) which constitutes, or which with the passage of time or giving of notice or both would constitute a default by the Borrower or any of its Subsidiaries under any agreement other than this Agreement to which the Borrower or any of its Subsidiaries of the Borrower is a party or by which any of their respective properties may be bound, or (B) which could be expected to have a Materially Adverse Effect; giving in each case the details thereof and specifying the action proposed to be taken with respect thereto;

                  (e) the occurrence of any Reportable Event or a "prohibited transaction" (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) with respect to any Plan of the Borrower or any of its Subsidiaries or the institution or threatened institution by PBGC of proceedings under ERISA to terminate or to partially terminate any such Plan or the commencement or threatened commencement of any litigation regarding any such Plan or naming it or the trustee of any such Plan with respect to such Plan;

                  (f) the occurrence of any event subsequent to the Agreement Date which, if such event had occurred prior to the Agreement Date, would have constituted an exception to the representation and warranty in Section 4.1(l) of this Agreement; and

                  (g) the enactment or promulgation after the date hereof of any federal, state, provincial or local statute, regulation or ordinance or judicial or administrative decision or order having a material effect or relating to the operation of the Network Facilities and the conduct of their ICP Business by the Borrower and its Subsidiaries (including, without limitation, any statutes, decisions or orders affecting long distance telecommunication resellers generally and not directed against the Borrower or any of its Subsidiaries specifically) which have been issued or adopted (or which have been proposed) and which could reasonably be expected to have a Materially Adverse Effect.


                                   ARTICLE 7

                               Negative Covenants

         So long as the Borrower has the right to borrow hereunder (whether or not the conditions to borrowing have been or can be fulfilled), or any Loans are outstanding hereunder, and unless the Majority Lenders, or such greater number of Lenders as may be expressly provided herein, shall otherwise consent in writing:

         Section 7.1 Indebtedness of the Borrower and its Subsidiaries. The Borrower shall not, and shall cause each of its Subsidiaries not to, create, assume, incur or otherwise become or remain obligated in respect of, or permit to be outstanding, any Indebtedness except:

                  (a) The Obligations;

                  (b) Current accounts payable, accrued expenses and customer advance payments incurred in the ordinary course of business;

                  (c) Secured (including purchase money security Indebtedness) and unsecured Indebtedness, Capitalized Lease Obligations and Indebtedness in the form of a sale-leaseback transaction in an amount for the Borrower on a consolidated basis with its Subsidiaries not in excess of $5,000,000 in the aggregate at any one time outstanding;

                  (d) Obligations of the Borrower under Interest Hedge
Agreements;

                  (e) Indebtedness permitted under Section 7.5 hereof;

                  (f) Subject to the prior written approval of the Majority Lenders and the requirements of Section 2.7, unsecured and contractually subordinated Indebtedness for Money Borrowed incurred by the Borrower after the Agreement Date, having no amortization of principal prior to the date which is six (6) months after the Maturity Date, that would not result in a pro forma breach of the Financial Covenants, and otherwise in form and substance satisfactory to the Administrative Agent, the Syndication Agent and the Documentation Agent; and

                  (g) Indebtedness representing judgments that do not otherwise result in an Event of Default.

         Section 7.2 Limitation on Liens. The Borrower shall not, and shall cause each of its Subsidiaries not to, create, assume, incur or permit to exist or to be created, assumed, incurred or permitted to exist, directly or indirectly, any Lien on any of its properties or assets, whether now owned or hereafter acquired, except for Permitted Liens. The Borrower shall cause each of its Subsidiaries not to, create, assume, incur or permit to exist or to be created, assumed, incurred or permitted to exist, directly or indirectly, any Lien on any of its properties or assets, whether now owned or hereafter acquired, except for purchase money security interests, which are perfected automatically by operation of law (and as to which no Uniform Commercial Code financing statement is filed) only for the period (not to exceed twenty (20)
days) of automatic perfection under the law of the applicable jurisdiction, and limited to Liens on assets so purchased.

         Section 7.3 Amendment and Waiver. The Borrower shall not, and shall cause each of its Subsidiaries not to, enter into any amendment of, or agree to or accept or consent to any waiver of any of the provisions of its articles or certificate of incorporation or partnership agreement or operating agreement, as appropriate, or its material equipment purchase agreements (except that the Borrower may add additional equipment to such agreement), other than any such amendment, consent, or waiver that is not adverse to the interests of the Administrative Agent and the Lenders.

         Section 7.4 Liquidation, Merger or Disposition of Assets.

                  (a) Disposition of Assets. The Borrower shall not, and shall cause each of its Subsidiaries not to, at any time sell, lease, abandon, or otherwise dispose of all or any substantial part of its assets; provided, however, that (i) sales of inventory, the disposition of non-material obsolete assets in the ordinary course of business, and the disposition of equipment and items of inventory, shall be permitted, provided that such Person has acquired or is acquiring, in a contemporaneous transaction, replacement equipment or inventory of greater value, (ii) the Borrower and its Subsidiaries may make such dispositions without consent or approval hereunder, provided that such dispositions do not, in the aggregate, exceed $3,000,000 in value, (iii) the Borrower may sell its First Pay division, subject to Section 2.7(b)(ii), and
(iv) dispositions not otherwise permitted under clauses (i) and (ii) hereof shall be permitted with the prior written consent of the Majority Lenders, provided that the Net Proceeds therefrom are applied as provided in Section 2.7(b) hereof.

                  (b) Liquidation or Merger. The Borrower shall not, and shall cause each of its Subsidiaries not to, at any time liquidate or dissolve itself (or suffer any liquidation or dissolution) or otherwise wind up, or enter into any merger except as permitted in Section 7.6.

         Section 7.5 Limitation on Guaranties. The Borrower shall not, and shall cause each of its Subsidiaries not to, at any time guarantee, assume, be obligated with respect to, or permit to be outstanding any Guaranty of, any obligation of any other Person (including, without limitation, any Subsidiary) other than (a) a guaranty by endorsement of negotiable instruments for collection in the ordinary course of business, or (b) as may be contained in any Loan Document including, without limitation, the Parent Guaranty and the Subsidiary Guaranty.

         Section 7.6 Investments and Acquisitions. The Borrower shall not, and shall cause each of its Subsidiaries not to, make any loan or advance, or make any Investment or otherwise acquire for consideration evidences of Indebtedness, capital stock or other securities of any Person, or make any Acquisition unless
(i) the Borrower shall have demonstrated its pro forma compliance with the Financial Covenants hereof, after giving effect to such Acquisition or Investment, and shall have certified to the Administrative Agent and the Lenders that such Acquisition or Investment shall not have a Materially Adverse Effect, or otherwise cause or result in any Default hereunder, (ii) the Borrower shall provide the Lenders with notice, not less than twenty (20) days with respect to Acquisitions or ten (10) days with respect to Investments, prior to the proposed closing thereof, and with copies of all information pertaining to such Acquisition or Investment, and a certificate signed by the chief financial officer of the Borrower, certifying the Borrower's pro forma compliance with the Financial Covenants, together with any calculations necessary to demonstrate such compliance, (iii) the Borrower shall have complied with the applicable provisions of Section 5.13 hereof, and (iv) the Borrower shall have obtained the prior written consent of the Majority Lenders.

         Section 7.7 Restricted Payments and Purchases. The Borrower shall not, and shall cause each of its Subsidiaries not to, directly or indirectly declare or make any Restricted Payment or Restricted Purchase.

         Section 7.8 Implementation Phase - Total Debt to Total Capital Ratio. The Borrower shall not permit the Total Debt to Total Capital Ratio to exceed 55% at any time prior to December 31, 2001.

         Section 7.9 Implementation Phase - Minimum Access Lines Installed and Billed. The Borrower shall not permit the number of installed and billed "on-network" and reseller access line equivalents as of the end of any quarter to be less than those indicated below for such quarter:

             --------------------------------------------------------------
                 QUARTER ENDING                 NUMBER OF ACCESS LINES
             --------------------------------------------------------------
                    03/31/00                            21,900
             --------------------------------------------------------------
                    06/30/00                            28,500
             --------------------------------------------------------------
                    09/30/00                            35,800
             --------------------------------------------------------------
                    12/31/00                            44,200
             --------------------------------------------------------------
                    03/31/01                            55,500
             --------------------------------------------------------------
                    06/30/01                            67,200
             --------------------------------------------------------------
                    09/30/01                            79,500
             --------------------------------------------------------------
                    12/31/01                            91,200
             --------------------------------------------------------------

         Section 7.10 Implementation Phase - Minimum Annualized Revenue. The Borrower shall not permit the revenues for itself and its Subsidiaries, determined on a consolidated basis for the most recent two fiscal quarter period, multiplied by two (2), to be less than the numbers set forth for such period below:

             --------------------------------------------------------------
                QUARTER ENDING              MINIMUM ANNUALIZED REVENUES
             --------------------------------------------------------------
                   03/31/00                         $14,600,000
             --------------------------------------------------------------
                   06/30/00                         $17,400,000
             --------------------------------------------------------------
                   09/30/00                         $26,000,000
             --------------------------------------------------------------
                   12/31/00                         $36,700,000
             --------------------------------------------------------------
                   03/31/01                         $48,500,000
             --------------------------------------------------------------
                   06/30/01                         $62,200,000
             --------------------------------------------------------------
                   09/30/01                         $76,600,000
             --------------------------------------------------------------
                   12/31/01                         $90,800,000
             --------------------------------------------------------------

         Section 7.11 Implementation Phase - Minimum Annualized Operating Cash Flow. The Borrower shall not permit its Annualized Operating Cash Flow to be less than the numbers set forth for such period below:

             -------------------------------------------------------------
               QUARTER ENDING            ANNUALIZED OPERATING CASH FLOW
             -------------------------------------------------------------
                  03/31/00                       ($30,800,000)
             -------------------------------------------------------------
                  06/30/00                       ($34,900,000)
             -------------------------------------------------------------
                  09/30/00                       ($30,100,000)
             -------------------------------------------------------------
                  12/31/00                       ($21,800,000)
             -------------------------------------------------------------
                  03/31/01                        (13,700,000)
             -------------------------------------------------------------
                  06/30/01                        ($4,500,000)
             -------------------------------------------------------------
                  09/30/01                         $4,600,000
             -------------------------------------------------------------
                  12/31/01                        $11,900,000
             -------------------------------------------------------------

         Section 7.12 Implementation Phase - Maximum Capital Expenditures. During the periods set forth below, the Borrower shall not, and shall cause its Subsidiaries not to, make Capital Expenditures in excess in the aggregate of the amounts set forth below:

             ------------------------------------------------------------
                    YEAR                  MAXIMUM CAPITAL EXPENDITURES
             ------------------------------------------------------------
                    2000                          $56,200,000
             ------------------------------------------------------------
                    2001                           $9,000,000
             ------------------------------------------------------------
                    2002                          $26,500,000
             ------------------------------------------------------------

Provided, however, that the Borrower may carry forward the unused portion of the previous year's Capital Expenditures limit in an amount not to exceed the lesser of: (i) the unused portion of the previous year's Capital Expenditures limit or
(ii) 25% of the previous year's Capital Expenditures limit.

         Section 7.13 Operating Phase - Ratio of Annualized Operating Cash Flow to Cash Interest Expense. The Borrower shall not permit the ratio, as of the end of any fiscal quarter, of (i) Annualized Operating Cash Flow to (ii) Cash Interest Expense for the four-quarter period then ended, to be less than the ratio set forth below for any fiscal quarter ending during the periods indicated:

           Period                                              Ratio
           ------                                              -----

           March 31, 2002 through June 29, 2002                1.35:1
           June 30, 2002 through September 29, 2002            1.75:1
           September 30, 2002 through December 30, 2002        2.25:1
           December 31, 2002 through and thereafter            3.00:1

         Section 7.14 Operating Phase - Fixed Charge Coverage Ratio. The Borrower shall not as of the end of any fiscal quarter commencing with the fiscal quarter ended June 30, 2002, permit the Fixed Charge Coverage Ratio to be less than 1:00:1.

         Section 7.15 Operating Phase - Total Leverage Ratio. The Borrower shall not at any time permit the Total Leverage Ratio to exceed the ratio set forth below for any fiscal quarter ending during the periods indicated:

           Period                                                 Ratio
           ------                                                 -----

           December 31, 2001 through March 30, 2002               9.00:1
           March 31, 2002 through June 29, 2002                   6.00:1
           June 30, 2002 through September 29, 2002               4.50:1
           September 30, 2002 through December 30, 2002           3.50:1
           December 31, 2002 through March 30, 2003               3.00:1
           March 31, 2003 and thereafter                          2.25:1


         Section 7.16 Operating Phase - Annualized Operating Cash Flow to Pro Forma Debt Service Ratio. The Borrower shall not as of the end of any fiscal quarter permit the ratio of Annualized Operating Cash Flow to Pro Forma Debt Service to be less than the ratio set forth below for any fiscal quarter ending during the periods indicated:

          Period                                           Ratio
          ------                                           -----

          March 31, 2002 through March 30, 2003            1.25:1
          March 31, 2003 through March 30, 2004            1.50:1
          March 31, 2004 and thereafter                    2.00:1

         Section 7.17 Affiliate Transactions. The Borrower shall not, and shall cause each of its Subsidiaries not to, at any time engage in any transaction with an Affiliate, or make an assignment or other transfer of any of its properties or assets to any Affiliate, on terms less advantageous to the Borrower or such Subsidiary than would be the case if such transaction had been effected with a non-Affiliate.

         Section 7.18 Real Estate. Neither the Borrower nor any of its Subsidiaries shall purchase or become obligated to purchase any real estate having a purchase price in excess of $250,000, without complying with Section
5.10 hereof.

         Section 7.19 ERISA Liabilities. The Borrower shall not, and shall cause each of its Subsidiaries not to, (i) permit the assets of any of their respective Plans to be less than the amount necessary to provide all accrued benefits under such Plans, except to the extent permitted under Applicable Law, or (ii) enter into any Multiemployer Plan.


                                    ARTICLE 8

                                     Default

         Section 8.1 Events of Default. Each of the following shall constitute an Event of Default, whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment or order of any court or any order, rule or regulation of any governmental or non-governmental body:

                  (a) Any representation or warranty made under this Agreement or any other Loan Document shall prove incorrect or misleading in any material respect when made or deemed to be made pursuant to Section 4.2 hereof, or there shall occur any Default under Article 7 hereof;

                  (b) The Borrower shall default in the payment of principal amount or of any interest on any of the Notes, or in the payment of any fees or other amounts (other than principal) payable to the Lenders, the Administrative Agent or any of them, when due;

                  (c) The Borrower or any of its Restricted Subsidiaries shall default in the performance or observance of any agreement or covenant (other than as specifically referred to in other clauses of this Section 8.1) contained herein, which Default shall not be cured within a period of twenty (20) days from the occurrence of such Default;

                  (d) There shall occur any default in the performance or observance of any agreement or covenant or breach of any representation or warranty contained in any of the Loan Documents by the Parent, any of its Subsidiaries, or any other obligor thereunder, including without limitation, the Parent Guaranty, which Default shall not be cured within a period of twenty (20) days from the occurrence of such Default;

                  (e) There shall be entered and remain unstayed a decree or order for relief in respect of the Parent or any of its Subsidiaries under Title 11 of the United States Code as now constituted or hereafter amended, or any other applicable Federal or state bankruptcy law or other similar law, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or similar official of the Parent or any of its Subsidiaries, or of any substantial part of their respective properties, or ordering the winding-up or liquidation of the affairs of the Parent or any of its Subsidiaries; or an involuntary petition shall be filed against the Parent or any of its Subsidiaries and a temporary stay entered, and (i) such petition and stay shall not be diligently contested, or (ii) such petition and stay shall continue undismissed for a period of thirty (30) consecutive days;

                  (f) The Parent or any of its Subsidiaries shall file a petition, answer or consent seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other applicable Federal or state bankruptcy law or other similar law, or the Parent or any of its Subsidiaries shall consent to the institution of proceedings thereunder or to the filing of any such petition or shall seek, or consent to, the appointment or taking of possession of a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Parent or any of its Subsidiaries or of any substantial part of their respective properties, or the Parent or any of its Subsidiaries shall fail generally to pay their respective debts as they become due, or the Parent or any of the its Subsidiaries shall take any action in furtherance of any such action;

                  (g) An uninsured judgment shall be entered by any court against the Borrower or any of its Subsidiaries for the payment of money which exceeds singly or in the aggregate with other such judgments, $500,000, or a warrant of attachment or execution or similar process shall be issued or levied against property of the Borrower or any of its Subsidiaries which, together with all other such property of the Borrower or any of its Subsidiaries subject to other such process, exceeds in value $500,000 in the aggregate, and if, within thirty (30) days after the entry, issue or levy thereof, such judgment, warrant or process shall not have been paid or discharged or stayed pending appeal, or if, after the expiration of any such stay, such judgment, warrant or process shall not have been paid or discharged;

                  (h) There shall be at any time any "accumulated funding deficiency," as defined in ERISA or in Section 412 of the Code in excess of $500,000, with respect to any Plan maintained by the Parent or any of its Subsidiaries, or to which the Parent or any of its Subsidiaries has any liabilities, or any trust created thereunder; or a trustee shall be appointed by a United States District Court to administer any such Plan; or PBGC shall institute proceedings to terminate any such Plan; or the Parent or any of its Subsidiaries shall incur any liability to PBGC in connection with the termination of any such Plan; or any Plan or trust created under any Plan of the Parent or any of its Subsidiaries shall engage in a "prohibited transaction" (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) which would subject any such Plan, any trust created thereunder, any trustee or administrator thereof, or any party dealing with any such Plan or trust to a tax or penalty on "prohibited transactions" imposed by Section 502 of ERISA or
Section 4975 of the Code;

                  (i) Any event shall occur which has a Materially Adverse
Effect;

                  (j) There shall occur (i) any default permitting the holder to accelerate any Indebtedness of the Parent or any of the its Restricted Subsidiaries in an aggregate principal amount exceeding $500,000; or (ii) any default under any Interest Hedge Agreement;

                  (k) There shall occur a Change of Control;

                  (l) Any Note, Security Document or other Loan Document, or any provision thereof, shall at any time and for any reason be declared by a court of competent jurisdiction to be null and void, or a proceeding shall be commenced by the Parent or any of its Subsidiaries, or by any governmental authority having jurisdiction over the Parent or any of its Subsidiaries, seeking to establish the invalidity or unenforceability thereof (exclusive of questions of interpretation of any provision thereof), or the Parent or any of its Subsidiaries shall deny that it has any liability or obligation for the payment of principal or interest or any other amounts purported to be created under any Loan Document;

                  (m) Any Security Document shall for any reason fail or cease to create a valid Lien on or Security Interest in any significant portion of the Collateral purported to be covered thereby or any significant portion of the Collateral shall, for any reason cease to be perfected; or

                  (n) Any License shall be terminated or revoked.

         Section 8.2 Remedies.

                  (a) If an Event of Default specified in Section 8.1 (other than an Event of Default under Section 8.1(e) or Section 8.1(f)) shall have occurred and shall be continuing, the Administrative Agent, at the request of the Majority Lenders, shall formally declare that an Event of Default has occurred and (i) terminate the Commitments and (ii) declare the principal of and interest on the Loans and the Notes and all other amounts owed to the Lenders and the Administrative Agent under this Agreement, the Notes and the other Loan Documents to be forthwith due and payable without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, anything in this Agreement, the Notes and the other Loan Documents to the contrary notwithstanding, and the Commitments shall thereupon forthwith terminate, and all such amounts payable in respect of the Loans shall be due and payable.

                  (b) Upon the occurrence and during the continuance of an Event of Default specified in Section 8.1(e) or Section 8.1(f), all principal, interest and other amounts due hereunder and under the Notes, and all other Obligations, shall thereupon and concurrently therewith become due and payable and the Commitments shall forthwith terminate and the principal amount of the Loans outstanding hereunder shall bear interest at the Default Rate, all without any action by the Administrative Agent or the Lenders or the Majority Lenders or any of them and without presentment, demand, protest or other notice of any kind, all of which are expressly waived, anything in this Agreement or in the other Loan Documents to the contrary notwithstanding.

                  (c) Upon acceleration of the Notes, as provided in subsection
(a) or (b) of this Section 8.2, the Administrative Agent and the Lenders shall have all of the post-default rights granted to them, or any of them, under the Loan Documents and under Applicable Law.

                  (d) Upon acceleration of the Notes, as provided in subsection
(a) or (b) of this Section 8.2, the Administrative Agent shall have the right (but not the obligation) upon the request of the Majority Lenders to operate the ICP Business of the Borrower and its Subsidiaries and pursuant to the terms and subject to any limitations contained in the Security Documents and, within any guidelines established by the Majority Lenders, to make any and all payments and expenditures necessary or desirable in connection therewith. Such payments and expenditures in excess of receipts shall constitute Advances under the Revolving Loan Commitment, not in excess of the amount of the Revolving Loan Commitment. Advances made pursuant to this Section 8.2(d) shall bear interest as provided in
Section 2.3(d) and shall be payable on demand. The making of one or more Advances under this Section 8.2(d) shall not create any obligation on the part of the Lenders to make any additional Advances hereunder. No exercise by the Administrative Agent of the rights granted to it under this Section 8.2(d) shall constitute a waiver of any other rights and remedies granted to the Administrative Agent and the Lenders, or any of them, under this Agreement or any other Loan Document or at law. The Borrower hereby irrevocably appoints the Administrative Agent, as collateral agent for the Lenders, the true and lawful attorney of the Borrower, in its name and stead and on its behalf, to execute, receipt for or otherwise act in connection with any and all contracts, instruments or other documents in connection with the completion and operation of the ICP Business in the exercise of the Administrative Agent's and the Lenders' rights under this Section 8.2(d). Such power of attorney is coupled with an interest and is irrevocable.

                  (e) Upon acceleration of the Notes, as provided in subsection
(a) or (b) of this Section 8.2, the Administrative Agent, upon request of the Majority Lenders, shall have the right to the appointment of a receiver for the properties and assets of the Borrower and its Subsidiaries hereby consents to such right and such appointment and hereby waives any objection the Borrower or any Subsidiary may have thereto or the right to have a bond or other security posted by the Administrative Agent on behalf of the Lenders, in connection therewith.

                  (f) The rights and remedies of the Administrative Agent and the Lenders hereunder shall be cumulative and not exclusive.

         Section 8.3 Payments Subsequent to Declaration of Event of Default. Subsequent to the acceleration of the Loans under Section 8.2 hereof, payments and prepayments under this Agreement made to any of the Administrative Agent or the Lenders or otherwise received by any of such Persons (from realization on Collateral for the Obligations or otherwise) shall be paid over to the Administrative Agent (if



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

necessary) and distributed by the Administrative Agent as follows: first, to the costs and expenses, if any, incurred in connection with the collection of such payment or prepayment including, without limitation, any costs incurred by the Administrative Agent in connection with the sale or disposition of any Collateral for the Obligations; second, to the Lenders and the Administrative Agent for any fees hereunder or under any of the other Loan Documents then due and payable; third, to damages incurred by the Administrative Agent or any Lender by reason of any breach hereof or of any other Loan Document; fourth, to the Lenders pro rata on the basis of their respective unpaid principal amounts (except as provided in Section 2.2(e)(iv)), to the payment of any unpaid interest which may have accrued on the Obligations; fifth, to the Lenders (and their Affiliates, in the case of Obligations under the Interest Hedge Agreements) pro rata on the basis of their respective unpaid amounts, to the payment of any other unpaid Obligations; and sixth, upon satisfaction in full of all Obligations, to the Borrower or as otherwise required by law.


                                   ARTICLE 9

                         The Administrative Agent, Etc.

         Section 9.1 Appointment and Authorization. Each Lender hereby irrevocably appoints and authorizes, and hereby agrees that it will require any transferee of any of its interest in the Loans and in its Notes irrevocably to appoint and authorize, the Administrative Agent and the Documentation Agent to take such actions as its agents on its behalf and to exercise such powers hereunder and under the Security Documents as are delegated by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. Neither the Administrative Agent nor the Documentation Agent nor any of their respective directors, officers, employees or agents, shall be liable for any action taken or omitted to be taken by it or them hereunder or thereunder or in connection herewith or therewith, except for its or their own gross negligence or willful misconduct.

         Section 9.2 Interest Holders. The Administrative Agent and the Documentation Agent may treat each Lender, or the Person designated in the last notice filed with the Administrative Agent, as the holder of all of the interests of such Lender in the Loans and in its Notes until written notice of transfer, signed by such Lender (or the person designated in the last notice filed with the Administrative Agent) and by the Person designated in such written notice of transfer, in form and substance satisfactory to the Administrative Agent, shall have been filed with the Administrative Agent. The Administrative Agent shall keep a Register of all Lenders hereunder, as provided in Section 11.5 hereof.

         Section 9.3 Consultation with Counsel. The Administrative Agent and the Documentation Agent each may consult with Paul, Hastings, Janofsky & Walker LLP, Atlanta, Georgia, special counsel to the Administrative Agent and the Documentation Agent, or with other legal counsel and shall not be liable for any action taken or suffered



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by it in good faith in consultation with the Majority Lenders and in reasonable reliance on such consultations with such legal counsel.

         Section 9.4 Documents. The Administrative Agent and the Documentation Agent shall be under no duty to examine, inquire into, or pass upon the validity, effectiveness or genuineness of this Agreement, any Note, any other Loan Document, or any other instrument, document or communication furnished pursuant hereto or in connection herewith, and the Administrative Agent and the Documentation Agent shall be entitled to assume that they are valid, effective and genuine, have been signed or sent by the proper parties and are what they purport to be.

         Section 9.5 Administrative Agent, Documentation Agent, Syndication Agent and Affiliates. With respect to the Commitments and the Loans, Affiliates of the Administrative Agent, the Syndication Agent and the Documentation Agent each shall have the same rights and powers hereunder as any other Lender, and the Administrative Agent, the Syndication Agent and the Documentation Agent and Affiliates of the Administrative Agent, the Syndication Agent and the Documentation Agent each may accept deposits from, lend money to and generally engage in any kind of business with the Borrower, any of its Subsidiaries or any Affiliates of, or Persons doing business with, the Borrower, as if they were not affiliated with the Administrative Agent, the Syndication Agent, or the Documentation Agent and without any obligation to account therefor.

         Section 9.6 Responsibility of the Administrative Agent and the Documentation Agent. The duties and obligations of the Administrative Agent and the Documentation Agent under this Agreement and the Security Documents are only those expressly set forth in this Agreement and the Security Documents. The Administrative Agent and the Documentation Agent shall be entitled to assume that no Default has occurred and is continuing unless such agent has been notified by the Borrower of such fact, or has been notified by a Lender in writing that such Lender considers that a Default has occurred and is continuing, and such Lender shall specify in detail the nature thereof. The Administrative Agent shall not be liable hereunder for any action taken or omitted to be taken except for such agent's own gross negligence or willful misconduct. The Administrative Agent shall provide each Lender with copies of such documents received from the Borrower as such Lender may request.

         Section 9.7 Security Documents. The Administrative Agent is hereby authorized to act on behalf of the Lenders, acting for the ratable benefit of the Lenders, in its own capacity and through other agents and sub-agents appointed by it, under the Security Documents, provided that the Administrative Agent shall not agree to the release of any collateral, or any property encumbered by any mortgage, pledge or security interest except in compliance with Section 11.12 hereof or as otherwise contemplated by this Agreement. Each Lender hereby irrevocably authorizes the Administrative Agent, at its option and in its discretion, but only upon receipt by the Administrative Agent of a certificate from the Borrower that no Default then exists or would be caused thereby, to release any and all Guaranties of the Obligations and any Lien granted to or held by the Administrative Agent upon any Collateral (i) upon the irrevocable payment in full in cash of all outstanding Obligations; (ii) constituting Collateral being sold or disposed of if the sale or disposition is made in compliance with the terms of this Agreement, as certified by an Authorized Signatory of the Borrower; or
(iii) if approved, authorized or ratified in writing by the Administrative Agent at the direction of each of the Lenders in accordance with this Agreement. Upon request by the Administrative Agent at any time, each Lender will confirm in writing the Administrative Agent's authority to release particular types or items of Collateral pursuant to this Section 9.7.

         Section 9.8 Action by the Administrative Agent and the Documentation Agent.

                  (a) The Administrative Agent and the Documentation Agent shall be entitled to use such agent's discretion with respect to exercising or refraining from exercising any rights which may be vested in it, and with respect to taking or refraining from taking any action or actions which it may be able to take under or in respect of, this Agreement or any other Loan Document, unless the Administrative Agent shall have been instructed by the Majority Lenders to exercise or refrain from exercising such rights or to take or refrain from taking such action; provided that the Administrative Agent shall not exercise any rights under Section 8.2(a) of this Agreement without the request of the Majority Lenders. The Administrative Agent and the Documentation Agent shall incur no liability under or in respect of this Agreement with respect to anything which it may do or refrain from doing in the exercise of its judgment or which may seem to it to be necessary or desirable in the circumstances, except for such agent's gross negligence or willful misconduct.

                  (b) The Administrative Agent and the Documentation Agent shall not be liable to the Lenders or to any Lender in acting or refraining from acting under this Agreement or any other Loan Document in accordance with the instructions of the Majority Lenders (unless the instructions of all the Lenders are expressly required hereby or thereby) and any action taken or failure to act pursuant to such instructions shall be binding on all Lenders.

         Section 9.9 Notice of Default or Event of Default. In the event that any Lender shall acquire actual knowledge, or shall have been notified, of any Default (other than through a notice by one party hereto to all other parties), such Lender shall promptly notify the Administrative Agent, and the Administrative Agent shall take such action and assert such rights under this Agreement as the Majority Lenders shall request in writing, and the Administrative Agent shall not be subject to any liability by reason of its acting pursuant to any such request, except for its own gross negligence or willful misconduct. If the Majority Lenders shall fail to request the Administrative Agent to take action or to assert rights under this Agreement in respect of any Default within ten (10) days after their receipt of the notice of any Default from the Administrative Agent or any Lender, or shall request inconsistent action with respect to such Default, the Administrative Agent may, but shall not be required to, take such action and assert such rights (other than rights under Article 8 hereof) as it deems in its discretion, acting in a manner that is not grossly negligent and does not constitute willful misconduct, to be advisable for the protection of the Lenders, except that, if the Majority Lenders have instructed the Administrative



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Agent not to take such action or assert such right, in no event shall the
Administrative Agent act contrary to such instructions.

         Section 9.10 Responsibility Disclaimed. The Administrative Agent and the Documentation Agent shall not be under any liability or responsibility whatsoever as Administrative Agent or Documentation Agent (as the case may be):

                  (a) To the Borrower or any other Person as a consequence of any failure or delay in performance by or any breach by, any Lender or Lenders of any of its or their obligations under this Agreement;

                  (b) To any Lender or Lenders, as a consequence of any failure or delay in performance by, or any breach by, (i) the Borrower of any of its obligations under this Agreement or the Notes or any other Loan Document, or
(ii) any Subsidiary of the Borrower or any other obligor under any other Loan Document; or

                  (c) To any Lender or Lenders, for any statements, representations or warranties in this Agreement, or any other document contemplated by this Agreement or any information provided pursuant to this Agreement (other than, with respect to the Administrative Agent only, calculations made by it as Administrative Agent hereunder), any other Loan Document, or any other document contemplated by this Agreement, or for the validity, effectiveness, enforceability or sufficiency of this Agreement, the Notes, any other Loan Document, or any other document contemplated by this Agreement.

         Section 9.11 Indemnification. The Lenders agree to indemnify the Administrative Agent, the Syndication Agent and the Documentation Agent (to the extent not reimbursed by the Borrower) pro rata according to their respective Commitment Ratios, from and against any and all liabilities, obligations, losses (other than the loss of principal and interest hereunder in the event of a bankruptcy or out-of-court `work-out' of the Loans or otherwise), damages, penalties, actions, judgments, suits, costs, expenses (including fees and expenses of experts, agents, consultants and counsel), or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Administrative Agent, the Syndication Agent and the Documentation Agent in any way relating to or arising out of this Agreement, any other Loan Document, or any other document contemplated by this Agreement or any action taken or omitted by the Administrative Agent, the Syndication Agent or the Documentation Agent under this Agreement, any other Loan Document, or any other document contemplated by this Agreement, except that no Lender shall be liable to the Administrative Agent, the Syndication Agent or the Documentation Agent for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements resulting from the gross negligence or willful misconduct of such agent.

         Section 9.12 Credit Decision. Each Lender represents and warrants to the other Lenders and to the Administrative Agent and the Documentation Agent that:



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

                  (a) In making its decision to enter into this Agreement and to make its Advances it has independently taken whatever steps it considers necessary to evaluate the financial condition and affairs of the Borrower and that it has made an independent credit judgment, and that it has not relied upon the Administrative Agent or the Documentation Agent or any other Lender or information provided by the Administrative Agent or the Documentation Agent (other than, with respect to the Administrative Agent only, information provided to the Administrative Agent by the Borrower and forwarded by the Administrative Agent to the Lenders); and

                  (b) So long as any portion of the Loans remains outstanding, it will continue to make its own independent evaluation of the financial condition and affairs of the Borrower.

         Section 9.13 Successor Administrative Agent. The Administrative Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower. Upon any such resignation, the Majority Lenders shall have the right to appoint a successor Administrative Agent. If, within thirty (30) days after the retiring Administrative Agent gives notice of resignation, no successor Administrative Agent shall have been so appointed by the Majority Lenders and shall have accepted such appointment, the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent which shall be any Lender or a commercial bank organized under the laws of the United States of America or any political subdivision thereof which has combined capital and reserves in excess of $250,000,000. Upon the appointment hereunder of a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges, duties and obligations of the retiring Administrative Agent and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Article shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent.

         Section 9.14 Delegation of Duties. The Administrative Agent and the Documentation Agent may execute any of such agent's duties under the Loan Documents by or through agents or attorneys selected by such agent using reasonable care, and shall be entitled to advice of counsel concerning all matters pertaining to such duties.

         Section 9.15 Other Agents and Titles. Other than the Administrative Agent, the Syndication Agent and the Documentation Agent, Lenders (or their Affiliates) awarded titles in this Agreement, such as Co-Lead Arrangers, Co-Agents and the like, shall have no duties or responsibilities hereunder, and no liability shall result from such titles, which are purely honorary in nature.



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                                   ARTICLE 10

              Change in Circumstances Affecting Eurodollar Advances

         Section 10.1 Eurodollar Basis Determination Inadequate or Unfair.

                  (a) Inadequate. If with respect to any proposed Eurodollar Advance for any Interest Period, the Administrative Agent determines after consultation with the Lenders that deposits in dollars (in the applicable amount) are not being offered to each of the Lenders in the relevant market for such Interest Period, and are thus not available, the Administrative Agent shall forthwith give notice thereof to the Borrower and the Lenders, whereupon until the Administrative Agent notifies the Borrower that the circumstances giving rise to such situation no longer exist, the obligations of any affected Lender to make such Eurodollar Advance shall be suspended.

                  (b) Unfair. If with respect to any proposed Eurodollar Advance for any Interest Period, the Administrative Agent determines after consultation with the Lenders that the Eurodollar Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to any Lender of making or maintaining its affected Eurodollar Advances during such Interest Period, the Administrative Agent shall forthwith give notice thereof to the Borrower and the Lenders, whereupon until the Administrative Agent notifies the Borrower that the circumstances giving rise to such situation no longer exist, the obligations of any affected Lender to make such Eurodollar Advance shall be suspended.

         Section 10.2 Illegality. If after the date hereof, the adoption of any Applicable Law, or any change in any Applicable Law (whether adopted before or after the Agreement Date), or any change in interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender with any directive (whether or not having the force of law) of any such authority, central bank or comparable agency, shall make it unlawful or impossible for any Lender to make, maintain or fund Eurodollar Advances, such Lender shall so notify the Administrative Agent, and the Administrative Agent shall forthwith give notice thereof to the other Lenders and the Borrower. Before giving any notice to the Administrative Agent pursuant to this Section 10.2, such Lender shall designate a different lending office if such designation will avoid the need for giving such notice and will not, in the sole, good faith judgment of such Lender, be otherwise disadvantageous to such Lender. Upon receipt of such notice, notwithstanding anything contained in Article 2 hereof, the Borrower shall repay in full the then outstanding principal amount of each Eurodollar Advance of such Lender, together with accrued interest thereon, on either (a) the last day of the then current Interest Period applicable to such Eurodollar Advances if such Lender may lawfully continue to maintain and fund such Eurodollar Advances to such day or (b) immediately if such Lender may not lawfully continue to fund and maintain such Eurodollar Advances to such day. Concurrently with repaying each Eurodollar Advance of such Lender, notwithstanding anything contained in Article 2 or Article 3 hereof, the Borrower may, if no Default then exists or would be caused thereby, borrow a Base Rate



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Advance from such Lender, and such Lender shall make such Advance, if so requested, in an amount such that the outstanding principal amount of the affected Note or Notes held by such Lender shall equal the outstanding principal amount of such Note or Notes immediately prior to such repayment.

         Section 10.3 Increased Costs.

                  (a) If after the date hereof, the adoption of any Applicable Law, or any change in any Applicable Law (whether adopted before or after the Agreement Date), or any interpretation or change in interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof or compliance by any Lender with any directive (whether or not having the force of law) of any such authority, central bank or comparable agency:

                           (i) shall subject any Lender to any tax, duty or other charge with respect to its obligation to make Eurodollar Advances, or its Eurodollar Advances, or shall change the basis of taxation of payments to any Lender of the principal of or interest on its Eurodollar Advances or in respect of any other amounts due under this Agreement, in respect of its Eurodollar Advances or its obligation to make Eurodollar Advances (except for changes in the rate or method of calculation of tax on the overall net income of such Lender); or

                           (ii) shall impose, modify or deem applicable any reserve (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System, but excluding any included in an applicable Eurodollar Reserve Percentage), special deposit, capital adequacy, assessment or other requirement or condition against assets of, deposits with or for the account of, or commitments or credit extended by, any Lender or shall impose on any Lender or the London interbank borrowing market any other condition affecting its obligation to make Eurodollar Advances or its Eurodollar Advances;

and the result of any of the foregoing is to increase the cost to such Lender of making or maintaining such Eurodollar Advances, or to reduce the amount of any sum received or receivable by such Lender under this Agreement or under any of its Notes with respect thereto, then, on the earlier of a date within five (5) days after demand by such Lender, or the Maturity Date, the Borrower agrees to pay to such Lender such additional amount or amounts as will compensate such Lender for such increased costs. Each Lender will notify the Borrower and the Administrative Agent of any event of which it has knowledge, which will entitle such Lender to compensation pursuant to this Section 10.3 and will designate a different lending office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole judgment of such Lender, made in good faith, be otherwise disadvantageous to such Lender.

                  (b) Any Lender claiming compensation under this Section 10.3 shall provide the Borrower required for notice under the foregoing subsection
(a), with a written certificate setting forth the additional amount or amounts to be paid to it



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hereunder and calculations therefor in reasonable detail. Such certificate shall be conclusively correct, absent manifest error. In determining such amount, such Lender may use any reasonable averaging and attribution methods. If any Lender demands compensation under this Section 10.3, the Borrower may at any time, upon at least five (5) Business Days' prior notice to such Lender, prepay in full the then outstanding Eurodollar Advances of such Lender, together with accrued interest thereon to the date of prepayment, along with any reimbursement required under Section 2.10 hereof. Concurrently with prepaying such Eurodollar Advances, the Borrower may borrow, if no Default then exists or would be caused thereby, a Base Rate Advance and such Lender shall, if so requested, make such Advance in an amount such that the outstanding principal amount of the affected Note or Notes held by such Lender shall equal the outstanding principal amount of such Note or Notes immediately prior to such prepayment.

         Section 10.4 Effect On Other Advances. If notice has been given pursuant to Section 10.1, 10.2 or 10.3 suspending the obligation of any Lender to make Eurodollar Advances, or requiring Eurodollar Advances of any Lender to be repaid or prepaid, then, unless and until such Lender notifies the Borrower that the circumstances giving rise to such repayment no longer apply, all Advances which would otherwise be made by such Lender as Eurodollar Advances shall, at the option of the Borrower, be made instead as Base Rate Advances.

                                   ARTICLE 11

                                  Miscellaneous

         Section 11.1 Notices.

                  (a) Except as otherwise expressly provided herein, all notices and other communications under this Agreement shall be in writing and shall be deemed to have been given three (3) days after deposit in the mail, designated as certified mail, return receipt requested, postage-prepaid, or one (1) day after being entrusted to a reputable commercial overnight delivery service for overnight delivery, or when sent by telecopy addressed to the party to which such notice is directed at its address determined as provided in this Section
11.1 (except that notices under Article 2 shall be effective only upon receipt). All notices and other communications under this Agreement shall be given to the parties hereto at the following addresses:

                           (i) If to the Borrower, to it at:

                                    TriVergent Communications, Inc.
                                    200 N. Main Street, Suite 303
                                    Greenville, South Carolina 29601
                                    Attn:    Clark Mizell
                                    Chief Financial Officer

                               with a copy to:



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

                                    Wyche, Burgess, Freeman & Parham, P.A.
                                    44 East Camperdown Way
                                    Greenville, South Carolina 29601
                                    Attn: Will Crawford, Esq.

                           (ii) If to the Administrative Agent, to it at:

                                    Toronto Dominion (Texas), Inc.
                                    909 Fannin, Suite 1700
                                    Houston, Texas 77010
                                    Attn: Ambreen Salters, Vice President

                                with a copy to:

                                    TD Securities (USA), Inc.
                                    31 West 52nd Street
                                    New York, NY 10019-6101
                                    Attn:    Melissa Glass, Managing Director,
                                    Communications Finance
                                    cc:      John Bown, Vice President

                                and:

                                    Paul, Hastings, Janofsky & Walker LLP
                                    600 Peachtree Street, Suite 2400
                                    Atlanta, Georgia 30308
                                    Attn: Kevin Conboy, Esq.

                           (iii) If to the Documentation Agent, to it at:

                                    Newcourt Commercial Finance Corporation
                                    c/o The CIT Group, Inc. - Structured
                                        Finance Group
                                    2 Gatehall Drive
                                    Parsippany, New Jersey 07054
                                    Attn:    Vice President - Credit
                                    Fax:     973-355-7643
                                    cc:      Vice President - Legal
                                    Fax:     973-355-7645

                                with a copy to:

                                    Paul, Hastings, Janofsky & Walker LLP
                                    600 Peachtree Street, Suite 2400
                                    Atlanta, Georgia 30308
                                    Attn: Kevin Conboy, Esq.

                           (iv) If to the Syndication Agent, to it at:



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

                                    First Union National Bank
                                    One First Union Center
                                    301 South College Street, DC-5
                                    Charlotte, NC 28288
                                    Attn: Mark Cook
                                    Fax: 704-374-4092

                           (v) If to the Lenders, to them at the addresses set forth beside their names on Schedule 2.

Copies (which shall not constitute notice) shall be provided to Persons other than parties hereto only in the case of notices under Article 8 hereof.

                  (b) Any party hereto may change the address to which notices shall be directed under this Section 11.1 by giving ten (10) days' written notice of such change to the other parties.

         Section 11.2 Expenses. The Borrower will promptly pay or reimburse:

                  (a) all reasonable out-of-pocket expenses incurred by the Administrative Agent, the Syndication Agent, and the Documentation Agent in connection with the preparation, negotiation, execution and delivery of this Agreement and the other Loan Documents, and the transactions contemplated hereunder and thereunder and the making of the initial Advance hereunder (whether or not such Advance is made), including, but not limited to, the fees and disbursements of Paul, Hastings, Janofsky & Walker LLP, special counsel for the Administrative Agent and the Documentation Agent; and

                  (b) any reasonable out-of-pocket expenses of the Administrative Agent and the Documentation Agent which are incurred in connection with the administration of the transactions contemplated in this Agreement or the other Loan Documents, the restructuring and "work out" of such transactions, and the preparation, negotiation, execution and delivery of any waiver, amendment or consent or in connection with obtaining performance under this Agreement or the other Loan Documents as well as expenses of collection or enforcement incurred by the Administrative Agent, the Documentation Agent, the Syndication Agent, and the Lenders while any Event of Default has occurred and is continuing, including, but not limited to, the fees and disbursements of any experts, agents, consultants, or special counsel for the Administrative Agent, the Syndication Agent, and the Documentation Agent, and out-of-pocket expenses for each of the Lenders.

         Section 11.3 Waivers. The rights and remedies of the Administrative Agent and the Lenders under this Agreement and the other Loan Documents shall be cumulative and not exclusive of any rights or remedies that they would otherwise have. No failure or delay by the Administrative Agent, the Documentation Agent, the Majority Lenders or the Lenders, or any of them, in exercising any right, shall, except as otherwise provided



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herein, operate as a waiver of such right. The Administrative Agent, the
Documentation Agent, and the Lenders expressly reserve the right to require strict compliance with the terms of this Agreement in connection with any future funding of a request for an Advance. In the event the Lenders decide to fund an Advance at a time when the Borrower is not in strict compliance with the terms of this Agreement, such decision by the Lenders shall not be deemed to constitute an undertaking by the Lenders to fund any further Advances or preclude the Lenders or the Administrative Agent from exercising any rights available under the Loan Documents or at law or equity. Any waiver or indulgence granted by the Administrative Agent, the Lenders or the Majority Lenders shall not constitute a modification of this Agreement, except to the extent expressly provided in such waiver or indulgence, or constitute a course of dealing at variance with the terms of the Agreement such as to require further notice of their intent to require strict adherence to the terms of the Agreement in the future.

         Section 11.4 Set-Off. In addition to any rights now or hereafter granted under Applicable Law and not by way of limitation of any such rights, upon the occurrence of an Event of Default and during the continuation thereof, the Administrative Agent and the Lenders are hereby authorized by the Borrower at any time or from time to time, without notice to the Borrower or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, time or demand, including, but not limited to, Indebtedness evidenced by certificates of deposit, in each case whether matured or unmatured) and any other Indebtedness at any time held or owing by any Lender or the Administrative Agent, to or for the credit or the account of the Borrower or any of its Subsidiaries, against and on account of the Obligations, irrespective of whether (a) any Lender or the Administrative Agent shall have made any demand hereunder or (b) any Lender or the Administrative Agent shall have declared the principal of and interest on the Loans and other amounts due hereunder to be due and payable as permitted by
Section 8.2 and although such obligations and liabilities or any of them, shall be contingent or unmatured. Upon direction by the Administrative Agent with the consent of the Majority Lenders, each Lender holding deposits of the Borrower or any of its Subsidiaries shall exercise its set-off rights as so directed.

         Section 11.5 Assignment.

                  (a) The Borrower may not assign or transfer any of its rights or obligations hereunder without the prior written consent of each of the Lenders.

                  (b) Each Lender may enter freely into participation agreements with respect to or otherwise grant participations in the Loans to one or more banks or other financial institutions; provided, however, that (i) such Lender's obligations hereunder shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participant shall not be entitled by the benefit of its participation to vote or otherwise take action under this Agreement or any other Loan Document, except with respect to the matters referred to in items (a), (b),
(c), (d), and (g) of Section 11.12 hereof, and (iv) the Borrower shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations hereunder. In addition, each Lender (x) may also assign up to one hundred percent (100%) of its rights hereunder and under the other Loan Documents to the Federal Reserve Bank or an Eligible Assignee without limitation and without any consent of the Borrower, the Documentation Agent or the Administrative Agent, and (y) otherwise sell or assign up to one hundred percent (100%) of its rights hereunder and under the other Loan Documents on an assignment basis, provided that, (A) such assignment is to another Lender, or the Borrower, the Documentation Agent and the Administrative Agent have given their prior written consent to the identity of the proposed assignee of a Lender hereunder, which consent shall not be unreasonably withheld (except that consent of the Borrower shall not be required at any time when there exists an Event of Default), (B) the assignee assumes a pro rata share of the assignor Lender's obligations hereunder determined by the percentage of the applicable Commitments assigned, for the period from the date of the assignment through the applicable Maturity Date, and (C) each such assignment (other than to an existing Lender or by any Lender to an Affiliate of such Lender) shall be in a principal amount of not less than the lesser of the entire amount of such Lender's interest hereunder or $5,000,000. Each Lender who sells or assigns a portion of its Loans pursuant hereto, other than to an Affiliate, other Lender or any Federal Reserve Bank, shall pay to the Administrative Agent an assignment fee of $3,500 with respect to each assignment, such fee to be paid to the Administrative Agent not later than the effective date of the assignment of the Loans relating thereto. Each assignment hereunder shall be without cost or expense to the Borrower. Each Lender agrees to provide the Administrative Agent and the Borrower with written notice of the assignment of all or part of its rights hereunder, and the Administrative Agent shall keep a record of all such assignments in order to be able to calculate the Commitment Ratios for the respective Facilities of the Lenders as of any time. All assignments by any of the Lenders of any interests hereunder shall be made pursuant to an Assignment and Assumption Agreement substantially in the form attached hereto as Exhibit A. Each Lender may provide any proposed participant or assignee with confidential information provided to such Lender regarding the Borrower and its Subsidiaries on a confidential basis, so long as such proposed participant or assignee shall have agreed to maintain such confidentiality. Further, each permitted assignee of any portion of the Loans shall be entitled to the benefits of Sections 2.10 and 2.12 and Article 10 hereof and all other provisions hereof and of the other Loan Documents as a 'Lender' hereunder.

                  (c) The Administrative Agent, acting for this purpose as an agent of the Borrower shall maintain a copy of each Assignment and Assumption Agreement delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and the principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrower, Documentation Agent, the Administrative Agent, and the Lenders may treat each person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection at the offices of the Administrative Agent by the Borrower or any Lender, at any reasonable time during normal business hours and from time to time upon reasonable prior notice. Upon the Administrative Agent's receipt of a duly completed Assignment and Assumption Agreement executed by an assigning Lender and an assignee Lender, the assignee's completed administrative questionnaire (unless the assignee is already a Lender, or an Affiliate of any Lender), the fee referred to in Section 11.5(b) above, and any written consent to such assignment required by such subsection, the Administrative Agent shall accept such Assignment and Assignment Agreement and record the information contained therein in the Register. No assignment shall be affected for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

         (d) In addition to any other assignment permitted pursuant to this Agreement, any Lender may assign and pledge all or any portion of its Loans, the other Obligations owed to such Lender, and its Notes for or in connection with any loan or financing, or as part of any securitization or other similar transaction; provided, however, that no Lender, as between Borrower and such Lender, shall be relieved of any of its obligations hereunder as a result of any such assignment and pledge, and provided further, in no event shall the applicable Federal Reserve Bank or trustee be considered to be a "Lender" or be entitled to require the assigning Lender to take or omit to take any action hereunder.


         (e) In the event that: (i) any Lender fails or refuses to fund its portion of an Advance hereunder at a time when the conditions precedent to an Advance have been satisfied, or (ii) any Lender (but no other Lender) requests compensation from the Borrower under Section 2.12 or Article 10 hereof, so long as no Default has occurred and is then continuing, the Borrower shall be entitled to arrange (subject to the prior written consent of the Administrative Agent and the Documentation Agent as to the identity of any prospective assignee, which consent shall not be unreasonably withheld) for the purchase of such Lender's interests in the Loans outstanding hereunder and the assumption of its Commitments by any of the other Lenders or by another third party financial institution meeting the requirements for assignees of the Lenders set forth above. The purchase price for the interest being purchased shall be the outstanding principal balance of such Lender's interest plus any outstanding accrued interest and fees due and payable to such Lender. Any costs incurred pursuant to and payable under Section 2.10, Section 2.12 or Article 10 hereof at the time of or prior to the purchase of such Lender's interests in connection with the Borrower's exercise of its rights under this Section 11.5(c) shall be borne by the Borrower except in the case of clause (i) above.

         (f) Except as specifically set forth in Section 11.5(b) hereof, nothing in this Agreement or the Notes, expressed or implied, is intended to or shall confer on any Person other than the respective parties hereto and thereto and their successors and assignees permitted hereunder and thereunder any benefit or any legal or equitable right, remedy or other claim under this Agreement or the Notes.

         (g) The provisions of this Section 11.5 shall not apply to any purchase of participations among the Lenders pursuant to Section 2.11 hereof.

         Section 11.6 Accounting Principles.

         (a) GAAP, Generally. All accounting terms used herein without definition shall be used as defined under GAAP. In the event that a Default occurs under any of Sections 7.8, 7.9, 7.10, 7.11, 7.12, 7.13, 7.14, 7.15 or
7.16 solely as a consequence of a change in GAAP occurring after the Agreement Date, the parties agree (1) to negotiate in good faith towards an appropriate change to the applicable financial covenant in order to approximate the economic results originally intended to be measured by such covenant, and (2) that such Default shall be waived by the Lenders until the ninetieth (90th) day following the occurrence of such Default. In the event of any change in GAAP which affects the Borrower's calculation of one or more of its financial covenants, the Borrower shall calculate its Financial Covenants using then current GAAP, but shall provide by way of footnote information additional calculations demonstrating its performance, had there not been a change in GAAP.

         (b) As Applicable to the Borrower. All references to financial statements and to financial and accounting terms and to Operating Cash Flow, Total Debt, Fixed Charges, Debt Service, and other such terms shall be deemed to refer to such items of the Borrower and its Subsidiaries on a fully consolidated basis, unless otherwise specified.

         Section 11.7 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute but one and the same instrument. In proving this agreement in any judicial proceedings, it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom such enforcement is sought. Any signatures delivered by a party by facsimile transmission shall be deemed an original signature hereto.

         Section 11.8 Governing Law. This Agreement and the Notes shall be construed in accordance with and governed by the internal laws of the State of New York applicable to agreements made and to be performed in New York. If any action or proceeding shall be brought in order to enforce any right or remedy under this Agreement or under any Note, each of the Borrower, the Administrative Agent, the Documentation Agent, and each Lender hereby consents to and will, and the Borrower will cause each Subsidiary to, submit to the jurisdiction of any state or federal court of competent jurisdiction sitting within the area comprising the Southern District of New York on the date of this Agreement. Each of the Borrower, the Administrative Agent, the Documentation Agent, and each Lender (the Borrower acting for itself and on behalf of its Subsidiaries) hereby agrees that service of the summons and complaint and all other process which may be served in any such suit, action or proceeding may be effected by mailing by registered mail a copy of such process to the address given in Section 11.1 hereof and that personal service of process shall not be required. Nothing herein shall be construed to prohibit service of process by any other method permitted by law or the bringing of any suit, action or proceeding in any other jurisdiction. Each of the Borrower, the Administrative Agent, the Documentation Agent, and each of the Lenders agrees that final judgment in such suit, action or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment or in any other manner provided by Applicable Law.

         Section 11.9 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof in that jurisdiction or affecting the validity or enforceability of such provision in any other jurisdiction.

         Section 11.10 Interest.

                  (a) In no event shall the amount of interest due or payable hereunder or under the Notes exceed the maximum rate of interest allowed by Applicable Law, and in the event any such payment is inadvertently made by the Borrower or inadvertently received by any Lender, then such excess sum shall be credited as a payment of principal, unless the Borrower shall notify the Administrative Agent or such Lender in writing that it elects to have such excess returned forthwith. It is the express intent hereof that the Borrower not pay and the Lenders not receive, directly or indirectly in any manner whatsoever, interest in excess of that which may legally be paid by the Borrower under Applicable Law.

                  (b) Notwithstanding the use by the Lenders of the Base Rate, the Federal Funds Rate and the Eurodollar Rate as reference rates for the determination of interest on the Loans, the Lenders shall be under no obligation to obtain funds from any particular source in order to charge interest to the Borrower at interest rates related to such reference rates.

         Section 11.11 Table of Contents and Headings. The table of contents and the headings of the various subdivisions used in this Agreement are for convenience only and shall not in any way modify or amend any of the terms or provisions hereof, nor be used in connection with the interpretation of any provision hereof.

         Section 11.12 Amendment and Waiver. Neither this Agreement nor any term hereof may be amended orally, nor may any provision hereof be waived orally but only by an instrument in writing signed by the Majority Lenders and, in the case of an amendment, by the Borrower, except that in the event of any amendment or modification which purports to effect (a) any increase in the amount of any Commitment, (b) any forgiveness of principal or any delay or extension in the terms of repayment of the Loans provided in Section 2.4 hereof (including reductions in the amount, or delay of any scheduled commitment reductions), (c) any reduction in the rate of interest or fees due hereunder or postponement of the scheduled payment thereof, (d) any release of any substantial portion of the Collateral for the Loans other than in connection with a sale or disposition permitted hereunder, (e) any waiver of any of the conditions set forth in
Section 3.1, (f) any waiver of any Default due to the failure by the Borrower to pay any sum due to any of the Lenders hereunder , (g) any subordination of the principal or interest on any Loan, (h) any release of any Guaranty of all or any portion of the Obligations, except in connection with a merger, sale or other disposition otherwise permitted hereunder (in which case, such release shall require no further approval by the Lenders), or (i) any amendment of this
Section 11.12 or of the definition of Majority Lenders, any amendment or waiver or consent may be made only by an instrument in writing signed by each of the Lenders and, in the case of an amendment, by the Borrower. Any amendment to any provision hereunder governing the rights, obligations, or liabilities of the Administrative Agent, the Syndication Agent or the Documentation Agent, in their respective capacities as such, may be made only by an instrument in writing signed by such affected Person or Persons and by each of the Lenders.

         Section 11.13 Entire Agreement. Except as otherwise expressly provided herein, this Agreement and the other documents described or contemplated herein embody the entire agreement and understanding among the parties hereto and thereto and supersede all prior agreements and understandings (including, without limitation, to the extent provided for therein, the Commitment Letter) relating to the subject matter hereof and thereof.

         Section 11.14 Other Relationships. No relationship created hereunder or under any other Loan Document shall in any way affect the ability of the Administrative Agent or the Documentation Agent and each Lender to enter into or maintain business relationships with the Borrower or any of its Affiliates beyond the relationships specifically contemplated by this Agreement and the other Loan Documents.

         Section 11.15 Directly or Indirectly. If any provision in this Agreement refers to any action taken or to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person, whether or not expressly specified in such provision.

         Section 11.16 Reliance on and Survival of Various Provisions. All covenants, agreements, statements, representations and warranties made herein or in any certificate delivered pursuant hereto (i) shall be deemed to have been relied upon by the Administrative Agent and the Documentation Agent and each of the Lenders notwithstanding any investigation heretofore or hereafter made by them, and (ii) shall survive the execution and delivery of the Notes and shall continue in full force and effect so long as any Obligations remain outstanding and unpaid. Any right to indemnification hereunder, including, without limitation, rights pursuant to Sections 2.10, 2.12, 5.11, 10.3 and 11.2 hereof, shall survive the termination of this Agreement and the payment and performance of all other Obligations.

         Section 11.17 Senior Debt. The Indebtedness of the Borrower evidenced by the Notes is secured by the Security Documents, is intended by the parties hereto to be in parity with obligations under the Interest Hedge Agreements in effect from time to time between the Borrower and any Lender, and senior in right of payment to all other Indebtedness of the Borrower other than purchase money Indebtedness for Money Borrowed permitted hereunder.

         Section 11.18 Obligations Several. The obligations of the Administrative Agent and the Documentation Agent and each of the Lenders hereunder are several, not joint.

         Section 11.19 Confidentiality. Each Lender agrees to protect the confidentiality of confidential information regarding the Borrower and its Subsidiaries, to prevent unauthorized disclosures, to take steps necessary to hold all non-public, proprietary or confidential information (which has been adequately identified as such by the Parent or the Borrower) obtained pursuant to this Agreement in accordance with its customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices; however, the Lenders may communicate with each other, and may make disclosure of any such information to their own employees, officers and directors, and to other outside examiners, Affiliates, any other Lender, outside auditors, counsel, consultants, appraisers and other professional advisors in connection with this Agreement or as reasonably required by any proposed syndicate member or any proposed transferee or participant in connection with the contemplated transfer of any Note or participation therein so long as such Person agrees to be bound by this
Section 11.19 or as required or requested by any governmental authority or representative thereof or in connection with the enforcement hereof or of any Loan Document or related document or pursuant to legal process or with respect to any litigation between or among the Borrower or any of its Subsidiaries and any of the Lenders. In no event shall any Lender be obligated or required to return any materials furnished to it by the Borrower. The foregoing provisions shall not apply to a Lender with respect to information that (i) is or becomes generally available to the public (other than through such Lender), (ii) is already in the possession of such Lender on a nonconfidential basis, (iii) comes into the possession of such Lender in a manner not known to such Lender to involve a breach of a duty of confidentiality owing to the Borrower, or (iv) must be disclosed as required by law, any court of competent jurisdiction, or bank regulator.


                                   ARTICLE 12

                              Waiver of Jury Trial

         Section 12.1 Waiver of Jury Trial. THE BORROWER, FOR ITSELF AND ON BEHALF OF ITS SUBSIDIARIES, THE DOCUMENTATION AGENT, AND THE ADMINISTRATIVE AGENT AND EACH OF THE LENDERS, HEREBY AGREE TO WAIVE AND HEREBY WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY COURT AND IN ANY ACTION OR PROCEEDING OF ANY TYPE IN WHICH THE BORROWER, ANY OF THE BORROWER'S SUBSIDIARIES, ANY OF THE LENDERS, OR THE ADMINISTRATIVE AGENT, OR ANY OF THEIR RESPECTIVE SUCCESSORS OR ASSIGNS IS A PARTY, AS TO ALL MATTERS AND THINGS ARISING DIRECTLY OR INDIRECTLY OUT OF THIS AGREEMENT, ANY OF THE NOTES OR THE OTHER LOAN DOCUMENTS AND THE RELATIONS AMONG THE PARTIES LISTED IN THIS SECTION 12.1.

         IN WITNESS WHEREOF the parties hereto have caused this Agreement to be duly executed and delivered under seal as of the date first appearing above.

BORROWER:                           TRIVERGENT COMMUNICATIONS, INC.
                                    a South Carolina corporation

                                    By:
                                       -----------------------------------------
                                    Name:
                                         ---------------------------------------
                                    Title:
                                          --------------------------------------


DOCUMENTATION AGENT:                NEWCOURT COMMERCIAL FINANCE CORPORATION,
                                    an affiliate of THE CIT GROUP, INC.

                                    By:
                                       -----------------------------------------
                                    Name:
                                         ---------------------------------------
                                    Title:
                                          --------------------------------------


SYNDICATION AGENT:                  FIRST UNION NATIONAL BANK

                                    By:
                                       -----------------------------------------
                                    Name:
                                         ---------------------------------------
                                    Title:
                                          --------------------------------------


ADMINISTRATIVE AGENT:               TORONTO DOMINION (TEXAS), INC.

                                    By:
                                       -----------------------------------------
                                    Name:
                                         ---------------------------------------
                                    Title:
                                          --------------------------------------


CO-LEAD ARRANGERS:                  TD SECURITIES (USA), INC.

                                    By:
                                       -----------------------------------------
                                    Name:
                                         ---------------------------------------
                                    Title:
                                          --------------------------------------

                                    CAPITAL SYNDICATION CORPORATION, an
                                    affiliate of THE CIT GROUP, INC.

                                    By:
                                       -----------------------------------------
                                    Name:
                                         ---------------------------------------
                                    Title:
                                          --------------------------------------


LENDERS:                            TORONTO DOMINION (TEXAS), INC.

                                    By:
                                       -----------------------------------------
                                    Name:
                                         ---------------------------------------
                                    Title:
                                          --------------------------------------



                                    NEWCOURT COMMERCIAL FINANCE CORPORATION, an affiliate of THE CIT GROUP, INC.

                                    By:
                                       -----------------------------------------
                                    Name:
                                         ---------------------------------------
                                    Title:
                                          --------------------------------------


                                    FIRST UNION NATIONAL BANK

                                    By:
                                       -----------------------------------------
                                    Name:
                                         ---------------------------------------
                                    Title:
                                          --------------------------------------

                       ASSIGNMENT AND ASSUMPTION AGREEMENT

         This Assignment and Assumption Agreement is made and entered into as of March 9, 2000, by and among Toronto Dominion (Texas), Inc., First Union National Bank and Newcourt Commercial Finance Corporation, an affiliate of The CIT Group, Inc. (each an "Assignor" and collectively, the "Assignors"), the parties listed on the signature pages hereof as Assignees (each an "Assignee" and collectively, the "Assignees"), TriVergent Communications, Inc., a South Carolina corporation (the "Borrower"), Newcourt Commercial Finance Corporation, an affiliate of The CIT Group, Inc., as documentation agent (the "Documentation Agent") and Toronto Dominion (Texas), Inc., as administrative agent (the "Administrative Agent").

                                    Recitals
                                    --------

         A. The Borrower, the Documentation Agent, the Administrative Agent and the Assignors are parties to a certain Loan Agreement dated as of February 1, 2000 (as amended, restated, supplemented or otherwise modified from time to time, the "Loan Agreement") among the Borrower, the financial institutions whose names appear as Lenders on the signature pages thereof (the "Lenders"), TD Securities (USA), Inc. and Capital Syndication Corporation, an affiliate of The CIT Group, Inc., as co-lead arrangers and co-book runners, the Documentation Agent, First Union National Bank, as syndication agent, and the Administrative Agent. Pursuant to the Loan Agreement, the Lenders have agreed to extend credit to the Borrower in an aggregate principal amount not to exceed at any time outstanding the Commitments (as defined in the Loan Agreement)(the "Assignors' Commitments"). No outstanding Loans have been made by the Assignors to the Borrower. All capitalized terms not otherwise defined herein are used herein as defined in the Loan Agreement.

         B. Each Assignor wishes to sell and assign to the Assignees, and each Assignee wishes to purchase and assume from the Assignors, as more particularly set forth herein, a portion of such Assignors' Commitments (the "Assigned Commitments").

         C. After giving effect to this Agreement, the Lenders' portions of the respective Commitments shall be deemed to be as set forth on Schedule 1 attached hereto.

The parties agree as follows:

         1. Assignment. Subject to the terms and conditions set forth herein, each Assignor hereby sells and assigns to each Assignee, and the Assignee hereby purchases and assumes from the Assignors, without recourse, on March 9, 2000 (the "Assignment Date") all obligations of such Assignor under the Loan Agreement with respect to the Assigned Commitments. Each assignment hereunder shall be made by each Assignor, on a pro rata basis, to each Assignee, based on the ratio of the Assigned Commitments purchased by such Assignee to the total amount of the Assigned Commitments of all Assignees. As full consideration for the sale of the Assigned Commitments, each

Assignee shall pay to the Assignor on the Assignment Date such amount as shall have been agreed between such Assignee and such Assignor (the "Purchase Price").

         2. Consent and Undertaking. The Administrative Agent, the Documentation Agent, and the Borrower hereby consent to the assignment made herein, and the Borrower undertakes within five (5) Business Days from the Assignment Date, upon request, to provide new Notes to the Administrative Agent or its designee, for the benefit of the Assignees and the Assignors, as appropriate, to reflect the portion of the Revolving Loan Commitment and the Term Loan Commitment, as applicable, held by each of the Assignees and the Assignors after giving effect to the assignment contemplated by this Agreement. If applicable, each Assignor agrees on the Business Day following receipt by the Administrative Agent of the new Notes, to return its superseded Note to the Administrative Agent or its designee, which shall thereupon transmit the new Notes to the Assignors and the Assignees, as appropriate, and the superseded Notes to the Borrower for cancellation.

         3. Representations and Warranties. Each of the Assignors, severally but not jointly, represents and warrants to each of the Assignees that (i) such Assignor is the legal and beneficial owner of the interests being assigned hereby and (ii) such interests are free and clear of any third party claims or adverse Liens created by, through or under such Assignor. Each Assignor represents and warrants to each Assignee and each Assignee represents and warrants to each Assignor, severally and not jointly, and solely as to itself or the rights and obligations affected hereunder that (a) it has full power and legal right to execute and deliver this Agreement and to perform the provisions of this Agreement; (b) the execution, delivery and performance of this Agreement have been authorized by all necessary action, corporate or otherwise, on its part and do not violate any provisions of its charter or by-laws or any contractual obligations or requirement of law binding on it; and (c) this Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject, as to enforcement of remedies, to the following qualifications: (i) an order of specific performance and an injunction are discretionary remedies and, in particular, may not be available where damages are considered an adequate remedy at law, (ii) enforcement may be limited by bankruptcy, insolvency, liquidation, reorganization, reconstruction and other similar laws affecting enforcement of creditors' rights generally (insofar as any such law relates to the bankruptcy, insolvency or similar event of such Assignor and such Assignee) and (iii) enforcement may be subject to general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and may be limited by public policies which may affect the enforcement of certain rights or remedies provided for in this Agreement.

         4. Condition Precedent. The obligations of each Assignor and each Assignee hereunder shall be subject to the fulfillment of the condition that each Assignor shall have (i) received payment in full of the Purchase Price in accordance with Section 7 hereof; (ii) complied with other applicable provisions of Section 11.5(b) of the Loan Agreement; and (iii) paid all fees owing to the Assignees.

         5. Notice of Assignment. Each Assignor hereby gives notice to the other parties hereto of the assignment and assumption of the Assigned Commitments and hereby instructs the Borrower to make payments with respect to the Assigned Commitments directly to the Administrative Agent for the benefit of such Assignee as provided in the Loan Agreement; provided, however, that the Borrower and the Administrative Agent shall be entitled to continue to deal solely and directly with the Assignor in connection with the interests so assigned until
(i) the Administrative Agent shall have received counterparts of this Agreement duly executed by such Assignor, such Assignee and the Borrower, and (ii) each Assignor shall have delivered to the Administrative Agent any Notes that shall be subject to such assignment. From and after the date (the "Effective Date") on which the Administrative Agent shall notify the Borrower, such Assignee and such Assignor that (i) and (ii) shall have occurred and all consents, if any, required shall have been given, such Assignee shall be deemed to be a party to the Loan Agreement and, to the extent that rights and obligations thereunder shall have been assigned to such Assignee as provided herein, shall have the rights and obligations of a Lender under the Loan Agreement, and the Assignor shall be released from the liabilities of a Lender under the Loan Agreement, to the extent that the rights and obligations thereunder shall have been assigned to such Assignee as provided herein, and the Administrative Agent shall make a record thereof in the Register. After the Effective Date, and with respect to all such amounts accrued from the Assignment Date, (a) all interest, principal, fees, and other amounts that would otherwise be payable to such Assignor in respect of the Assigned Commitments shall be paid to such Assignee, (b) if such Assignor receives any payment on account of the Assigned Commitments, such Assignor shall promptly deliver such payment to such Assignee, and (c) any notices to such Assignee as a Lender under the Loan Agreement shall be sent to it at the address shown in Schedule 2 hereto. Each Assignee agrees to deliver to the Borrower and the Administrative Agent such Internal Revenue Service forms as may be required to establish that such Assignee is entitled to receive payments under the Loan Agreement without deduction or withholding of tax.

         6. Independent Investigation. Each Assignee acknowledges that it is purchasing the Assigned Commitments from the Assignors without recourse and, except as expressly provided in Section 3 hereof, without representation or warranty. Each Assignee further acknowledges that it has made its own independent investigation and credit evaluation of the Borrower in connection with its purchase of the Assigned Commitments, and has received copies of all Loan Documents that it has requested. Except for the representations or warranties expressly set forth in Section 3 hereof, each Assignee acknowledges that it is not relying on any representation or warranty of such Assignor, expressed or implied, including, without limitation, any representation or warranty relating to the legality, validity, genuineness, enforceability, collectibility, interest rate, repayment schedule or accrual status of the Assigned Commitments, the legality, validity, genuineness, or enforceability of the Loan Agreement or any other Loan Document (including those which purport to provide Collateral for the Loans) referred to in or delivered pursuant to the Loan Agreement, or the financial condition or creditworthiness of the Borrower. None of the Assignors has acted and will be acting as either the representative, agent or trustee of the Assignee with respect to matters arising out of or relating to the Loan Agreement or this Agreement. From and after the Effective Date, none of the Assignors shall have rights or obligations with respect to the Assigned Commitments.

         7. Method of Payment. All payments to be made by either party hereunder shall be in funds immediately available at the place of payment on the same day and shall be made by wire transfer to the account designated by the party to receive payment.

         8. Integration. This Agreement shall supersede any prior agreement or understanding between the parties (other than the Loan Agreement and the other Loan Documents) as to the subject matter hereof.

         9. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and shall be binding upon the parties, their successors and assigns. Delivery of a counterpart by facsimile shall be deemed delivery of an original hereto.

         10. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York applicable to contracts made and to be performed wholly within the State of New York.

                  [Remainder of Page Intentionally Left Blank]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.

ASSIGNORS:                                  TORONTO DOMINION (TEXAS), INC.


                                            By: _____________________________
                                            Name: ___________________________
                                            Title: __________________________


                                            FIRST UNION NATIONAL BANK


                                            By: _____________________________
                                            Name: ___________________________
                                            Title: __________________________


                                            NEWCOURT COMMERCIAL FINANCE
                                            CORPORATION, AN AFFILIATE OF THE CIT
                                            GROUP, INC.


                                            By: _____________________________
                                            Name: ___________________________
                                            Title: __________________________


ASSIGNEES:                                  CIBC INC.

                                            By: _____________________________
                                            Name: ___________________________
                                            Title: __________________________


                                            WACHOVIA BANK, N.A.

                                            By: _____________________________
                                            Name: ___________________________
                                            Title: __________________________

Agreed, Accepted and Consented to:

TRIVERGENT COMMUNICATIONS, INC.,
a South Carolina corporation


By: ______________________________
Name: ____________________________
Title: ___________________________


TORONTO DOMINION (TEXAS), INC.,
as Administrative Agent


By: ______________________________
Name: ____________________________
Title: ___________________________


NEWCOURT COMMERCIAL FINANCE
CORPORATION, an affiliate of The
CIT Group, Inc., as Documentation Agent


By: ______________________________
Name: ____________________________
Title: ___________________________

                                   SCHEDULE 1
                                       to
                       ASSIGNMENT AND ASSUMPTION AGREEMENT
                               REVISED COMMITMENTS
                          AND REVISED COMMITMENT RATIO

                                    Revolving Loan      Revolving Loan        Term Loan           Term Loan
Lenders                               Commitment       Committed Amount       Commitment       Commitment Amount


First Union Bank                     25.00000000%       $10,000,000.00       25.00000000%        $20,000,000.00


Newcourt Commercial Finance          25.00000000%       $10,000,000.00       25.00000000%        $20,000,000.00
Corporation, an affiliate of
The CIT Group, Inc.


Toronto Dominion (Texas), Inc.       25.00000000%       $10,000,000.00       25.00000000%        $20,000,000.00


CIBC Inc.                            16.66666666%        $6,666,666.66       16.66666666%        $13,333,333.34


Wachovia Bank, N.A.                   8.33333334%        $3,333,333.34        8.33333333%         $6,666,666.66


                                   SCHEDULE 2
                                       to
                       ASSIGNMENT AND ASSUMPTION AGREEMENT

                               LENDERS' ADDRESSES

--------------------------------------------------------------------------------
 LENDER                                     LENDERS' ADDRESS
--------------------------------------------------------------------------------
 Toronto Dominion (Texas), Inc.             909 Fannin, Suite 1700
                                            Houston, TX 77010
--------------------------------------------------------------------------------
 Newcourt Commercial Finance                2 Gatehall Drive
 Corporation, an affiliate of               Parsippany, New Jersey  07054
 The CIT Group, Inc
                                            Attn:  VP Credit
--------------------------------------------------------------------------------
 First Union National Bank                  One First Union Center
                                            Charlotte, NC  28288-0735

                                            Attn:  Mark Harden
--------------------------------------------------------------------------------
 CIBC Inc.                                  425 Lexington Avenue
                                            New York, NY  10017
--------------------------------------------------------------------------------
 Wachovia Bank, N.A.                        191 Peachtree Street, NE, 29th Floor
                                            Atlanta, Georgia  30303

                                            Attn: Communications Industry Group
--------------------------------------------------------------------------------

                       ASSIGNMENT AND ASSUMPTION AGREEMENT

         This Assignment and Assumption Agreement is made and entered into as of March 30, 2000, by and among Toronto Dominion (Texas), Inc., First Union National Bank and Newcourt Commercial Finance Corporation, an affiliate of The CIT Group, Inc. (each an "Assignor" and collectively, the "Assignors"), RFC Capital Corporation (the "Assignee"), TriVergent Communications, Inc., a South Carolina corporation (the "Borrower"), Newcourt Commercial Finance Corporation, an affiliate of The CIT Group, Inc., as documentation agent (the "Documentation Agent") and Toronto Dominion (Texas), Inc., as administrative agent (the "Administrative Agent").

                                    Recitals
                                    --------

         A. The Borrower, the Documentation Agent, the Administrative Agent and the Assignors are parties to a certain Loan Agreement dated as of February 1, 2000 (as amended, restated, supplemented or otherwise modified from time to time, the "Loan Agreement") among the Borrower, the financial institutions whose names appear as Lenders on the signature pages thereof (the "Lenders"), TD Securities (USA), Inc. and Capital Syndication Corporation, an affiliate of The CIT Group, Inc., as co-lead arrangers and co-book runners, the Documentation Agent, First Union National Bank, as syndication agent, and the Administrative Agent. Pursuant to the Loan Agreement, the Lenders have agreed to extend credit to the Borrower in an aggregate principal amount not to exceed at any time outstanding the Commitments (as defined in the Loan Agreement) (the "Assignors' Commitments"). No outstanding Loans have been made by the Assignors to the Borrower. All capitalized terms not otherwise defined herein are used herein as defined in the Loan Agreement.

         B. Each Assignor wishes to sell and assign to the Assignee, and the Assignee wishes to purchase and assume from the Assignors, as more particularly set forth herein, a portion of such Assignor's Commitments (the "Assigned Commitments").

         C. After giving effect to this Agreement, the Assignors' portions of the respective Commitments shall be deemed to be as set forth on Schedule 1 attached hereto.

The parties agree as follows:

         1. Assignment. Subject to the terms and conditions set forth herein, each Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignors, without recourse to the Assignors, on the date set forth above (the "Assignment Date") all rights and obligations of such Assignor under the Loan Agreement with respect to the Assigned Commitments. The assignment hereunder shall be made by each Assignor, on a pro rata basis, to the Assignee, based on the ratio of the Assigned Commitments purchased by the Assignee to the total amount of the Assigned Commitments of all Assignees. As full consideration for the sale of the Assigned Commitments, the Assignee shall pay to the Assignor on the Assignment Date such amount as shall have been agreed between the Assignee and such Assignor (the "Purchase Price").

         2. Consent and Undertaking. The Administrative Agent, the Documentation Agent, and the Borrower hereby consent to the assignment made herein, and the Borrower undertakes within five (5) Business Days from the Assignment Date, if requested to do so by the Assignors or Assignee, to provide new Notes to the Administrative Agent or its designee, for the benefit of the Assignees and the Assignors, as appropriate, to reflect the portion of the Revolving Loan Commitment and the Term Loan Commitment, as applicable, held by each of the Assignee and the Assignors after giving effect to the assignment contemplated by this Agreement. If applicable, each Assignor agrees on the Business Day following receipt by the Administrative Agent of the new Notes, to return its superseded Note to the Administrative Agent or its designee, which shall thereupon transmit the new Notes to the Assignors and the Assignee, as appropriate, and the superseded Notes to the Borrower for cancellation.

         3. Representations and Warranties. Each of the Assignors, severally but not jointly, represents and warrants to the Assignee that (i) assuming the continued truth and accuracy of the Borrower's representations and warranties contained in the Loan Agreement, such Assignor owns the interests being assigned hereby and (ii) such interests are free and clear of any Liens. Each Assignor represents and warrants to the Assignee and the Assignee represents and warrants to each Assignor that (a) it has full power and legal right to execute and deliver this Agreement and to perform the provisions of this Agreement; (b) the execution, delivery and performance of this Agreement have been authorized by all necessary action, corporate or otherwise, on its part and do not violate any provisions of its charter or by-laws or any contractual obligations or requirement of law binding on it; and (c) this Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject, as to enforcement of remedies, to the following qualifications:
(i) an order of specific performance and an injunction are discretionary remedies and, in particular, may not be available where damages are considered an adequate remedy at law, (ii) enforcement may be limited by bankruptcy, insolvency, liquidation, reorganization, reconstruction and other similar laws affecting enforcement of creditors' rights generally (insofar as any such law relates to the bankruptcy, insolvency or similar event of such Assignor and the Assignee) and (iii) enforcement may be subject to general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and may be limited by public policies which may affect the enforcement of certain rights or remedies provided for in this Agreement.

         4. Condition Precedent. The obligations of each Assignor and the Assignee hereunder shall be subject to the fulfillment of the condition that each Assignor shall have (i) received payment in full of the Purchase Price in accordance with Section 7 hereof; and (ii) complied with other applicable provisions of Section 11.5(b) of the Loan Agreement.

         5. Notice of Assignment. Each Assignor hereby gives notice to the other parties hereto of the assignment and assumption of the Assigned Commitments and hereby instructs the Borrower to make payments with respect to the Assigned Commitments directly to the Administrative Agent for the benefit of the Assignee as provided in the Loan Agreement; provided, however, that the Borrower and the Administrative Agent shall be entitled to continue to deal solely and directly with the Assignor in connection with the interests so assigned until (i) the Administrative Agent shall have received counterparts of this Agreement duly executed by such Assignor, the Assignee and the Borrower, and (ii) each Assignor shall have delivered to the Administrative Agent any Notes that shall be subject to such assignment. From and after the date (the "Effective Date") on which the Administrative Agent shall notify the Borrower, the Assignee and such Assignor that (i) and (ii) shall have occurred and all consents, if any, required shall have been given, the Assignee shall be deemed to be a party to the Loan Agreement and, to the extent that rights and obligations thereunder shall have been assigned to the Assignee as provided herein, shall have the rights and obligations of a Lender under the Loan Agreement, and the Assignor shall be released from the liabilities of a Lender under the Loan Agreement, to the extent that the rights and obligations thereunder shall have been assigned to the Assignee as provided herein, and the Administrative Agent shall make a record thereof in the Register. After the Effective Date, and with respect to all such amounts accrued from the Assignment Date, (a) all interest, principal, fees, and other amounts that would otherwise be payable to such Assignor in respect of the Assigned Commitments shall be paid to the Assignee, (b) if such Assignor receives any payment on account of the Assigned Commitments, such Assignor shall promptly deliver such payment to the Assignee, and (c) any notices to the Assignee as a Lender under the Loan Agreement shall be sent to it at the address shown in Schedule 2 hereto. The Assignee agrees to deliver to the Borrower and the Administrative Agent such Internal Revenue Service forms as may be required to establish that the Assignee is entitled to receive payments under the Loan Agreement without deduction or withholding of tax.

         6. Independent Investigation. The Assignee acknowledges that it is purchasing the Assigned Commitments from the Assignors without recourse and, except as expressly provided in Section 3 hereof, without representation or warranty. The Assignee further acknowledges that it has made its own independent investigation and credit evaluation of the Borrower in connection with its purchase of the Assigned Commitments, and has received copies of all Loan Documents. Except for the representations or warranties expressly set forth in
Section 3 hereof, the Assignee acknowledges that it is not relying on any representation or warranty of such Assignor, expressed or implied, including, without limitation, any representation or warranty relating to the legality, validity, genuineness, enforceability, collectibility, interest rate, repayment schedule or accrual status of the Assigned Commitments, the legality, validity, genuineness, or enforceability of the Loan Agreement or any other Loan Document (including those which purport to provide Collateral for the Loans) referred to in or delivered pursuant to the Loan Agreement, or the financial condition or creditworthiness of the Borrower. None of the Assignors has acted and will be acting as either the representative, agent or trustee of the Assignee with respect to matters arising out of or relating to the Loan Agreement or this Agreement. From and after the Effective Date, none of the Assignors shall have rights or obligations with respect to the Assigned Commitments.

         7. Method of Payment. All payments to be made by either party hereunder shall be in funds immediately available at the place of payment on the same day and shall be made by wire transfer to the account designated by the party to receive payment.

         8. Integration. This Agreement shall supersede any prior agreement or understanding between the parties (other than the Loan Agreement and the other Loan Documents) as to the subject matter hereof.

         9. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and shall be binding upon the parties, their successors and assigns. Delivery of a counterpart by facsimile shall be deemed delivery of an original hereto.

         10. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York applicable to contracts made and to be performed wholly within the State of New York.

                  [Remainder of Page Intentionally Left Blank]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.

ASSIGNORS:                                  TORONTO DOMINION (TEXAS), INC.


                                            By: _____________________________
                                            Name:____________________________
                                            Title: __________________________


                                            FIRST UNION NATIONAL BANK


                                            By: _____________________________
                                            Name:____________________________
                                            Title: __________________________


                                            NEWCOURT COMMERCIAL FINANCE
                                            CORPORATION, AN AFFILIATE OF THE CIT
                                            GROUP, INC.


                                            By: _____________________________
                                            Name:____________________________
                                            Title: __________________________


ASSIGNEE:                                   RFC CAPITAL CORPORATION
                                            By: _____________________________
                                            Name:____________________________
                                            Title: __________________________

Agreed, Accepted and Consented to:

TRIVERGENT COMMUNICATIONS, INC.,
a South Carolina corporation


By: ______________________________
Name:_____________________________
Title: ___________________________


TORONTO DOMINION (TEXAS), INC.,
as Administrative Agent


By: ______________________________
Name:_____________________________
Title: ___________________________


NEWCOURT COMMERCIAL FINANCE
CORPORATION, an affiliate of The
CIT Group, Inc., as Documentation Agent


By: ______________________________
Name:_____________________________
Title: ___________________________

                                   SCHEDULE 1
                                       to
                       ASSIGNMENT AND ASSUMPTION AGREEMENT
                               REVISED COMMITMENTS
                          AND REVISED COMMITMENT RATIO

                                    Revolving Loan      Revolving Loan        Term Loan           Term Loan
Lenders                               Commitment       Committed Amount       Commitment       Commitment Amount


First Union Bank                     20.83333333%       $8,333,333.33        20.83333333%        $16,666,666.67


Newcourt Commercial Finance          20.83333333%       $8,333,333.33        20.83333333%        $16,666,666.67
Corporation, an affiliate of
The CIT Group, Inc.


Toronto Dominion (Texas), Inc.       20.83333333%       $8,333,333.34        20.83333333%        $16,666,666.66

RFC Capital                          12.50000000%       $5,000,000.00        12.50000000%        $10,000,000.00

CIBC Inc.                            16.66666666%       $6,666,666.66        16.66666666%        $13,333,333.34


Wachovia Bank, N.A.                   8.33333334%       $3,333,333.34         8.33333333%         $6,666,666.66


TOTAL                                        100%      $40,000,000.00                100%        $80,000,000.00


                                   SCHEDULE 2
                                       to
                       ASSIGNMENT AND ASSUMPTION AGREEMENT

                               LENDERS' ADDRESSES

--------------------------------------------------------------------------------
 LENDER                                     LENDERS' ADDRESS
--------------------------------------------------------------------------------
 Toronto Dominion (Texas), Inc.             909 Fannin, Suite 1700
                                            Houston, TX 77010
--------------------------------------------------------------------------------
 Newcourt Commercial Finance                2 Gatehall Drive
 Corporation, an affiliate                  Parsippany, New Jersey  07054
 of The CIT Group, Inc
                                            Attn: VP Credit
--------------------------------------------------------------------------------
 First Union National Bank                  One First Union Center
                                            Charlotte, NC  28288-0735

                                            Attn: Mark Harden
--------------------------------------------------------------------------------
 RFC Capital                                130 E. Chestnut Street
                                            Columbus, Ohio 43215

                                            Attn: Mark Quinlan
--------------------------------------------------------------------------------